Exhibit 2

AUTHORIZATION

Reference is made to the Indenture dated as of October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”) between República Oriental del Uruguay (the “Republic”) and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein, including in any of the Annexes below, shall have the meanings ascribed to them in the Indenture.

The undersigned, acting on behalf of the Republic in the capacity specified below, hereby certifies that:

(A) An additional aggregate principal amount of U.S.$399,364,067 is hereby authorized for the 5.442% Global Bonds due 2037 (the “Reopening 2037 Bonds”) established as a Series of Debt Securities pursuant to Section 2.1 of the Indenture by the authorizations dated July 20, 2023 and October 29, 2025. The issuance of the Reopening 2037 Bonds in the aggregate principal amount of U.S.$399,364,067 is intended to be a further issuance of, and will be consolidated, form a single Series, and be fully fungible with the outstanding U.S.$2,000,065,096 5.442% Global Bonds due 2037, previously issued by the Republic on February 14, 2025 and October 29, 2025, to be delivered under the Indenture, as described in the Republic’s Prospectus dated July 5, 2023 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the Reopening 2037 Bonds dated July 28, 2026 (the “USD Prospectus Supplement”) and the pricing supplement relating to the Reopening 2037 Bonds dated July 28, 2026 (the “USD Pricing Supplement”), prepared in connection with the issuance of the Reopening 2037 Bonds, copies of which are attached hereto within Annex A;

(B) An additional aggregate principal amount of Ps. 52,177,088,971 is hereby authorized for the 8.000% Global Bonds due 2035 (the “Reopening 2035 Bonds” and, together with the Reopening 2037 Bonds, the “Bonds”) established as a Series of Debt Securities pursuant to Section 2.1 of the Indenture by the authorization dated October 29, 2025. The issuance of the Reopening 2035 Bonds in the aggregate principal amount of Ps. 52,177,088,971 is intended to be a further issuance of, and will be consolidated, form a single Series, and be fully fungible with the outstanding Ps. 54,018,277,920 8.000% Global Ps. Bonds due 2035, previously issued by the Republic on October 29, 2025, to be delivered under the Indenture, as described in the Republic’s Prospectus dated July 5, 2023 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the Reopening 2035 Bonds dated July 28, 2026 (the “UYU Prospectus Supplement”) and the pricing supplement relating to the Reopening 2035 Bonds dated July 28, 2026 (the “UYU Pricing Supplement”), prepared in connection with the issuance of the Reopening 2035 Bonds, copies of which are attached hereto within Annex A; and

(C) The Reopening 2037 Bonds and the Reopening 2035 Bonds shall have the terms and be subject to the conditions set forth in the certificates representing the Bonds, true, correct and complete specimens of which are attached hereto as Annex B-1 (in the case of the Reopening 2037 Bonds) and Annexes B-2, B-3 and B-4 (in the case of the Reopening 2035 Bonds).

Annex A	Base Prospectus, USD Prospectus Supplement, USD Pricing Supplement, UYU Prospectus Supplement and UYU Pricing Supplement

Annex B	Form of Bonds

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Republic has caused this Authorization to be duly executed.

Dated: August 5, 2026

REPÚBLICA ORIENTAL DEL URUGUAY

By:	/s/ Gabriel Oddone
Name: Gabriel Oddone
Title: Minister of Economy and Finance, República Oriental del Uruguay

[Signature Page – Indenture Authorization]

Acknowledged and agreed.

THE BANK OF NEW YORK MELLON,

as Trustee

By:	/s/ Kiara Arnold
Name: Kiara Arnold
Title: Agent

[Signature Page – Authorization]

ANNEX A

A-1

PROSPECTUS

República Oriental del Uruguay

Debt Securities

and/or

Warrants to Purchase Debt Securities

Uruguay may from time to time offer and sell its securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. Uruguay may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Uruguay may offer securities having an aggregate principal amount of up to US$5,817,198,438.66 (or the equivalent in other currencies) in the United States. The securities will be direct, general and unconditional foreign debt of Uruguay and will rank equal in right of payment among themselves and with all other unsubordinated foreign debt of Uruguay.

Uruguay may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

The trust indenture described in this prospectus contains collective action clauses with provisions regarding future modifications to the terms of debt securities issued thereunder that are described herein beginning on page 10. Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to the date hereof, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2023.

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities Uruguay may offer under the “shelf” registration statement it has filed with the SEC. Each time Uruguay sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

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adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

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adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

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other adverse factors, such as climatic or political events, international hostilities and global or national health considerations, including the outbreak of a pandemic or contagious disease, such as the coronavirus (“COVID-19”) pandemic.

DATA DISSEMINATION

On February 18, 2004, Uruguay became the 56th subscriber to the IMF’s Special Data Dissemination Standard or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For Uruguay, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx?ctycode=URY. Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Uruguay will use the net proceeds from the sale of securities for the general purposes of the government of Uruguay, including but not limited to the refinancing, repurchase or retirement of domestic and external indebtedness of the government. Uruguay may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that Uruguay may offer. Each time Uruguay offers securities, Uruguay will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Uruguay will issue the debt securities under an indenture dated October 27, 2015 (as amended from time to time, the “indenture”) between Uruguay and The Bank of New York Mellon, as trustee. Uruguay has filed the indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

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if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Uruguay to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which Uruguay will make payments;

•	the authorized denominations;

•	a description of any index Uruguay will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the indenture.

Uruguay may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

Uruguay may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Uruguay may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Uruguay will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

Uruguay is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated foreign debt (as defined below) of Uruguay for which the full faith and credit of Uruguay is pledged and will not have the benefit of any separate undertaking of other governmental entities (including Banco Central). The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the debt securities ratably with payments being made under any other foreign debt.

For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute, or otherwise) by Uruguay or Banco Central for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay.

Payment of Principal and Interest

Uruguay will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Global Securities” below.

Uruguay will arrange for payments to be made on any certificated debt securities to the registered holders of the debt securities on the specified payment dates. Uruguay may make such payments by wire transfer or by check mailed to the holder’s registered address.

If any date for an interest or principal payment on a debt security is a day on which banking institutions in New York City (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed, Uruguay will make the payment on the next New York City (or city where the relevant paying or transfer agent is located) banking day. No interest on the debt securities will accrue as a result of this delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay on Uruguay’s written request. Uruguay will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Uruguay’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the securities. See “— Limitation on Time for Claims” below.

Additional Amounts

All payments by Uruguay in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

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imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

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imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction;

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imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on the last date of such 30-day period; or

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in respect of any taxes, duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended as of the issue date (or any amended or successor version that is substantively comparable) (the “Code”) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation, rule or practice adopted pursuant to any such intergovernmental agreement or pursuant to any treaty or convention implementing such Sections of the Code.

As used in this paragraph, “relevant date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the debt securities. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the debt securities following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, Uruguay will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Uruguay or repayable before maturity at the option of the holder. Nevertheless, Uruguay may at any time repurchase the debt securities at any price in the open market or otherwise. Uruguay may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

Uruguay has agreed that as long as any of the debt securities remain outstanding or any amount payable by Uruguay under the indenture remains unpaid, Uruguay will not grant or allow any lien to be placed on its assets or revenues or the assets or revenues of Banco Central as security for any of its public foreign debt, unless it contemporaneously grants or allows a lien that provides security on the same terms for Uruguay’s obligations under the debt securities.

For this purpose:

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“lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the indenture becomes effective or at any time thereafter; and

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“public foreign debt” means any foreign debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

However, Uruguay may grant or agree to certain permitted types of liens, as described below:

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any lien on property to secure public foreign debt arising in the ordinary course of business to finance export, import or other trade transactions, which matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which that public foreign debt was originally incurred;

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any lien on property to secure public foreign debt that was incurred solely for the purpose of financing Uruguay’s acquisition of the property (or, in the case of public foreign debt guaranteed by Uruguay, acquisition by the relevant debtor);

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any lien on property arising by operation of law in connection with public foreign debt, including any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions;

•	any lien existing on property at the time of acquisition;

•	any lien in existence as of the issue date of the relevant series of debt securities; and

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any lien securing public foreign debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the holders of the public foreign debt agree to limit their recourse to the assets and revenues of project as the principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

Events of Default

Each of the following is an event of default under any series of debt securities:

1. Non-Payment: Uruguay’s failure for a period of 30 consecutive days to make a payment of principal or interest when due on any debt security of that series; or

2. Breach of Other Obligations: The failure for a period of 60 days following written notice to Uruguay by the trustee or holders representing 25% of the outstanding debt securities of that series to remedy the failure by Uruguay to observe or perform any of the covenants or agreements provided in the debt securities of that series or the indenture (other than a non-payment default); or

3. Cross Default:

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Uruguay fails to make a payment when due or within the applicable grace period on public foreign debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies);

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Any public foreign debt of Uruguay issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies) is accelerated due to an event of default, unless the acceleration is rescinded or annulled; or

4. Moratorium: Uruguay or certain courts declare a general suspension of payments or a moratorium on payment of Uruguay’s public foreign debt issued, or amended as to payment terms, on or after April 10, 2003; or

5. Validity:

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The validity of the debt securities of that series is contested in certain formal proceedings by Uruguay or by any governmental entity of Uruguay that has the legal power to contest the validity of the securities;

•	Uruguay denies any of its obligations to the holders of that series under the debt securities or the indenture; or

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A legislative or constitutional measure or a final decision by a court in Uruguay purports to render any material provision of the debt securities of that series invalid or to prevent or delay the performance of any of Uruguay’s material obligations under the securities; or

6. Failure of Authorizations: Any law, regulation or governmental authorization necessary for Uruguay to perform its material obligations under the debt securities of that series ceases to be in full force and effect or is modified in a manner that adversely affects the rights or claims of any of the holders; or

7. Judgments: Any of several special types of judgments is levied against all or any substantial part of the assets of Uruguay in connection with a monetary judgment exceeding US$60,000,000 (or its equivalent in other currencies) and Uruguay does not adequately satisfy, bond, contest in good faith, or receive a stay of execution in respect of, such judgment within 45 days; or

8. Illegality: Any applicable law, rule or regulation is adopted which would make it unlawful for Uruguay to comply with its obligations described in “Additional Amounts” above; or

9. IMF Membership: Uruguay ceases to be a member of the IMF.

If any of the above events of default occurs and is continuing with respect to debt securities of any series, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of that series to be due and payable immediately by giving written notice to Uruguay with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of Uruguay, unless Uruguay has remedied the event or events of default prior to receiving the notice.

Holders of debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

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following the declaration that the principal of the debt securities of that series has become due and payable immediately, Uruguay deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured, remedied or waived.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing, (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee, and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments, and Waivers—Collective Action

Uruguay may call a meeting of holders of debt securities of any series at any time regarding the indenture or the debt securities of the series. Uruguay will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Uruguay or the trustee will call a meeting of holders of debt securities of any series if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to Uruguay or the trustee (with a copy to Uruguay) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Uruguay will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. Uruguay will set the procedures governing the conduct of the meeting and if additional procedures are required, Uruguay, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. Uruguay will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Uruguay.

The holders of a series of debt securities may generally approve any proposal by Uruguay to modify or take action with respect to the indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by Uruguay that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	change the currency or place of payment of any amount payable;

•	modify Uruguay’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

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authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Uruguay or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without your consent as long as the change is approved, pursuant to one of the three following modification methods by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

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where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the indenture dated as of May 29, 2003 between Uruguay, as issuer, Banco Central del Uruguay, as financial agent and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (the “2003 indenture”) (“2003 debt securities”) are outstanding, if Uruguay certifies to the trustee and to the trustee under the 2003 indenture that a cross-series modification is being sought simultaneously with a “2003 indenture reserve matter modification,” the 2003 debt securities affected by such 2003 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if Uruguay seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2003 debt securities affected by the 2003 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2003 debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as though those 2003 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2003 debt securities, shall be governed exclusively by the terms and conditions of those 2003 debt securities and by the 2003 indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2003 debt securities pursuant to the amendment and modification provisions of such 2003 debt securities.

Uruguay may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2003 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2003 debt securities, pursuant to the 2003 indenture.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Uruguay will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Uruguay’s economic and financial circumstances that are in Uruguay’s opinion, relevant to the request for the proposed modification, a description of Uruguay’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Uruguay shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Uruguay’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Uruguay is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities has approved any amendment, modification or change to, or waiver of, debt securities or the indenture, or whether the required percentage of holders of debt securities of any series has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Uruguay or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality, except that (x) debt securities held by Uruguay or any public sector instrumentality of Uruguay or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Uruguay or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the central government of Uruguay, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Uruguay and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture (as it refers to such series) or such debt securities for the purpose of:

•	adding to Uruguay’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of Uruguay’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Uruguay and the trustee may determine and that does not materially adversely affect the interest of any holders of the debt securities of that series;

•	correcting a manifest error of a formal, minor or technical nature; or

•	conforming the provisions of the debt securities of that series to the description of such debt securities in the related prospectus or prospectus supplement.

Further Issues of Debt Securities

Uruguay may from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with less than a de minimis amount of original issue discount, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

If Uruguay issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Uruguay will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Uruguay may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Uruguay and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions Uruguay may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and will not constitute indebtedness of Uruguay.

Global Securities

The Depository Trust Company, or DTC, Euroclear Bank SA/NV, or Euroclear, and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Uruguay nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Uruguay may issue warrants or debt securities of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Uruguay refers to the intangible securities represented by a global security as “book-entry” securities.

Uruguay will deposit any global security it issues with a clearing system or its nominee. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Uruguay and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once Uruguay arranges for payments to be made to the registered holder, Uruguay will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Uruguay to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Uruguay.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

The Clearing Systems

The following description reflects Uruguay’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. Uruguay has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Unless otherwise specified in a prospectus supplement, Uruguay will issue securities in certificated form only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the securities represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any Certificated Securities issued under these circumstances shall be in registered form.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Uruguay or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agents; Transfer Agents; Registrar

Uruguay may appoint paying agents, transfer agents and a registrar with respect to each series of securities, which will be listed at the back of the relevant prospectus supplement. Uruguay may at any time appoint new paying agents, transfer agents and registrars with respect to a series. Uruguay, however, will at all times maintain a principal paying agent, a transfer agent and a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five business days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

Uruguay will also publish notices to the holders (a) in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, Uruguay will publish such notices in a leading English language daily newspaper with general circulation in Europe. Uruguay will consider any published notice to be given on the date of its first publication.

Limitation on Time for Claims

Claims against Uruguay for the payment of principal or interest on the securities (including additional amounts) must be made within four years after the date on which such payment first became due, or a shorter period if provided by law.

Governing Law

The securities and the indenture are governed by, and will be interpreted according to, the law of the State of New York unless otherwise specified in any series of securities, except that all matters related to the consent of holders and any modifications to the indenture or the securities will always be governed by and construed in accordance with the law of the State of New York.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The securities and the indenture provide that Uruguay will appoint and maintain at all times as its process agent CT Corporation System, with an office on the date of this Prospectus at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the securities and the indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City.

The process agent will receive on behalf of Uruguay and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except such actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. This service may be made by mailing or delivering a copy of this process to Uruguay at the address specified above for the process agent. Uruguay authorizes and directs the process agent to accept such service on its behalf.

Uruguay also will consent (as an alternative) to the service of process in any actions or proceedings, except such actions arising out of U.S. federal or state securities laws, in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in the indenture.

In addition, the trustee or, in actions permitted to be taken by the holders, the holders of securities may serve legal process in any other manner permitted by law and bring any action or proceeding against Uruguay or its property in the competent courts of other proper jurisdictions pursuant to applicable law.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for the trustee or the holders of securities to obtain judgments from courts in the United States or elsewhere against Uruguay. Furthermore, it may be difficult for the trustee or holders to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Uruguay.

In connection with any legal action relating to the securities, Uruguay will:

•

submit to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the securities; and

•

agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of Uruguay.

To the extent that Uruguay has or may acquire or have attributed to it any immunity under any law (including, to the fullest extent permitted, under Uruguayan law), Uruguay will waive that immunity in respect of any claims or actions regarding its obligations under the securities, except that Uruguay will not waive immunity from attachment prior to judgment and attachment in aid of execution under Uruguayan law. Uruguay agrees that this waiver shall be to the fullest extent permitted under the United States Foreign Sovereign Immunities Act of 1976 and is intended to be irrevocable for purposes of that law.

Uruguay reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to actions brought against it under United States federal securities laws or any state securities laws, and Uruguay’s appointment of the process agent will not extend to such actions. Without a waiver of immunity by Uruguay with respect to such actions, it would be impossible to obtain a United States judgment in an action against Uruguay unless a court were to determine that Uruguay is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to that action. However, even if a United States judgment could be obtained in an action under the Foreign Sovereign Immunities Act, it may not be possible to enforce in Uruguay a judgment based on that United States judgment.

Uruguay will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the securities, the posting of any security or the furnishing, directly or indirectly, of any other security.

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Indemnification for Foreign Exchange Rate Fluctuations

Uruguay’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Uruguay agrees to pay the difference. The holder, however, agrees to reimburse Uruguay for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Uruguay is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Uruguay for any excess.

TAXATION

The following discussion provides a general summary of certain Uruguayan and U.S. federal income tax considerations that may be relevant to you if you purchase, own or sell the debt securities. This summary is based on tax laws, regulations, rulings and decisions in effect on the date of this prospectus. All of these laws and authorities are subject to change, and any change could be effective retroactively. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein. Additional information may be included in the prospectus supplement with respect to a series of the securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.

Uruguayan Taxation

Under existing laws and regulations of Uruguay, if you are not a resident of Uruguay for tax purposes, the principal and interest payments that you receive on the debt securities will be exempt from taxation in Uruguay.

Uruguay will make all principal and interest payments on the debt securities without withholding or deducting any Uruguayan taxes. If the law requires Uruguay to withhold or deduct taxes, Uruguay will pay you any additional amounts necessary to ensure that you receive the same amount as you would have received without the withholding or deduction. For more information, see “Description of the Securities—Additional Amounts.”

United States Federal Taxation

The following is a summary of certain U.S. federal tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations, or Treasury Regulations, promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus and all of which are subject to change or to different interpretations, possibly with retroactive effect. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of investors, such as brokers or dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities classified as partnerships or partners therein, individuals present in the U.S. for more than 182 days in a taxable year, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special timing rules prescribed under section 451(b) of the Code or other aspects of United States federal, state or local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

U.S. Holders

In general, a U.S. holder who holds the debt securities or owns a beneficial interest in the debt securities will be subject to U.S. federal income taxation. You are a “U.S. holder” if you are a beneficial owner of debt securities that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities. If you are a U.S. holder, interest on the debt securities will be considered ordinary interest income at the time such payments are accrued or are received (in accordance with the method of accounting you use for tax purposes). It is expected, and this discussion assumes, that debt securities will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In the event the debt securities are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, on a constant-yield basis over the life of the debt securities before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

If you are a U.S. holder, when you sell, exchange or otherwise dispose of debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (except any amounts attributable to accrued but unpaid interest, which will be subject to tax as such) and your tax basis in the debt securities. You will generally recognize gain or loss on principal payments on a pro rata basis as principal payments are made. Your tax basis in a debt security generally will equal the cost of the debt security to you, reduced by amounts attributable to payments of principal previously received in respect of such debt security. If you are an individual and the debt security being sold, exchanged or otherwise disposed of is held for more than one year, you may be eligible for reduced rates of taxation on any capital gain realized. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders

Under current U.S. federal income tax law, if you are a beneficial owner of debt securities that is an individual, corporation, estate or trust that is not a U.S. holder (a “non-U.S. holder”), the interest that you receive on the debt securities generally will be exempt from U.S. federal income tax, including withholding tax, and any gain you realize on a sale or exchange of the debt securities generally will be exempt from U.S. federal income tax, including withholding tax. A debt security held by an individual holder who at the time of death is a non-resident alien will not be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns may also be required to be filed with the IRS in connection with payments made on the debt securities. If you are a United States person (as defined in the Code), you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number and certify that you are not subject to backup withholding. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certain certification procedures.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

Uruguay will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to Uruguay from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Uruguay may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from Uruguay for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Uruguay in the ordinary course of business.

Method of Sale

Uruguay may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If Uruguay uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Uruguay may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

Uruguay may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions Uruguay may pay those agents.

In compliance with applicable guidelines of the Financial Industry Regulatory Authority or “FINRA,” the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to the applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of the applicable prospectus supplement.

Uruguay may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, Uruguay may offer the securities to holders of other securities issued or guaranteed by Uruguay as consideration for Uruguay’s purchase or exchange of the other securities, including as part of a reprofiling of Uruguay’s public debt. Uruguay may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

Uruguay will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Uruguay cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Uruguay offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of, or supplied by, Uruguay or one of Uruguay’s agencies or instrumentalities relies on the authority of such publication as a public official document of Uruguay. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that Uruguay has filed with the SEC (of which this prospectus is a part) is included as an official public statement made on the authority of Ms. Azucena Arbeleche, the Minister of Economy and Finance of Uruguay.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

For Uruguay:

•	as to all matters of Uruguayan law, Counsel to the Ministry of Economy and Finance of Uruguay; and

•	as to all matters of U.S. law, Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to Uruguay or any other counsel to Uruguay named in the applicable prospectus supplement.

For the underwriters, if any:

•	as to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement; and

•	as to all matters of Uruguayan law, any Uruguayan counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Uruguayan law:

•

Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement, may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay; and

•	Any U.S. counsel to the underwriters may rely on the opinions of Counsel to the Ministry of Economy and Finance of Uruguay and any Uruguayan counsel to the underwriters.

As to all matters of U.S. law:

•

Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement; and

•	Any Uruguayan counsel to the underwriters may rely on the opinion of any U.S. counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Uruguay in the United States is Andrés Augusto Durán Hareau, the Uruguayan Chargé d’affaires ad interim in the United States of America, whose address is 1913 I Street N.W., Lobby, Washington, D.C. 20006.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that Uruguay filed with the U.S. Securities and Exchange Commission. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

Uruguay is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Any filings that Uruguay makes electronically are available to the public over the Internet at the SEC’s website (www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Incorporated documents are considered part of this prospectus. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2022 filed with the SEC on June 15, 2023 (File No. 333-07128) (the “2022 Annual Report”);

•	Amendment No. 1 on Form 18-K/A to the 2022 Annual Report, filed with the SEC on July 5, 2023 (File No. 333-07128); and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that Uruguay files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Debt Management Unit

Colonia 1089—Third Floor

11100 Montevideo

República Oriental del Uruguay

Fax No.: +598-2-1712-2688

Telephone No.:+598-2-1712-2785

Attention: Debt Management Unit

Website*: www.gub.uy/

*

Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on this website, and its contents are not intended to be incorporated by reference into this prospectus.

THE ISSUER

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089—Third Floor

11100 Montevideo

Uruguay

TRUSTEE, REGISTRAR,

TRANSFER AGENT AND

PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

LEGAL ADVISORS

To Uruguay as to U.S. law:	To Uruguay as to Uruguayan law:
Cleary Gottlieb Steen & Hamilton LLP	Dra. Luciana Velázquez
One Liberty Plaza	Counsel to the Ministry of Economy and
New York, New York 10006	Finance of the Republic of Uruguay
United States	Colonia 1089 11100 Montevideo
Uruguay

To the underwriters	To the underwriters
as to U.S. law:	as to Uruguayan law:
Allen Overy Shearman Sterling US LLP	Guyer & Regules
599 Lexington Avenue	Plaza Independencia 811
New York, New York 10022	11100 Montevideo
United States	Uruguay

República Oriental del Uruguay

Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-270970 and 333-297723

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED JULY 5, 2023

República Oriental del Uruguay US$399,364,067 5.442% USD Bonds due 2037

Pursuant to this prospectus supplement, the Republic of Uruguay (“Uruguay”) is offering US$399,364,067 5.442% USD Bonds due 2037 (the “Bonds”).

Maturity

The Bonds will mature on February 14, 2037. See “Description of the Bonds.”

Principal

Principal on the Bonds will be repaid in three nominally equal installments on February 14, 2035, February 14, 2036, and at maturity.

Interest

Interest on the Bonds will accrue at a rate of 5.442% per year from February 14, 2026 and will be payable in arrears on February 14 and August 14 of each year, commencing on August 14, 2026.

Bonds Optional Redemption

Uruguay may, at its option, redeem the Bonds, in whole or in part, before maturity on the terms described under “Description of the Bonds—Bonds Optional Redemption” in this prospectus supplement.

Fungibility

The Bonds are expected to be a further issuance of, and be consolidated, form a single series, and be fully fungible with Uruguay’s outstanding 5.442% USD Bonds due 2037 issued in an aggregate principal amount of US$1,500,065,096 on February 14, 2025 and US$500,000,000 on October 29, 2025. After giving effect to the offering, the total amount outstanding of Uruguay’s 5.442% USD Bonds due 2037 will be US$2,399,429,163.

Status

Direct, general, unconditional and unsubordinated foreign debt of Uruguay.

Issuance

The Bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”), the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) against payment on or about August 5, 2026.

Listing

Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurances can be given by Uruguay that such application will be approved or that such listing will be maintained.

The Bonds contain collective action clauses with provisions regarding future modifications to the terms of debt securities issued under an indenture between Uruguay and The Bank of New York Mellon dated October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”). Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to October 27, 2015 and that are described beginning on page 10 of the accompanying prospectus dated July 5, 2023, Uruguay may amend the payment provisions of any series of debt securities (including the Bonds) and other reserve matters listed in the Indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Some of the Bonds will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

	Per Bond(1)	Total
Public Offering Price(2)	100.630%	US$	401,880,060.62
Underwriting Discount	0.081%	US$	323,484.89
Proceeds, before expenses, to Uruguay	100.549%	US$	401,556,575.73

(1)	As a percentage of principal amount.
(2)

Plus accrued interest from February 14, 2026 to, but not including, August 5, 2026, totaling US$25.85 per US$1,000 principal amount of Bonds, and any additional interest from August 5, 2026 if settlement occurs after that date.

Investing in the Bonds involves risks. See “Risk Factors and Investment Considerations” beginning on page S-9 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Joint Book-running Managers

Citigroup	Goldman Sachs & Co. LLC	Itaú BBA

The date of this prospectus supplement is July 28, 2026.

INTRODUCTION

This prospectus supplements the Republic of Uruguay’s prospectus dated July 5, 2023, setting forth in general terms the conditions of the securities of the Republic of Uruguay issued under the Indenture under which the Bonds will be issued and should be read together with the Annual Report (as defined below), and any other amendments to the Annual Report.

The Bonds that Uruguay issues in the United States are being offered under (i) Uruguay’s registration statement (file No. 333-270970) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act on July 5, 2023 (the “2023 Registration Statement”) and (ii) Uruguay’s registration statement (file No. 333-297723) filed with the SEC under the Securities Act on July 27, 2026 (the “2026 Registration Statement” and, together with the 2023 Registration Statement, the “Registration Statements”). The accompanying prospectus is part of the 2023 Registration Statement, which became effective on July 7, 2023. The accompanying prospectus provides you with a general description of the debt securities that Uruguay may offer. This prospectus supplement contains specific information about the terms of the Bonds and may add or change information provided in the accompanying prospectus. Consequently, you should read this prospectus supplement together with the accompanying prospectus, as each contains information regarding Uruguay, the Bonds and other matters. You can inspect these documents at the office of the SEC listed in this prospectus supplement under “General Information—Where You Can Find More Information.” Uruguay has not authorized anyone else to provide you with different information. Uruguay and the underwriters are offering the Bonds only in jurisdictions where it is lawful to do so.

Uruguay is furnishing this prospectus supplement and the prospectus solely for use by prospective investors in connection with their consideration of a purchase of the Bonds. Uruguay confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading;

•	it has not omitted other facts the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

The Bonds are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the Bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the Bonds should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Accordingly, no Bonds may be offered or sold, directly or indirectly, and neither this prospectus supplement nor any offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations and the underwriters have represented that all offers and sales by them will be made on the same terms. Persons into whose possession this prospectus supplement comes are required by Uruguay and the underwriters to inform themselves about and to observe any such restriction. In particular, there are restrictions on the distribution of this prospectus supplement and the offer or sale of Bonds in Abu Dhabi, Argentina, Brazil, Canada, Chile, Dubai International Financial Centre, European Economic Area (“EEA”), Hong Kong, Japan, Peru, Singapore, Switzerland, Taiwan, the United Arab Emirates, the United Kingdom and Uruguay, see the section entitled “Underwriting.”

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NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in the EEA of Bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Bonds shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in the prospectus supplement.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement has been prepared on the basis that any offer of the Bonds in the UK will be made pursuant to an exception specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of the Bonds.

No disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Bonds or otherwise making them available to retail investors in the UK has been prepared.

This prospectus supplement is for distribution only to persons who: (i) are outside the UK; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

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STABILIZATION

In connection with the offering of the Bonds, the underwriters (or persons acting on their behalf) may over-allot Bonds (provided that, in the case of any Bonds to be admitted to trading on the Euro MTF Market, the aggregate principal amount of Bonds allotted does not exceed 105 per cent. of the aggregate principal amount of the Bonds subject to the offering) or effect transactions with a view to supporting the market price of the Bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 calendar days after the date on which Uruguay received the proceeds of the issue of the Bonds and 60 calendar days after the date of allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters (or persons acting on their behalf), on the Euro MTF Market of the Luxembourg Stock Exchange and/or on the over-the-counter market.

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INCORPORATION BY REFERENCE

Documents Filed with the SEC

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed with the SEC, are considered part of and are incorporated by reference in this prospectus supplement and any accompanying prospectus:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2025, filed with the SEC on July 27, 2026 (File No. 333-07128) (the “Annual Report”); and

•	each subsequent report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus supplement and prior to the closing date.

Any person receiving a copy of this prospectus supplement may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089 – Third Floor

11,100 Montevideo

República Oriental del Uruguay

Fax No: +598-2-1712-2688

Tel. No: +598-2-1712-2785

Email: debtinfo@mef.gub.uy

Attention: Debt Management Unit

DATA DISSEMINATION

Uruguay is a subscribing member of the International Monetary Fund’s (“IMF”) Special Data Dissemination Standard or SDDS. See “Data Dissemination” in the accompanying prospectus. Precise dates or “no-later-than-dates” for the release of data by Uruguay under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board located at http://dsbb.imf.org. Neither the Republic nor the underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus supplement accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus supplement.

CERTAIN DEFINED TERMS AND CONVENTIONS

Currency of Presentation

Unless otherwise stated, Uruguay has converted historical amounts translated into U.S. dollars (“U.S. dollars,” “dollars” or “US$”) or pesos (“ pesos,” “Uruguayan pesos” or “Ps.”) at historical annual average exchange rates. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

ENFORCEMENT OF CIVIL LIABILITIES

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

S-4

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Pursuant to Section 52 of Law N° 17,930, as amended pursuant to Section 15 of Law N°19,535, the Executive Power may either use available operating or investment expenses to pay judgments rendered against Uruguay for amounts in excess of 75,000,000 of Indexed Units (approximately US$12,376,102 as of July 24, 2026) even if the budget in effect at the time the judgment becomes enforceable does not include a specific expense allocation for that purpose or, alternatively, include a specific budgetary allocation in the budget submitted to Congress for the following fiscal year. Upon approval of the budget including such allocation, payment shall be made during the following year.

S-5

SUMMARY OF THE OFFERING

The information below presents a summary of certain terms of the Bonds. This summary must be read as an introduction to this prospectus supplement and the accompanying prospectus and any decision to invest in the Bonds should be based on a consideration of this prospectus supplement and the accompanying prospectus as a whole, including the documents incorporated by reference. This summary does not contain all of the information that may be important to you as a potential investor in the Bonds. You should read the Indenture and the form of Bonds before making your investment decision. Uruguay filed the Indenture and will file the form of Bonds with the SEC and will also file copies of these documents at the offices of the trustee.

Issuer	República Oriental del Uruguay.

Indenture	The Bonds are being issued under the Indenture.

Principal Amount	US$399,364,067.

Issue Price	100.630% of the principal amount, plus accrued interest from February 14, 2026 to, but not including, August 5, 2026, totaling US$25.85 per US$1,000 principal amount of securities, and any additional interest from August 5, 2026, if settlement occurs after that date.

Fungibility	The Bonds are expected to be a further issuance of and will be consolidated, form a single series, and be fully fungible with Uruguay’s outstanding 5.442% USD Bonds due 2037 issued in an aggregate principal amount of US$1,500,065,096 on February 14, 2025 and US$500,000,000 on October 29, 2025. After giving effect to the offering, the total amount outstanding of Uruguay’s 5.442% USD Bonds due 2037 will be US$2,399,429,163.

Maturity Date	February 14, 2037.

Payment of Principal	Principal will be repaid in three nominally equal installments on February 14, 2035, February 14, 2036, and at maturity.

Interest Rate	5.442% per year.

Payment of Interest	Amounts due in respect of interest will be accrued from February 14, 2026, and paid semi-annually in arrears on February 14 and August 14 of each year, commencing on August 14, 2026. Interest on the Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

Bonds Optional Redemption	The Bonds will be subject to redemption at the option of Uruguay before maturity. See “Description of the Bonds—Bonds Optional Redemption” in this prospectus supplement.

Form and Settlement	Uruguay will issue the Bonds in the form of one or more fully registered global securities, without interest coupons. No Bonds will be issued in bearer form.

Denominations	Uruguay will issue the Bonds only in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof.

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Withholding Tax and Additional Amounts	All payments by Uruguay in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Uruguay or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”) except as set forth in “Description of the Debt Securities— Additional Amounts” in the accompanying prospectus.

Use of Proceeds	The net proceeds to Uruguay from the sale of the Bonds will be approximately US$401,406,574.73, after deduction of the underwriting discount and of certain expenses payable by Uruguay estimated at US$473,485.89 in the aggregate. Uruguay intends to use the net proceeds of the sale of the Bonds for general purposes of the government, including financial investments and the refinancing, repurchase or retiring of domestic and external indebtedness, such as any of the securities targeted in the Global Tender Offer (as defined below) and/or the Local Tender Offer (as defined below) validly tendered and accepted in the Tender Offers (as defined below).

UYU Offering	Concurrently with this offering, the Republic is also offering an additional Ps. 52,177,088,971 principal amount of its existing Peso-denominated 8.000% Global Bonds due 2035 (the “Peso-denominated bonds”). The Peso-denominated bonds will be offered pursuant to separate prospectuses to be filed with the SEC.

Concurrent Tender Offers	Concurrently with this offering, the Republic has also announced a series of liability management transactions (the “Tender Offers”) consisting of (i) a tender offer to purchase for cash its 4.375% Global USD Bonds due 2027, 8.500% Global Ps. Bonds due 2028 and 4.375% Global UI Bonds due 2028 (the “Global Tender Offer”) and (ii) a tender offer to purchase for cash its certain Uruguay law-governed securities issued by Banco Central maturing in 2026 and 2027 and Uruguay law-governed treasury notes maturing in 2026, 2027 and 2029 (the “Local Tender Offer”), subject to the terms and conditions of each such offer. This prospectus supplement does not constitute a solicitation of an offer to sell any securities of the Republic in the Global Tender Offer or Local Tender Offer. Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc. are expected to act as dealer managers in the Global Tender Offer.

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Further Issues	Uruguay may from time to time, without the consent of holders of the debt securities of any series, create and issue additional Bonds having the same terms and conditions as the previously outstanding 5.442% USD Bonds due 2037, except for issue date, issue price and the first payment; provided, however, that any additional Bonds subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Bonds; (b) in a “qualified reopening” of the Bonds; or (c) with no greater amount of original issue discount than the previously outstanding 5.442% USD Bonds due 2037 as of the date of the issue of such additional Bonds, unless such additional Bonds have a separate CUSIP, ISIN or other identifying number from the previously outstanding 5.442% USD Bonds due 2037. Such additional Bonds will be consolidated with and will form a single series with the previously outstanding 5.442% USD Bonds due 2037.

Governing Law and Jurisdiction	State of New York.

Settlement Date	August 5, 2026.

Listing	Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurances can be given by Uruguay that such application will be approved or that such listing will be maintained.

Taxation	For a discussion of certain U.S. federal tax consequences associated with the Bonds, see “Taxation—United States Federal Income Tax Considerations” in this prospectus supplement and “Taxation” in the accompanying prospectus. For a discussion of Uruguayan tax consequences associated with the Bonds, see “Taxation—Uruguayan Income Tax Considerations” in this prospectus supplement and “Taxation” in the accompanying prospectus. You should consult your own tax advisors regarding the possible tax consequences under the laws of jurisdictions that apply to you and to your ownership and disposition of the Bonds.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

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RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the Bonds involves a significant degree of risk. Investors are urged to read carefully the entirety of the accompanying prospectus together with this prospectus supplement and to note, in particular, the following considerations.

Risk Factors and Investment Considerations Relating to the Bonds

Enforcement of Civil Liabilities; Waiver of Sovereign Immunity.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for you or the trustee to obtain or enforce judgments of courts in the United States or elsewhere against Uruguay. See “Description of the Securities— Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment,” in the accompanying prospectus and “Enforcement of Civil Liabilities” in this prospectus supplement.

Market for the Bonds.

Uruguay has been advised by the underwriters that the underwriters may make a market in the Bonds but they are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given as to the liquidity of the trading market for the Bonds or that a market for the Bonds will be maintained. The price at which the Bonds will trade in the secondary market is uncertain. Even if the Bonds are listed, there is no assurance that the listing will be maintained. Prevailing interest rates, exchange rates, economic conditions in Uruguay and general market conditions could affect the price of the Bonds. This could cause the Bonds to trade at prices that may be lower than their principal amount or their offering price.

Risk Factors and Investment Considerations Relating to Uruguay

Uruguay remains vulnerable to regional and global shocks, which could arise from significant economic difficulties in its major trading partners (particularly Argentina, Brazil and China) or by more general “contagion” effects, including those precipitated by geopolitical conflicts such as the Russia-Ukraine conflict, or conflicts in the Middle-East. Such trade and financial external shocks and “contagion” effects could have a material adverse effect on Uruguay’s economic growth and funding conditions faced by the government in international capital markets.

Weak, flat or negative economic growth of any of Uruguay’s major trading partners, such as Brazil, Argentina and China has in the past, and could in the future, materially affect Uruguay’s exports to those markets and, in turn, adversely affect economic growth.

Uruguay’s economy may also be affected by conditions (including trade and Central Bank policies) in developed economies, which are significant trading partners of Uruguay or have influence over world economic cycles. For example, if interest rates increase significantly in developed economies, including the United States and Europe, Uruguay and its developing economy trading partners, such as Brazil and Argentina, could find it more difficult and expensive to borrow capital and refinance existing debt, which could adversely affect economic growth in those countries. Additionally, decreased growth on the part of Uruguay’s trading partners could have a material adverse effect on the markets for Uruguay’s exports and, in turn, adversely affect economic growth.

Furthermore, the Russia-Ukraine conflict and conflicts in the Middle-East have contributed to significant variations on global prices for certain commodities, including oil of which Uruguay is a net importer, and affected conditions in the international capital markets. While the full extent of the impact of these conflicts remains to be seen as of the date of this prospectus supplement, the effects of such conflicts could materially affect the performance of the Uruguayan economy, and, as a result, negatively affect Uruguay’s ability to raise funding in the external debt markets in the future and its ability to perform its obligations under the Bonds.

Uruguay’s economy may be affected by “contagion” effects, as international investors’ reactions to events occurring in one developing country sometimes appear to follow a cascading pattern, in which an entire region or investment class is disfavored by international investors.

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Domestic factors could lead to a reduced growth and decrease of foreign investment in Uruguay.

Adverse domestic factors, such as domestic inflation, high domestic interest rates, exchange rate volatility and political uncertainty could lead to lower growth in Uruguay, declines in foreign direct and portfolio investment and potentially lower international reserves. In addition, any of these factors may adversely affect the liquidity of, and trading markets for, Uruguay’s bonds.

There can be no assurances that Uruguay’s credit ratings will improve or remain stable, or that they will not be downgraded, suspended or cancelled by the rating agencies.

Uruguay’s long-term foreign-currency debt is currently rated investment grade with a stable outlook by the three leading rating agencies, and it was recently upgraded by one of them.

Ratings address the creditworthiness of Uruguay and the likelihood of timely payment of Uruguay’s long- term bonds. Uruguay’s credit ratings may not improve and they may adversely affect the trading price of Uruguay’s debt securities (including the Bonds), which could potentially affect Uruguay’s cost of funds in the international capital markets and the liquidity of and demand for Uruguay’s debt securities.

The outbreak of pandemics, such as the pandemic caused by the coronavirus, could have an adverse effect on the Uruguayan economy.

The long-term effects on the global economy and the Uruguayan economy of pandemics and other public health crises, such as COVID-19, are difficult to assess or predict, and may include risks to citizens’ health and safety, as well as reduced economic activity.

In addition, epidemics and other health crisis may result in increased public sector expenditures, including but not limited to, expenditures to mitigate the deterioration of living conditions of the population. Additional public sector expenditures could in turn result in the incurrence of additional debt or deployment of sovereign fund savings or other financial assets in material amounts. We cannot predict the evolution of any epidemics and other public health crises in the world or Uruguay, nor any related restrictions that may be imposed as a result.

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USE OF PROCEEDS

The net proceeds to Uruguay from the sale of the Bonds will be approximately US$401,406,574.73, after deduction of the underwriting discount and of certain expenses payable by Uruguay estimated at US$473,485.89 in the aggregate. Uruguay intends to use the net proceeds of the sale of the Bonds for general purposes of the government, including financial investments and the refinancing, repurchase or retiring of domestic and external indebtedness, such as any of the securities targeted in the Tender Offers.

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DESCRIPTION OF THE BONDS

Uruguay is issuing the Bonds under the Indenture. The information contained in this section and in the accompanying prospectus summarizes some of the terms of the Bonds and the Indenture. You should read the information set forth below together with the section “Description of the Securities” in the accompanying prospectus, which summarizes the general terms of the Bonds and the Indenture. You should read the Indenture and the form of Bonds before making your investment decision. Uruguay has filed the form of Indenture and will file the form of the Bonds with the SEC and will also file copies of these documents at the offices of the trustee.

The accompanying prospectus sets forth the general terms of the Bonds. This prospectus supplement describes the terms of the Bonds in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

The Bonds will:

•	be issued in an aggregate principal amount of US$399,364,067, and after giving effect to the offering, the total outstanding amount of Uruguay’s 5.442% USD Bonds due 2037 will be US$2,399,429,163;

•	mature on February 14, 2037;

•

be represented by one or more global securities in fully registered form only, without coupons, as more fully described under “Registration and Book-Entry System” below only in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof;

•	be available in certificated form only under certain limited circumstances;

•	constitute direct, general, unconditional and unsubordinated foreign debt of Uruguay;

•

rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the Bonds ratably with payments being made under any other foreign debt. For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute or otherwise) by Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay;

•	pay principal in three nominally equal installments on February 14, 2035, February 14, 2036 and at maturity;

•	will be redeemable at the option of Uruguay before maturity (see “—Bonds Optional Redemption”);

•	pay all amounts due in respect of principal or interest in U.S. dollars; and

•

contain “collective action clauses” under which Uruguay may amend certain key terms of the Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the Bonds.

Interest on the Bonds will:

•	accrue at a rate of 5.442% per year, commencing on February 14, 2026 and ending on the maturity date;

•

be payable semi-annually in arrears on February 14 and August 14 of each year, commencing on August 14, 2026, to persons in whose names the Bonds in the form of global securities are registered at the close of business on February 13 and August 13, as the case may be, preceding each payment date; and

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•	be calculated on the basis of a 360 day year of twelve 30 day months.

For purposes of all payments of interest, principal or other amounts contemplated herein, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in the City of New York (or in the city where the relevant paying or transfer agent is located).

Bonds Optional Redemption

Prior to November 14, 2036 (three months prior to the maturity date of the Bonds) (the “Par Call Date”), Uruguay may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places and calculated by Uruguay) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed discounted to the redemption date (assuming the Bonds matured on the Par Call Date and taking into account the interest rate applicable on the Bonds on the redemption date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, Uruguay may redeem the Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Uruguay in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Uruguay after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Uruguay shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period (the “Remaining Life”) from the redemption date to the date that reflects the remaining weighted average life of the Bonds (assuming the last amortization payment on the Bonds is made on the Par Call Date) (the “WAL Date”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the WAL Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

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If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, Uruguay shall calculate the Treasury Rate based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the WAL Date, as applicable. If there is no United States Treasury security maturing on the WAL Date but there are two or more United States Treasury securities with a maturity date equally distant from the WAL Date, one with a maturity date preceding the WAL Date and one with a maturity date following the WAL Date, Uruguay shall select the United States Treasury security with a maturity date preceding the WAL Date. If there are two or more United States Treasury securities maturing on the WAL Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Uruguay shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this and the preceding paragraphs, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Uruguay’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be given as described under “—Notices” at least 10 days but not more than 60 days before the redemption date to each holder of Bonds to be redeemed. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and Uruguay will not be obligated to redeem the Bonds.

In the event that fewer than all of the Bonds are to be redeemed at any time, selection of Bonds for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Bonds are listed or if such securities exchange has no requirement governing redemption or the Bonds are not then listed on a securities exchange, by lot (or, in the case of Bonds issued in global form, based on the applicable procedures of DTC). If Bonds are redeemed in part, the remaining outstanding amount of any Bond must be at least equal to US$1.00 and be an integral multiple of US$1.00.

Unless Uruguay defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Bonds called for redemption.

Payment of Principal and Interest

If any date for an interest or principal payment on a Bond is not a Business Day, Uruguay will make the payment on the next Business Day. No interest on the Bonds will accrue as a result of any such delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any Bonds is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay upon Uruguay’s written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Uruguay will hold the unclaimed money in trust for the relevant holders until four years from the date on which the payment first became due.

Global Bonds

Payments of principal, interest and additional amounts, if any, in respect of the Bonds will be made to DTC or its nominee, as the registered holder of those global securities. Uruguay expects that the holders will be paid in accordance with the procedures of DTC and its participants. Neither Uruguay nor the trustee, which will act as Uruguay’s principal paying agent, shall have any responsibility or liability for any aspect of the records of, or payments made by, DTC or its nominee, or any failure on the part of DTC in making payments to holders of the Bonds from the funds it receives.

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Certificated Bonds

Uruguay will arrange for payments to be made on any Bonds in certificated form to the person in whose name the certificated Bonds are registered, by wire transfer or by check mailed to the holder’s registered address.

Additional Amounts

All payments by Uruguay in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Bonds in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•

imposed by reason of a holder or beneficial owner of a Bond having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the Bond or receiving payments of any nature on the Bond or enforcing its rights in respect of the Bond;

•

imposed by reason of the failure of a holder or beneficial owner of a Bond, or any other person through which the holder or beneficial owner holds a Bond, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

•

imposed by reason of a holder or beneficial owner of a Bond, or any other person through which the holder or beneficial owner holds a Bond, having presented the Bond for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the Bond for payment on the last date of such 30-day period.

As used in this paragraph, “relevant date” in respect of any Bond means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the Indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the Indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Bonds. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the Bonds following the occurrence of any event of default described in “—Events of Default.”

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Unless the context requires otherwise, any references in this prospectus supplement to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Further Issues of Bonds

Uruguay may from time to time, without the consent of holders of the debt securities of any series, create and issue additional Bonds having the same terms and conditions as the previously outstanding 5.442% USD Bonds due 2037 in all respects, except for issue date, issue price and the first payment; provided, however, that any additional Bonds subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Bonds; (b) in a “qualified reopening” of the Bonds; or (c) with no greater amount of original issue discount than the previously outstanding 5.442% USD Bonds due 2037 as of the date of the issue of such additional Bonds, unless such additional Bonds have a separate CUSIP, ISIN or other identifying number from the previously outstanding 5.442% USD Bonds due 2037. Such additional Bonds will be consolidated with and will form a single series with the previously outstanding 5.442% USD Bonds due 2037.

Paying Agents and Transfer Agent

So long as any Bonds remain outstanding, Uruguay will maintain a paying agent, a transfer agent, a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five business days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

In addition, Uruguay will publish notices to holders of the Bonds by means of press releases published in an international news service.

So long as a clearing system, or its nominee or common custodian, is the registered holder of a Bond represented by a global security or securities, each person owning a beneficial interest in a global security must rely on the procedures of that clearing system to receive notices provided to it. Each person owning a beneficial interest in a global security who is not a participant in a clearing system must rely on the procedures of the participant through which the person owns its interest in the global security to receive notices provided to the clearing system.

Consent to Service

The Bonds will provide that Uruguay will appoint and maintain at all times a process agent in the city of New York. Uruguay has appointed as its process agent the Consul General of the Republic in New York, with an office on the date of this prospectus supplement at 633 Third Avenue, Suite 13G, New York, New York 10017, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the Bonds or the Indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. See “Description of the Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment.”

Registration and Book-Entry System

Global Bonds

The Bonds will be represented by interests in one or more permanent global securities in definitive fully registered form, without interest coupons attached, which will be registered in the name of a nominee for DTC and which will be deposited on or before the settlement date with a custodian for DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent the holders’ beneficial interests in the global security. These financial institutions will record the ownership and transfer of the holders’ beneficial interests through book-entry accounts, eliminating the need for physical movement of securities.

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If holders wish to hold securities through the DTC system, holders must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. Euroclear and Clearstream participate in DTC through their New York depositaries. Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants.

If holders so choose, holders may hold their beneficial interests in the global security through Euroclear or Clearstream, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global security in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

In sum, holders may elect to hold their beneficial interests in a global security:

•	in the United States, through DTC;

•	outside the United States, through Euroclear or Clearstream; or

•	through organizations that participate in such systems.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global securities through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the Bonds. The ability of Euroclear or Clearstream to take actions as a holder under the Bonds or the Indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Owners of a beneficial interest in the global securities will generally not be considered holders of any Bonds under the Indenture for the Bonds.

The laws of some jurisdictions require that certain persons take physical delivery of securities in certificated form. Consequently, a holder’s ability to transfer beneficial interests in a global security may be limited.

Certificated Securities

Uruguay will issue securities in certificated form in exchange for interests in a global security only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the Bonds represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the Bonds and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any certificated security issued under these circumstances shall be in registered form.

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If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee in New York City as specified in the Indenture, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of a premium or interest on the securities.

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CLEARANCE AND SETTLEMENT

The information in this section concerning DTC, Euroclear and Clearstream, and their book-entry systems has been obtained from sources Uruguay believes to be reliable. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of its obligations under its rules and procedures, or for the performance by direct or indirect participants of its obligations under the rules and procedures of the clearing systems.

Arrangements have been made with each of DTC, Euroclear and Clearstream to facilitate initial issuance of the Bonds. Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold the Bonds through DTC and investors who hold or will hold the Bonds through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

The Clearing Systems

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Persons who have accounts with DTC (“DTC Participants”) include the Joint Bookrunners, the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers of ownership or other interests in Bonds in DTC may be made only through DTC participants. In addition, beneficial holders of Bonds in DTC will receive all distributions of principal of and interest on the Bonds from the trustee through such DTC participant.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with EuroClear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc., securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Bonds held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the depositary for Euroclear.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary.

Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including the Joint Bookrunners, other securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to Bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream.

Initial Settlement

Upon the issuance of the Bonds, DTC or its custodian will credit on its internal system the respective principal amounts of the individual beneficial interests represented by the Bonds to the accounts of DTC participants. Ownership of beneficial interests in the Bonds will be limited to persons who have accounts with DTC Participants, including the respective depositaries for Euroclear and Clearstream or indirect DTC Participants. Ownership of beneficial interests in the Bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of DTC Participants, and the records of DTC Participants, with respect to interests of indirect DTC Participants.

Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers’ securities accounts for Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important for holders to establish at the time of a secondary market trade the location of both the purchaser’s and holder’s accounts to ensure that settlement can be on the desired value date. Although DTC, Euroclear and Clearstream have agreed to the following procedures in order to facilitate transfers of interests in the Bonds among participants of Euroclear, Clearstream and DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Uruguay nor any paying agent or the registrar will have any responsibility for the performance by Euroclear, Clearstream or DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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Trading Between DTC Accountholders

Secondary market trading of Bonds represented by the book-entry security between DTC accountholders will trade in DTC’s settlement system and will therefore settle in same-day funds.

Trading Between Euroclear and/or Clearstream Participants

Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream, or Euroclear Purchaser

When interests in the Bonds are to be transferred from the account of a DTC accountholder to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the beneficial interest against payment. Payment will include interest accrued on the beneficial interest in the Bonds from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the depositary to the DTC participant through which the seller holds its Bonds, which will make payment to the seller, and the Bonds will be credited to the depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the interest in the Bonds to the account of the participant through which the purchaser is acting. This interest in the Bonds will appear the next day, European time, after the settlement date, but will be back-valued to and the interest of the applicable Bonds will accrue from the value date, which will be the preceding day when settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will be valued instead as of the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of Bonds, will need to make funds available to Euroclear or Clearstream in order to pay for the Bonds on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

As an alternative, if Clearstream or Euroclear has extended a line of credit to a Clearstream or Euroclear participant, the participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing interests in the Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the beneficial interests in such Bonds were credited to their accounts. However, interest on the book-entry security would accrue from the value date. Therefore, in many cases the investment income on the beneficial interest in the Bonds earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC accountholders can employ their usual procedures for transferring Bonds to the respective depositaries of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC accountholders, a cross-market sale transaction will settle no differently from a trade between two DTC accountholders.

Finally, day traders that use Clearstream or Euroclear to purchase interests in the Bonds from DTC accountholders for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures,

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•

borrowing the interests in the United States from a DTC accountholder no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade, or

•

staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC accountholder is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Trading Between Euroclear or Clearstream Seller and DTC Purchaser

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant, at least one business day prior to settlement. Clearstream or Euroclear will instruct its depositary to credit the interest in the Bonds to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. Payment will include interest accrued on the beneficial interest in the Bonds from and including the last interest payment date to and excluding the settlement date. The payment will then be credited to the account of the Clearstream participant or Euroclear participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date the receipt of the cash proceeds and securities debit would instead be valued as of the actual settlement date.

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TAXATION

The following discussion summarizes certain Uruguayan and United States federal income tax considerations that may be relevant to you if you acquire the Bonds. This summary is based on laws and regulations in effect as of the date of this prospectus supplement, which may change. Any change could affect the continued validity of this summary. This discussion supplements, and to the extent that it differs, replaces the “Taxation” section contained in the accompanying prospectus. This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of holding Bonds, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Uruguayan Income Tax Considerations

The following discussion summarizes certain aspects of Uruguayan income taxation that may be relevant to you if you are a Non-Resident Holder of Bonds. For the purposes of this summary, you are a “Non-Resident Holder” if you are a holder of Bonds who is an individual that is a non-resident of Uruguay or a legal entity that is not organized in Uruguay. This summary may also be relevant to you if you are a Non-Resident Holder of Bonds in connection with the holding and disposition of the Bonds. The summary is based on Uruguayan laws, rules and regulations now in effect, all of which may change. This summary is not intended to constitute a complete analysis of the income tax consequences under Uruguayan law of the receipt, ownership or disposition of the Bonds, in each case if you are a non-resident of Uruguay, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Uruguay.

Under Uruguayan law, as currently in effect, if you are a Non-Resident Holder of Bonds and you do not, maintain a permanent establishment in Uruguay, interest and principal payments on the Bonds will not be subject to Uruguayan income or withholding tax. If you are a Non-Resident Holder and you obtain capital gains resulting from any trades of Bonds effected between or in respect of accounts maintained by or on behalf of you, you will not be subject to Uruguayan income or other Uruguayan taxes where you have no connection with Uruguay other than as a holder of an interest in Bonds nor a permanent establishment. If you are a Non-Resident Holder and you do not maintain a permanent establishment in Uruguay, payments of interest and principal on Bonds to you, and any gain realized upon the disposition of Bonds by you, will not be subject to Uruguayan taxes. Furthermore, if you are a Non-Resident Holder who maintains a permanent establishment in Uruguay, the tax exemptions above mentioned, may also be applicable.

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a U.S. holder (as defined in the “Taxation” section contained in the accompanying prospectus). This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of Bonds that purchase the Bonds in this offering at the offering price listed on the front page of this prospectus supplement and hold the Bonds as capital assets. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Bonds as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, U.S. holders engaged in a trade or business in Uruguay or who maintain a permanent establishment in Uruguay, or persons that have a “functional currency” other than the U.S. dollar. Moreover, this discussion does not address all the U.S. federal income tax considerations that may be relevant to prospective purchasers of Bonds who also participate in the Tender Offers, and such prospective purchasers should consult their own tax advisors regarding the consequences to them of their sale of bonds in the Tender Offers and the acquisition, ownership and disposition of the Bonds in their particular circumstances.

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This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign, U.S. federal estate, gift or other tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding Bonds under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

Qualified Reopening. It is expected that the Bonds offered by this prospectus supplement (the “additional Bonds”) will be issued pursuant to a “qualified reopening” of the Bonds issued on February 14, 2025 (the “original Bonds”) for United States federal income tax purposes. In such case, the additional Bonds will be deemed to have the same issue date and the same issue price as the original Bonds for U.S. federal income tax purposes. The original Bonds had an issue price equal to 100.00% of the stated principal amount. The remainder of this discussion assumes that the additional Bonds will be issued pursuant to a qualified reopening of the original Bonds for U.S. federal income tax purposes.

Pre-Reopening Accrued Interest. The initial offering price for the additional Bonds will include amounts attributable to unpaid stated interest accrued from February 14, 2026 through the closing date of this offering, which Uruguay calls “pre-reopening accrued interest.” Pre-reopening accrued interest will be included in the accrued interest to be paid on the Bonds on the first interest payment date after the issuance of the Bonds. In accordance with applicable U.S. Treasury regulations, for U.S. federal income tax purposes, Uruguay will treat the Bonds as having been purchased for a price that does not include any pre-reopening accrued interest. Uruguay intends to treat the portion of the first stated interest payment equal to the pre-reopening accrued interest as a nontaxable return of such pre-reopening accrued interest and, accordingly, it generally will not be includable in income. Pre-reopening accrued interest so treated and not included in income should not form part of any amortizable bond premium, as discussed below. Prospective investors should consult their tax advisors regarding the tax treatment of pre-reopening accrued interest.

Payments of Interest. Payments of interest (including additional amounts, if any) generally will be taxable to you as ordinary interest income at the time that such payments are accrued or are received in accordance with your method of tax accounting.

Bond Premium. If you purchase an additional Bond at a price (excluding pre-reopening accrued interest) greater than its stated principal amount, you will be considered to have purchased the additional Bond at a premium, and may elect to amortize such premium as an offset to interest income, using a constant-yield method, over the remaining term of the additional Bond. If you elect to amortize such premium, you must reduce your tax basis in the additional Bonds by the amount of the premium amortized during your holding period. Such election, once made, generally applies to all debt instruments held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the “IRS”). If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the additional Bond matures or is disposed of by you. Therefore, if you do not elect to amortize such premium and hold the additional Bond to maturity, you generally will be required to treat the premium as capital loss when the additional Bond matures.

Payments of Principal and Sale or Retirement.

Upon the sale, exchange, retirement or other disposition of the additional Bonds, you generally will recognize gain or loss equal to the difference between the amount realized on the transaction (less any amount attributable to accrued but unpaid interest, which will be taxable as such) and your tax basis in the additional Bond. Your tax basis in an additional Bond generally will be equal to the amount that you paid for the additional Bond, excluding any amount attributable to pre-reopening accrued interest and reduced by any amortizable bond premium previously amortized and any previous principal installment payments received by you. Any gain or loss recognized on a taxable disposition of an additional Bond will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of an additional Bond, you have held the additional Bond for more than one year, the gain or loss will be long-term capital gain or loss. Otherwise, the gain or loss will be short -term capital gain or loss. Long-term capital gains realized by a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

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Information Reporting and Backup Withholding. Payments in respect of the additional Bonds that are paid within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting, unless you are an exempt recipient that establishes your exemption when required. Such payments to you if you are a non-exempt recipient may also be subject to backup withholding, unless you provide an accurate taxpayer identification number and certify that you have not lost your exemption from backup withholding. Investors who are not “United States persons” (as defined in the Code) may be required to comply with applicable certification procedures to establish that they are exempt from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Specified Foreign Financial Assets. If you own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 at the end of the taxable year, or U.S.$75,000 at any time during the taxable year, you may be required to file an information statement along with your tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include additional Bonds issued in certificated form) that are held for investment and are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or in part.

Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the additional Bonds, including the application of the rules to their particular circumstances.

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UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated as of July 28, 2026, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc. have severally agreed to purchase, and Uruguay has agreed to sell to the underwriters, US$399,364,067 aggregate principal amount of the Bonds.

The underwriters have advised Uruguay that they propose to initially offer the Bonds to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed, severally and not jointly, to purchase, and Uruguay has agreed to sell to that underwriter, the principal amount of Bonds set forth opposite the underwriter’s name.

Underwriters	Principal Amount
Citigroup Global Markets Inc	US$	133,121,355
Goldman Sachs & Co. LLC	US$	133,121,355
Itau BBA USA Securities, Inc	US$	133,121,357

Total	US$	399,364,067

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the Bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the Bonds if they purchase any of the Bonds. The underwriters may offer and sell the Bonds through certain of their affiliates. Some of the Bonds will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

Uruguay has agreed to indemnify the underwriters and their controlling persons against certain liabilities, in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The following table indicates the underwriting discount that Uruguay is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Bonds):

Paid by Uruguay
Per Bond	0.081%

Uruguay estimates that its total expenses for this offering will be approximately US$150,000.

In connection with the offering, the underwriters may purchase and sell Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Bonds in excess of the principal amount of Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Bonds made for the purpose of preventing or retarding a decline in the market price of the Bonds while the offering is in progress.

Stabilizing transactions may also cause the price of the Bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Any stabilization may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Bonds is made and, if begun, may be ended at any time, but must end no later than the earlier of 30 calendar days after the issue date of the Bonds and 60 calendar days after the date of the allotment of the Bonds.

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Neither Uruguay nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Bonds. In addition, neither Uruguay nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

Delivery of the Bonds is expected on or about August 5, 2026, which will be the sixth business day following the date of pricing of the Bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds prior to the business day before delivery will be required, by virtue of the fact that the Bonds initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds prior to the business day before delivery should consult their own advisor.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Uruguay. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc. are expected to act as dealer managers in the Tender Offers. Additionally, the underwriters or their affiliates may receive a portion of the proceeds from the Tender Offers to the extent that they own and tender notes pursuant to the Tender Offers.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in the EEA of Bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Bonds shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

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The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has been prepared on the basis that any offer of the Bonds in the UK will be made pursuant to an exception specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of the Bonds.

No disclosure document required by DISC for offering, selling or distributing the Bonds or otherwise making them available to retail investors in the UK has been prepared.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

This prospectus supplement has not been approved by an authorized person for the purposes of section 21 of the FSMA. This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order; (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each dealer has represented and agreed, and each subsequent dealer appointed under this prospectus supplement will be required to represent and agree, severally and not jointly that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to Uruguay; and

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(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bonds in, from or otherwise involving the UK.

Notice to Prospective Investors in Switzerland

The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Bonds, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

This offer document is an Exempt Offer in accordance with the Market Rulebook of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rulebook. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Bonds to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). The prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Bonds to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of the prospectus supplement you should consult an authorized financial advisor.

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This document is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The Bonds are not being offered or sold, in Hong Kong, by means of the prospectus supplement and any other documents or materials relating to the Offers other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public for the purposes of the Securities and Futures Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance. Neither the Republic nor the underwriters has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. This prospectus supplement and the accompanying prospectus or any other document or material in connection with the Offers may not be circulated or distributed in such a manner to cause such Bonds to be made the subject of an invitation for subscription or purchase whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Bonds under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, or Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

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Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Uruguay has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Bonds are “prescribed capital markets products” (as defined in the Securities and Futures Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The offer of the Bonds has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Bonds may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Bonds in Taiwan.

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be in made accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Chile

Pursuant to Chilean Capital Markets Act and Norma de Carácter General (“General Rule”) No. 336, dated June 27, 2012, issued by the Chilean Financial Market Commission (“CMF”), the existing bonds may be privately offered in Chile to certain “qualified investors” identified as such by CMF General Rule No. 336 (which in turn are further described in CMF General Rule No. 216, dated June 12, 2008, and in CMF General Rule No. 410, dated July 27, 2016). General Rule No. 336 requires the following information to be provided to prospective investors in Chile:

1.Date of commencement of the offer: July 28, 2026. The offer of the Bonds is subject to General Rule No. 336, dated June 27, 2012, issued by the CMF;

2.The subject matter of this offer are securities not registered with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, and as such are not subject to the oversight of the CMF;

3.Since the Bonds are not registered in Chile there is no obligation by Uruguay to make publicly available information about the Bonds in Chile; and

4.The Bonds shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

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Notice to Prospective Investors in Peru

The Bonds and the information contained in this prospectus supplement has not been, and will not be, registered with or approved by the Superintendency of the Securities Market (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Bonds cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru.

Notice to Prospective Investors in Argentina

The Bonds have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The Bonds may not be publicly distributed in Argentina. Neither Uruguay nor the underwriters will solicit the public in Argentina in connection with this prospectus supplement.

Notice to Prospective Investors in Brazil

The Bonds have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Bonds in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 160 of July 13, 2022, as amended. Documents relating to the offering of the Bonds may not be delivered in Brazil.

Notice to Prospective Investors in Uruguay

The Bonds are exempt from all registration requirements in Uruguay pursuant to Section 3 of Law N° 18.627.

Other

The underwriters have agreed that they have not offered, sold or delivered, and they will not offer, sell or deliver, any of the Bonds, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the Bonds, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on Uruguay except as set forth in the underwriting agreement.

Neither Uruguay nor the underwriters have represented that the Bonds may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assumes any responsibility for facilitating these sales.

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FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus supplement may contain forward-looking statements:

•	this prospectus supplement;

•	the accompanying prospectus;

•	any amendment or supplement hereto; and

•	the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of these forward-looking statements in light of new information or future events, including changes in Uruguay’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. The information contained in this prospectus supplement identifies important factors that could cause such differences.

Such factors include, but are not limited to:

•

adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•

adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•

other adverse factors, such as climatic or political events, international hostilities and the effects of pandemics or epidemics and any subsequent mandatory regulatory restrictions or containment measures.

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GENERAL INFORMATION

Due Authorization

Uruguay has authorized the creation and issue of the Bonds pursuant to Decree No. 174/2026, dated July 21, 2026, of the Executive Power of the Republic of Uruguay and the corresponding resolution of the Ministry of Economy and Finance.

Litigation

Except as disclosed in this prospectus supplement (and any document incorporated by reference), during the twelve months preceding the date of this prospectus supplement, neither Uruguay nor any Uruguayan governmental agency is or has been involved in any litigation or arbitration or administrative proceedings or governmental proceedings (including any such proceedings which are pending or threatened of which Uruguay is aware) which may have, or have had in the recent past, significant effects on Uruguay’s financial position.

Listing

Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurances can be given by Uruguay that such application will be approved or that such listing will be maintained.

Validity of the Bonds

The validity of the Bonds will be passed upon for Uruguay by Counsel to the Ministry of Economy and Finance of Uruguay and by Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, special New York counsel to Uruguay.

The validity of the Bonds will be passed upon for the underwriters by Allen Overy Shearman Sterling US LLP, 599 Lexington Avenue, New York, New York 10022, United States counsel to the underwriters, and by Guyer & Regules, Plaza Independencia 811, 11100 Montevideo, Uruguayan counsel to the underwriters.

As to all matters of Uruguayan law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay, and Allen Overy Shearman Sterling US LLP may rely on the opinion of Guyer & Regules.

As to all matters of United States law, Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, and Guyer & Regules may rely on the opinion of Allen Overy Shearman Sterling US LLP. All statements with respect to matters of Uruguayan law in this prospectus supplement and the accompanying prospectus have been passed upon by Counsel to the Ministry of Economy and Finance of Uruguay and Guyer & Regules and are made upon their authority.

Significant Changes to Public Finance and Trading Position

Except as disclosed in this prospectus supplement (and any document incorporated by reference), since December 31, 2024, there have been no significant changes to the public finance and trade data of the Republic of Uruguay.

Where You Can Find More Information

Uruguay has filed the Registration Statements with the SEC. You may request copies of this document, including all amendments thereto, the accompanying prospectus, any documents incorporated by reference into the Registration Statements and the various exhibits to these documents, free of charge, by contacting the Office of the Representative of the Ministry of Economy and Finance of the Republic of Uruguay, 1913 I Street N.W., Lobby, Washington, D.C. 20006, United States.

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Uruguay is not subject to the informational requirements of the Exchange Act. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the Registration Statements to which this prospectus supplement and the accompanying prospectus relate. When filed, these exhibits will be incorporated by reference into the Registration Statements. See “Incorporation by Reference” on page S-4 of this prospectus supplement. The annual reports, their amendments and the registration statements, including their various exhibits, are available to the public from the SEC’s website at http://www.sec.gov.

You may inspect copies of the Indenture and the forms of the Bonds during normal business hours on any weekday (except public holidays) at the offices of the trustee.

Clearing

The Bonds have been accepted for clearance through DTC, Euroclear and Clearstream. The codes are:

ISIN	CUSIP	Common Code
US760942BH42	760942BH4	295420677

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PROSPECTUS

República Oriental del Uruguay

Debt Securities

and/or

Warrants to Purchase Debt Securities

Uruguay may from time to time offer and sell its securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. Uruguay may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Uruguay may offer securities having an aggregate principal amount of up to US$5,817,198,438.66 (or the equivalent in other currencies) in the United States. The securities will be direct, general and unconditional foreign debt of Uruguay and will rank equal in right of payment among themselves and with all other unsubordinated foreign debt of Uruguay.

Uruguay may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

The trust indenture described in this prospectus contains collective action clauses with provisions regarding future modifications to the terms of debt securities issued thereunder that are described herein beginning on page 10. Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to the date hereof, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2023.

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities Uruguay may offer under the “shelf” registration statement it has filed with the SEC. Each time Uruguay sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•

adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•

other adverse factors, such as climatic or political events, international hostilities and global or national health considerations, including the outbreak of a pandemic or contagious disease, such as the coronavirus (“COVID-19”) pandemic.

DATA DISSEMINATION

On February 18, 2004, Uruguay became the 56th subscriber to the IMF’s Special Data Dissemination Standard or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For Uruguay, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx?ctycode=URY. Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Uruguay will use the net proceeds from the sale of securities for the general purposes of the government of Uruguay, including but not limited to the refinancing, repurchase or retirement of domestic and external indebtedness of the government. Uruguay may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that Uruguay may offer. Each time Uruguay offers securities, Uruguay will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Uruguay will issue the debt securities under an indenture dated October 27, 2015 (as amended from time to time, the “indenture”) between Uruguay and The Bank of New York Mellon, as trustee. Uruguay has filed the indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•

if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Uruguay to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which Uruguay will make payments;

•	the authorized denominations;

•	a description of any index Uruguay will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the indenture.

Uruguay may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

Uruguay may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Uruguay may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Uruguay will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

Uruguay is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated foreign debt (as defined below) of Uruguay for which the full faith and credit of Uruguay is pledged and will not have the benefit of any separate undertaking of other governmental entities (including Banco Central). The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the debt securities ratably with payments being made under any other foreign debt.

For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute, or otherwise) by Uruguay or Banco Central for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay.

Payment of Principal and Interest

Uruguay will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Global Securities” below.

Uruguay will arrange for payments to be made on any certificated debt securities to the registered holders of the debt securities on the specified payment dates. Uruguay may make such payments by wire transfer or by check mailed to the holder’s registered address.

If any date for an interest or principal payment on a debt security is a day on which banking institutions in New York City (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed, Uruguay will make the payment on the next New York City (or city where the relevant paying or transfer agent is located) banking day. No interest on the debt securities will accrue as a result of this delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay on Uruguay’s written request. Uruguay will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Uruguay’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the securities. See “— Limitation on Time for Claims” below.

Additional Amounts

All payments by Uruguay in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•

imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

•

imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction;

•

imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on the last date of such 30-day period; or

•

in respect of any taxes, duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended as of the issue date (or any amended or successor version that is substantively comparable) (the “Code”) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation, rule or practice adopted pursuant to any such intergovernmental agreement or pursuant to any treaty or convention implementing such Sections of the Code.

As used in this paragraph, “relevant date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the debt securities. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the debt securities following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, Uruguay will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Uruguay or repayable before maturity at the option of the holder. Nevertheless, Uruguay may at any time repurchase the debt securities at any price in the open market or otherwise. Uruguay may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

Uruguay has agreed that as long as any of the debt securities remain outstanding or any amount payable by Uruguay under the indenture remains unpaid, Uruguay will not grant or allow any lien to be placed on its assets or revenues or the assets or revenues of Banco Central as security for any of its public foreign debt, unless it contemporaneously grants or allows a lien that provides security on the same terms for Uruguay’s obligations under the debt securities.

For this purpose:

•

“lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the indenture becomes effective or at any time thereafter; and

•

“public foreign debt” means any foreign debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

However, Uruguay may grant or agree to certain permitted types of liens, as described below:

•

any lien on property to secure public foreign debt arising in the ordinary course of business to finance export, import or other trade transactions, which matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which that public foreign debt was originally incurred;

•

any lien on property to secure public foreign debt that was incurred solely for the purpose of financing Uruguay’s acquisition of the property (or, in the case of public foreign debt guaranteed by Uruguay, acquisition by the relevant debtor);

•

any lien on property arising by operation of law in connection with public foreign debt, including any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions;

•	any lien existing on property at the time of acquisition;

•	any lien in existence as of the issue date of the relevant series of debt securities; and

•

any lien securing public foreign debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the holders of the public foreign debt agree to limit their recourse to the assets and revenues of project as the principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

Events of Default

Each of the following is an event of default under any series of debt securities:

1. Non-Payment: Uruguay’s failure for a period of 30 consecutive days to make a payment of principal or interest when due on any debt security of that series; or

2. Breach of Other Obligations: The failure for a period of 60 days following written notice to Uruguay by the trustee or holders representing 25% of the outstanding debt securities of that series to remedy the failure by Uruguay to observe or perform any of the covenants or agreements provided in the debt securities of that series or the indenture (other than a non-payment default); or

3. Cross Default:

•

Uruguay fails to make a payment when due or within the applicable grace period on public foreign debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies);

•

Any public foreign debt of Uruguay issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies) is accelerated due to an event of default, unless the acceleration is rescinded or annulled; or

4. Moratorium: Uruguay or certain courts declare a general suspension of payments or a moratorium on payment of Uruguay’s public foreign debt issued, or amended as to payment terms, on or after April 10, 2003; or

5.	Validity:

•

The validity of the debt securities of that series is contested in certain formal proceedings by Uruguay or by any governmental entity of Uruguay that has the legal power to contest the validity of the securities;

•	Uruguay denies any of its obligations to the holders of that series under the debt securities or the indenture; or

•

A legislative or constitutional measure or a final decision by a court in Uruguay purports to render any material provision of the debt securities of that series invalid or to prevent or delay the performance of any of Uruguay’s material obligations under the securities; or

6. Failure of Authorizations: Any law, regulation or governmental authorization necessary for Uruguay to perform its material obligations under the debt securities of that series ceases to be in full force and effect or is modified in a manner that adversely affects the rights or claims of any of the holders; or

7. Judgments: Any of several special types of judgments is levied against all or any substantial part of the assets of Uruguay in connection with a monetary judgment exceeding US$60,000,000 (or its equivalent in other currencies) and Uruguay does not adequately satisfy, bond, contest in good faith, or receive a stay of execution in respect of, such judgment within 45 days; or

8. Illegality: Any applicable law, rule or regulation is adopted which would make it unlawful for Uruguay to comply with its obligations described in “Additional Amounts” above; or

9. IMF Membership: Uruguay ceases to be a member of the IMF.

If any of the above events of default occurs and is continuing with respect to debt securities of any series, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of that series to be due and payable immediately by giving written notice to Uruguay with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of Uruguay, unless Uruguay has remedied the event or events of default prior to receiving the notice.

Holders of debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•

following the declaration that the principal of the debt securities of that series has become due and payable immediately, Uruguay deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured, remedied or waived.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing, (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee, and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments, and Waivers—Collective Action

Uruguay may call a meeting of holders of debt securities of any series at any time regarding the indenture or the debt securities of the series. Uruguay will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Uruguay or the trustee will call a meeting of holders of debt securities of any series if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to Uruguay or the trustee (with a copy to Uruguay) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Uruguay will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. Uruguay will set the procedures governing the conduct of the meeting and if additional procedures are required, Uruguay, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. Uruguay will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Uruguay.

The holders of a series of debt securities may generally approve any proposal by Uruguay to modify or take action with respect to the indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by Uruguay that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	change the currency or place of payment of any amount payable;

•	modify Uruguay’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Uruguay or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without your consent as long as the change is approved, pursuant to one of the three following modification methods by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the indenture dated as of May 29, 2003 between Uruguay, as issuer, Banco Central del Uruguay, as financial agent and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (the “2003 indenture”) (“2003 debt securities”) are outstanding, if Uruguay certifies to the trustee and to the trustee under the 2003 indenture that a cross-series modification is being sought simultaneously with a “2003 indenture reserve matter modification,” the 2003 debt securities affected by such 2003 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if Uruguay seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2003 debt securities affected by the 2003 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2003 debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as though those 2003 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2003 debt securities, shall be governed exclusively by the terms and conditions of those 2003 debt securities and by the 2003 indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2003 debt securities pursuant to the amendment and modification provisions of such 2003 debt securities.

Uruguay may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2003 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2003 debt securities, pursuant to the 2003 indenture.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Uruguay will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Uruguay’s economic and financial circumstances that are in Uruguay’s opinion, relevant to the request for the proposed modification, a description of Uruguay’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Uruguay shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Uruguay’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Uruguay is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities has approved any amendment, modification or change to, or waiver of, debt securities or the indenture, or whether the required percentage of holders of debt securities of any series has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Uruguay or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality, except that (x) debt securities held by Uruguay or any public sector instrumentality of Uruguay or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Uruguay or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the central government of Uruguay, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Uruguay and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture (as it refers to such series) or such debt securities for the purpose of:

•	adding to Uruguay’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of Uruguay’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Uruguay and the trustee may determine and that does not materially adversely affect the interest of any holders of the debt securities of that series;

•	correcting a manifest error of a formal, minor or technical nature; or

•	conforming the provisions of the debt securities of that series to the description of such debt securities in the related prospectus or prospectus supplement.

Further Issues of Debt Securities

Uruguay may from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with less than a de minimis amount of original issue discount, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

If Uruguay issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Uruguay will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Uruguay may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Uruguay and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions Uruguay may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and will not constitute indebtedness of Uruguay.

Global Securities

The Depository Trust Company, or DTC, Euroclear Bank SA/NV, or Euroclear, and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Uruguay nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Uruguay may issue warrants or debt securities of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Uruguay refers to the intangible securities represented by a global security as “book-entry” securities.

Uruguay will deposit any global security it issues with a clearing system or its nominee. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Uruguay and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once Uruguay arranges for payments to be made to the registered holder, Uruguay will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Uruguay to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Uruguay.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

The Clearing Systems

The following description reflects Uruguay’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. Uruguay has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Unless otherwise specified in a prospectus supplement, Uruguay will issue securities in certificated form only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the securities represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any Certificated Securities issued under these circumstances shall be in registered form.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Uruguay or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agents; Transfer Agents; Registrar

Uruguay may appoint paying agents, transfer agents and a registrar with respect to each series of securities, which will be listed at the back of the relevant prospectus supplement. Uruguay may at any time appoint new paying agents, transfer agents and registrars with respect to a series. Uruguay, however, will at all times maintain a principal paying agent, a transfer agent and a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five business days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

Uruguay will also publish notices to the holders (a) in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, Uruguay will publish such notices in a leading English language daily newspaper with general circulation in Europe. Uruguay will consider any published notice to be given on the date of its first publication.

Limitation on Time for Claims

Claims against Uruguay for the payment of principal or interest on the securities (including additional amounts) must be made within four years after the date on which such payment first became due, or a shorter period if provided by law.

Governing Law

The securities and the indenture are governed by, and will be interpreted according to, the law of the State of New York unless otherwise specified in any series of securities, except that all matters related to the consent of holders and any modifications to the indenture or the securities will always be governed by and construed in accordance with the law of the State of New York.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The securities and the indenture provide that Uruguay will appoint and maintain at all times as its process agent CT Corporation System, with an office on the date of this Prospectus at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the securities and the indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City.

The process agent will receive on behalf of Uruguay and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except such actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. This service may be made by mailing or delivering a copy of this process to Uruguay at the address specified above for the process agent. Uruguay authorizes and directs the process agent to accept such service on its behalf.

Uruguay also will consent (as an alternative) to the service of process in any actions or proceedings, except such actions arising out of U.S. federal or state securities laws, in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in the indenture.

In addition, the trustee or, in actions permitted to be taken by the holders, the holders of securities may serve legal process in any other manner permitted by law and bring any action or proceeding against Uruguay or its property in the competent courts of other proper jurisdictions pursuant to applicable law.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for the trustee or the holders of securities to obtain judgments from courts in the United States or elsewhere against Uruguay. Furthermore, it may be difficult for the trustee or holders to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Uruguay.

In connection with any legal action relating to the securities, Uruguay will:

•

submit to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the securities; and

•

agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of Uruguay.

To the extent that Uruguay has or may acquire or have attributed to it any immunity under any law (including, to the fullest extent permitted, under Uruguayan law), Uruguay will waive that immunity in respect of any claims or actions regarding its obligations under the securities, except that Uruguay will not waive immunity from attachment prior to judgment and attachment in aid of execution under Uruguayan law. Uruguay agrees that this waiver shall be to the fullest extent permitted under the United States Foreign Sovereign Immunities Act of 1976 and is intended to be irrevocable for purposes of that law.

Uruguay reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to actions brought against it under United States federal securities laws or any state securities laws, and Uruguay’s appointment of the process agent will not extend to such actions. Without a waiver of immunity by Uruguay with respect to such actions, it would be impossible to obtain a United States judgment in an action against Uruguay unless a court were to determine that Uruguay is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to that action. However, even if a United States judgment could be obtained in an action under the Foreign Sovereign Immunities Act, it may not be possible to enforce in Uruguay a judgment based on that United States judgment.

Uruguay will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the securities, the posting of any security or the furnishing, directly or indirectly, of any other security.

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Indemnification for Foreign Exchange Rate Fluctuations

Uruguay’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Uruguay agrees to pay the difference. The holder, however, agrees to reimburse Uruguay for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Uruguay is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Uruguay for any excess.

TAXATION

The following discussion provides a general summary of certain Uruguayan and U.S. federal income tax considerations that may be relevant to you if you purchase, own or sell the debt securities. This summary is based on tax laws, regulations, rulings and decisions in effect on the date of this prospectus. All of these laws and authorities are subject to change, and any change could be effective retroactively. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein. Additional information may be included in the prospectus supplement with respect to a series of the securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.

Uruguayan Taxation

Under existing laws and regulations of Uruguay, if you are not a resident of Uruguay for tax purposes, the principal and interest payments that you receive on the debt securities will be exempt from taxation in Uruguay.

Uruguay will make all principal and interest payments on the debt securities without withholding or deducting any Uruguayan taxes. If the law requires Uruguay to withhold or deduct taxes, Uruguay will pay you any additional amounts necessary to ensure that you receive the same amount as you would have received without the withholding or deduction. For more information, see “Description of the Securities—Additional Amounts.”

United States Federal Taxation

The following is a summary of certain U.S. federal tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations, or Treasury Regulations, promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus and all of which are subject to change or to different interpretations, possibly with retroactive effect. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of investors, such as brokers or dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities classified as partnerships or partners therein, individuals present in the U.S. for more than 182 days in a taxable year, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special timing rules prescribed under section 451(b) of the Code or other aspects of United States federal, state or local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

U.S. Holders

In general, a U.S. holder who holds the debt securities or owns a beneficial interest in the debt securities will be subject to U.S. federal income taxation. You are a “U.S. holder” if you are a beneficial owner of debt securities that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities. If you are a U.S. holder, interest on the debt securities will be considered ordinary interest income at the time such payments are accrued or are received (in accordance with the method of accounting you use for tax purposes). It is expected, and this discussion assumes, that debt securities will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In the event the debt securities are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, on a constant-yield basis over the life of the debt securities before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

If you are a U.S. holder, when you sell, exchange or otherwise dispose of debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (except any amounts attributable to accrued but unpaid interest, which will be subject to tax as such) and your tax basis in the debt securities. You will generally recognize gain or loss on principal payments on a pro rata basis as principal payments are made. Your tax basis in a debt security generally will equal the cost of the debt security to you, reduced by amounts attributable to payments of principal previously received in respect of such debt security. If you are an individual and the debt security being sold, exchanged or otherwise disposed of is held for more than one year, you may be eligible for reduced rates of taxation on any capital gain realized. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders

Under current U.S. federal income tax law, if you are a beneficial owner of debt securities that is an individual, corporation, estate or trust that is not a U.S. holder (a “non-U.S. holder”), the interest that you receive on the debt securities generally will be exempt from U.S. federal income tax, including withholding tax, and any gain you realize on a sale or exchange of the debt securities generally will be exempt from U.S. federal income tax, including withholding tax. A debt security held by an individual holder who at the time of death is a non-resident alien will not be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns may also be required to be filed with the IRS in connection with payments made on the debt securities. If you are a United States person (as defined in the Code), you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number and certify that you are not subject to backup withholding. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certain certification procedures.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

Uruguay will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to Uruguay from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Uruguay may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from Uruguay for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Uruguay in the ordinary course of business.

Method of Sale

Uruguay may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If Uruguay uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Uruguay may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

Uruguay may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions Uruguay may pay those agents.

In compliance with applicable guidelines of the Financial Industry Regulatory Authority or “FINRA,” the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to the applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of the applicable prospectus supplement.

Uruguay may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, Uruguay may offer the securities to holders of other securities issued or guaranteed by Uruguay as consideration for Uruguay’s purchase or exchange of the other securities, including as part of a reprofiling of Uruguay’s public debt. Uruguay may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

Uruguay will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Uruguay cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Uruguay offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of, or supplied by, Uruguay or one of Uruguay’s agencies or instrumentalities relies on the authority of such publication as a public official document of Uruguay. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that Uruguay has filed with the SEC (of which this prospectus is a part) is included as an official public statement made on the authority of Ms. Azucena Arbeleche, the Minister of Economy and Finance of Uruguay.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

For Uruguay:

•	as to all matters of Uruguayan law, Counsel to the Ministry of Economy and Finance of Uruguay; and

•	as to all matters of U.S. law, Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to Uruguay or any other counsel to Uruguay named in the applicable prospectus supplement.

For the underwriters, if any:

•	as to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement; and

•	as to all matters of Uruguayan law, any Uruguayan counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Uruguayan law:

•

Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement, may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay; and

•	Any U.S. counsel to the underwriters may rely on the opinions of Counsel to the Ministry of Economy and Finance of Uruguay and any Uruguayan counsel to the underwriters.

As to all matters of U.S. law:

•

Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement; and

•	Any Uruguayan counsel to the underwriters may rely on the opinion of any U.S. counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Uruguay in the United States is Andrés Augusto Durán Hareau, the Uruguayan Chargé d’affaires ad interim in the United States of America, whose address is 1913 I Street N.W., Lobby, Washington, D.C. 20006.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that Uruguay filed with the U.S. Securities and Exchange Commission. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

Uruguay is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Any filings that Uruguay makes electronically are available to the public over the Internet at the SEC’s website (www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Incorporated documents are considered part of this prospectus. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2022 filed with the SEC on June 15, 2023 (File No. 333-07128) (the “2022 Annual Report”);

•	Amendment No. 1 on Form 18-K/A to the 2022 Annual Report, filed with the SEC on July 5, 2023 (File No. 333-07128); and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that Uruguay files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Debt Management Unit

Colonia 1089—Third Floor

11100 Montevideo

República Oriental del Uruguay

Fax No.: +598-2-1712-2688

Telephone No.:+598-2-1712-2785

Attention: Debt Management Unit

Website*: www.gub.uy/

*

Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on this website, and its contents are not intended to be incorporated by reference into this prospectus.

THE ISSUER

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089—Third Floor

11100 Montevideo

Uruguay

TRUSTEE, REGISTRAR,

TRANSFER AGENT AND

PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

LEGAL ADVISORS

To Uruguay as to U.S. law:	To Uruguay as to Uruguayan law:
Cleary Gottlieb Steen & Hamilton LLP	Dra. Luciana Velázquez
One Liberty Plaza	Counsel to the Ministry of Economy and
New York, New York 10006	Finance of the Republic of Uruguay
United States	Colonia 1089
11100 Montevideo
Uruguay

To the underwriters	To the underwriters
as to U.S. law:	as to Uruguayan law:
Allen Overy Shearman Sterling US LLP	Guyer & Regules
599 Lexington Avenue	Plaza Independencia 811
New York, New York 10022	11100 Montevideo
United States	Uruguay

República Oriental del Uruguay

Pricing Term Sheet

República Oriental del Uruguay

U.S.$399,364,067 5.442% USD Bonds due 2037 (the “Securities”)

Final Terms and Conditions

As of July 28, 2026

Issuer	República Oriental del Uruguay

Title	5.442% USD Bonds due 2037

Principal Amount	U.S.$399,364,067

Reopening of Existing Notes	The Securities constitute a further issuance of, and will form a single series with, the U.S.$2,000,065,096 5.442% USD Bonds due 2037 issued on February 14, 2025 and reopened on October 29, 2025.

Maturity Date	February 14, 2037

Pricing Date	July 28, 2026

Settlement Date	August 5, 2026 (T+6)

Reopening Yield to Maturity	5.356%

Public Offering Price	100.630% of the principal amount (plus accrued interest from February 14, 2026 to, but not including, August 5, 2026, totaling U.S.$25.85 per U.S.$1,000 principal amount of Securities) plus accrued interest, if any, from August 5, 2026, if settlement occurs after that date.

Interest Payment Dates	February 14 and August 14 of each year, beginning on August 14, 2026, with a final interest payment on the maturity date, which will be February 14, 2037

Rate of Interest	The Securities will bear interest at a rate of 5.442% per year from February 14, 2026.

Payments of Principal	Principal will be repaid in three nominally equal installments on February 14, 2035, February 14, 2036, and at maturity.

Optional Redemption	Prior to November 14, 2036 (the date that is three months prior to the maturity date of the Securities), the Securities will be redeemable, in whole or in part, at the Issuer’s option, at any time and from time to time, on not less than 10 nor more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date.

On or after November 14, 2036, the Securities will be redeemable, in whole or in part, at the Issuer’s option, at any time and from time to time, on not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption.

Denominations	U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof

Distribution	SEC Registered

CUSIP/ISIN	760942BH4 / US760942BH42

Governing Law	State of New York

Listing	Application will be made to admit the Securities to the Luxembourg Stock Exchange and to have the Securities admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Joint Bookrunners	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Itau BBA USA Securities, Inc.

Calculation Agent	The Bank of New York Mellon

The following additional information of Uruguay and regarding the Securities is available from the SEC’s website and also accompanies this document:

https://www.sec.gov/Archives/edgar/data/102385/000119312526316955/d68061d18k.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312526318917/d112575d424b3.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312523182065/d511752dsba.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312526317988/d78271dsb.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling Citigroup Global Markets Inc. at +1 (800) 831-9146, Goldman Sachs & Co. LLC at +1 (212) 357-8631, and Itau BBA USA Securities, Inc. collect at +1 (212) 710-6749.

Delivery of the Securities is expected on or about August 5, 2026, which will be the sixth business day following the date of pricing of the Securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities prior to one business day before the Settlement Date will be required, by virtue of the fact that the Securities initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to trade Securities prior to one business day before the Settlement Date should consult their own advisor.

This pricing term sheet has been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. Accordingly, any person making or intending to make an offer in the EEA of Securities which are the subject of the offers contemplated in the Prospectus Supplement may only do so to legal entities which are qualified investors as defined in the EEA, provided that no such offer of Securities shall require the Republic or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the Republic nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither the Republic nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2017/1129 (as amended, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in the Prospectus Supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Republic that it and any person on whose behalf it acquires Securities is not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither the Republic nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

This pricing term sheet has been prepared on the basis that any offer of the Securities in the UK will be made pursuant to an exception specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of the Securities.

No disclosure document required by DISC for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

This pricing term sheet is for distribution only to: (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) of the Order (“high net worth companies, unincorporated associations etc.”) of the Order; (iii) are outside the United Kingdom; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, the Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Securities will be engaged in only with, Relevant Persons.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-270970 and 333-297723

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED JULY 5, 2023

República Oriental del Uruguay Ps. 52,177,088,971 8.000% Global Bonds due 2035 Payable in United States dollars

Pursuant to this prospectus supplement, the Republic of Uruguay (“Uruguay”) is offering Ps. 52,177,088,971 8.000% Global Bonds due 2035 (the “Bonds”).

Maturity

The Bonds will mature on October 29, 2035. See “Description of the Bonds.”

Principal

Principal will be repaid in full at maturity. The nominal principal amount repaid at maturity will be converted to and paid in United States dollars.

Interest

Interest will be payable in arrears on April 29 and October 29 of each year, commencing on October 29, 2026, on the outstanding principal amount. Interest will be converted to and payment of interest will be made in United States dollars.

Bonds Optional Redemption

Uruguay may, at its option, redeem the Bonds, in whole or in part, before maturity on the terms described under “Description of the Bonds—Bonds Optional Redemption” in this prospectus supplement.

Fungibility

The Bonds are expected to be a further issuance of, and be consolidated, form a single series, and be fully fungible with Uruguay’s outstanding 8.000% Global Bonds due 2035 issued in an aggregate principal amount of Ps. 54,018,277,920 on October 29, 2025. After giving effect to the offering, the total amount outstanding of Uruguay’s 8.000% Global Bonds due 2035 will be Ps. 106,195,366,891.

Status

Direct, general, unconditional and unsubordinated foreign debt of Uruguay.

Issuance

The Bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”), the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) against payment on or about August 5, 2026.

Listing

Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurances can be given by Uruguay that such application will be approved or that such listing will be maintained.

The Bonds contain collective action clauses with provisions regarding future modifications to the terms of debt securities issued under an indenture between Uruguay and The Bank of New York Mellon dated October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”). Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to October 27, 2015 and that are described beginning on page 10 of the accompanying prospectus dated July 5, 2023, Uruguay may amend the payment provisions of any series of debt securities (including the Bonds) and other reserve matters listed in the Indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66⅔% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Some of the Bonds will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

	Per Bond¹	Per Ps.100,000 Principal Amount in U.S. Dollars²		Total
Public Offering Price³	101.587%	US$	2,527.42	US$	1,318,732,631.06
Underwriting Discount	0.096%	US$	2.39	US$	1,246,206.04
Proceeds, before expenses, to Uruguay	101.491%	US$	2,525.04	US$	1,317,486,425.02

¹	As a percentage of principal amount.
²

You will make the payment of the public offering price in U.S. dollars based on an exchange rate for the conversion of Uruguayan pesos into U.S. dollars of Ps. 40.194 per US$1.00, which represents the average, interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central and which is available on Bloomberg by typing “USDUYU CBUY <CRNCY> HP <GO>” as the bid-side rate for the period of twenty business days ending one business day prior to the date of this prospectus supplement. The minimum denomination of the Bonds is Ps.1,000 and integral multiples of Ps.1.00 in excess thereof.

³

Plus accrued interest from April 29, 2026 to, but not including, August 5, 2026, totaling Ps. 21.33 per Ps.1,000 principal amount of Bonds, and any additional interest from August 5, 2026 if settlement occurs after that date.

Investing in the Bonds involves risks. See “Risk Factors and Investment Considerations” beginning on page S-10 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Joint Book-running Managers

Citigroup	Goldman Sachs & Co. LLC	Itaú BBA

The date of this prospectus supplement is July 28, 2026.

INTRODUCTION

This prospectus supplements the Republic of Uruguay’s prospectus dated July 5, 2023, setting forth in general terms the conditions of the securities of the Republic of Uruguay issued under the Indenture under which the Bonds will be issued and should be read together with the Annual Report (as defined below), and any other amendments to the Annual Report.

The Bonds that Uruguay issues in the United States are being offered under (i) Uruguay’s registration statement (file No. 333-270970) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act on July 5, 2023 (the “2023 Registration Statement”) and (ii) Uruguay’s registration statement (file No. 333-297723) filed with the SEC under the Securities Act on July 27, 2026 (the “2026 Registration Statement” and, together with the 2023 Registration Statement, the “Registration Statements”). The accompanying prospectus is part of the 2023 Registration Statement, which became effective on July 7, 2023. The accompanying prospectus provides you with a general description of the debt securities that Uruguay may offer. This prospectus supplement contains specific information about the terms of the Bonds and may add or change information provided in the accompanying prospectus. Consequently, you should read this prospectus supplement together with the accompanying prospectus, as each contains information regarding Uruguay, the Bonds and other matters. You can inspect these documents at the office of the SEC listed in this prospectus supplement under “General Information—Where You Can Find More Information.” Uruguay has not authorized anyone else to provide you with different information. Uruguay and the underwriters are offering the Bonds only in jurisdictions where it is lawful to do so.

Uruguay is furnishing this prospectus supplement and the prospectus solely for use by prospective investors in connection with their consideration of a purchase of the Bonds. Uruguay confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading;

•	it has not omitted other facts the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

The Bonds are offered for sale in the United States and other jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the Bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come and investors in the Bonds should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Accordingly, no Bonds may be offered or sold, directly or indirectly, and neither this prospectus supplement nor any offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations and the underwriters have represented that all offers and sales by them will be made on the same terms. Persons into whose possession this prospectus supplement comes are required by Uruguay and the underwriters to inform themselves about and to observe any such restriction. In particular, there are restrictions on the distribution of this prospectus supplement and the offer or sale of Bonds in Abu Dhabi, Argentina, Brazil, Canada, Chile, Dubai International Financial Centre, European Economic Area (“EEA”), Hong Kong, Japan, Peru, Singapore, Switzerland, Taiwan, the United Arab Emirates, the United Kingdom and Uruguay, see the section entitled “Underwriting.”

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in the EEA of Bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Bonds shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in the prospectus supplement.

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement has been prepared on the basis that any offer of the Bonds in the UK will be made pursuant to an exception specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of the Bonds.

No disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared.

Consequently, no key information document required by the PRIIPs Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”), for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement is for distribution only to persons who: (i) are outside the UK; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

STABILIZATION

In connection with the offering of the Bonds, the underwriters (or persons acting on their behalf) may over-allot Bonds (provided that, in the case of any Bonds to be admitted to trading on the Euro MTF Market, the aggregate principal amount of Bonds allotted does not exceed 105 per cent. of the aggregate principal amount of the Bonds subject to the offering) or effect transactions with a view to supporting the market price of the Bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Bonds is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 calendar days after the date on which Uruguay received the proceeds of the issue of the Bonds and 60 calendar days after the date of allotment of the Bonds. Any stabilization action or over-allotment must be conducted by the underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the underwriters (or persons acting on their behalf), on the Euro MTF Market of the Luxembourg Stock Exchange and/or on the over-the-counter market.

INCORPORATION BY REFERENCE

Documents Filed with the SEC

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed with the SEC, are considered part of and are incorporated by reference in this prospectus supplement and any accompanying prospectus:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2025, filed with the SEC on July 27, 2026 (File No. 333-07128) (the “Annual Report”); and

•	each subsequent report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus supplement and prior to the closing date.

Any person receiving a copy of this prospectus supplement may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089 – Third Floor

11,100 Montevideo

República Oriental del Uruguay

Fax No: +598-2-1712-2688

Tel. No: +598-2-1712-2785

Email: debtinfo@mef.gub.uy

Attention: Debt Management Unit

DATA DISSEMINATION

Uruguay is a subscribing member of the International Monetary Fund’s (“IMF”) Special Data Dissemination Standard or SDDS. See “Data Dissemination” in the accompanying prospectus. Precise dates or “no-later-than-dates” for the release of data by Uruguay under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board located at http://dsbb.imf.org. Neither the Republic nor the underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus supplement accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus supplement.

CERTAIN DEFINED TERMS AND CONVENTIONS

Currency of Presentation

Unless otherwise stated, Uruguay has converted historical amounts translated into U.S. dollars (“U.S. dollars,” “dollars” or “US$”) or pesos (“pesos,” “Uruguayan pesos” or “Ps.”) at historical annual average exchange rates. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

Uruguayan Peso Information

For the purpose of calculating payments to be made in respect of the Bonds, all references to “Ps.” are to Uruguayan pesos.

Principal and interest payments in respect of the Bonds will be in U.S. dollars converted from Uruguayan pesos based upon the Average Transfer Exchange Rate (as defined below) at the time the relevant payment amount is determined. The Average Transfer Exchange Rate is the average, for the period of twenty business days ending two business days prior to any interest or principal payment date, of the bid-side interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central and which is available on Bloomberg by typing “USDUYU CBUY <CRNCY> HP <GO>”, or, in the absence of the availability of such information, the rate at which Uruguayan pesos can be converted into U.S. dollars as determined by polling Banco BTG Pactual Uruguay S.A. (formerly, HSBC Bank (Uruguay) S.A.), Banco Itaú Uruguay S.A., and Banco Santander S.A., each located in Montevideo, Uruguay. See “Description of the Bonds.”

On July 27, 2026, Banco Central del Uruguay’s published peso/U.S. dollar bid-side exchange rate was Ps. 40.154 per US$1.00.

The following table shows the high, low, average and period-end peso/U.S. dollar exchange rates for each period indicated.

Exchange Rates(1)

(pesos per US$)

	High	Low	Average	Period End
2019	38.012	32.425	35.284	37.336
2020	45.942	37.194	42.056	42.340
2021	44.695	41.940	43.574	44.695
2022	44.731	38.341	41.126	40.071
2023	40.019	37.408	38.820	39.022
2024	44.728	37.507	40.236	44.066
2025	44.079	38.948	41.052	39.041
January 2026	38.935	37.454	38.439	38.500
February 2026	38.841	38.353	38.567	38.402
March 2026	40.735	38.740	40.258	40.480
April 2026	40.612	39.533	40.009	40.253
May 2026	40.301	39.711	40.005	40.165
June 2026	40.674	39.908	40.266	40.116
July 2026 (through July 27, 2026)	40.303	40.110	40.198	40.203

(1)	Daily interbank end-of-day bid-rates.
Source:	Banco Central.

ENFORCEMENT OF CIVIL LIABILITIES

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Pursuant to Section 52 of Law N° 17,930, as amended pursuant to Section 15 of Law N°19,535, the Executive Power may either use available operating or investment expenses to pay judgments rendered against Uruguay for amounts in excess of 75,000,000 of Indexed Units (approximately US$12,376,102 as of July 24, 2026) even if the budget in effect at the time the judgment becomes enforceable does not include a specific expense allocation for that purpose or, alternatively, include a specific budgetary allocation in the budget submitted to Congress for the following fiscal year. Upon approval of the budget including such allocation, payment shall be made during the following year.

SUMMARY OF THE OFFERING

The information below presents a summary of certain terms of the Bonds. This summary must be read as an introduction to this prospectus supplement and the accompanying prospectus and any decision to invest in the Bonds should be based on a consideration of this prospectus supplement and the accompanying prospectus as a whole, including the documents incorporated by reference. This summary does not contain all of the information that may be important to you as a potential investor in the Bonds. You should read the Indenture and the form of Bonds before making your investment decision. Uruguay filed the Indenture and will file the form of Bonds with the SEC and will also file copies of these documents at the offices of the trustee.

Issuer	República Oriental del Uruguay.

Indenture	The Bonds are being issued under the Indenture.

Principal Amount	Ps. 52,177,088,971.

Issue Price	101.587% of the principal amount, plus accrued interest, from April 29, 2026 to, but not including, August 5, 2026, totaling Ps. 21.33, and any additional interest from August 5, 2026, if settlement occurs after that date. You will make the payment of the public offering price in U.S. dollars based on an exchange rate for the conversion of Uruguayan pesos into U.S. dollars of Ps. 40.194 per US$1.00, which represents the average, interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central and which is available on Bloomberg by typing “USDUYU CBUY <CRNCY> HP <GO>” as the bid-side rate for the period of twenty business days ending one business day prior to the date of this prospectus supplement.

Fungibility	The Bonds are expected to be a further issuance of and will be consolidated, form a single series, and be fully fungible with Uruguay’s outstanding 8.000% Global Bonds due 2035 issued in an aggregate principal amount of Ps.54,018,277,920 on October 29, 2025. After giving effect to the offering, the total amount outstanding of Uruguay’s 8.000% Global Bonds due 2035 will be Ps. 106,195,366,891.

Maturity Date	October 29, 2035.

Payment of Principal	Principal will be repaid in full at maturity. The nominal principal amount repaid at maturity will be converted to and paid in U.S. dollars.

Interest Rate	8.000% per year.

Payment of Interest	Amounts due in respect of interest will be accrued from April 29, 2026 and paid semi-annually in arrears on April 29 and October 29 of each year, commencing on October 29, 2026. Interest on the Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

Conversion of the Payment Amounts	All amounts due in respect of principal or interest will be paid in U.S. dollars, calculated by the calculation agent by converting the Uruguayan peso amounts into U.S. dollars at the Average Transfer Exchange Rate on the applicable Rate Calculation Date (as defined below).

Bonds Optional Redemption	The Bonds will be subject to redemption at the option of Uruguay before maturity. See “Description of the Bonds—Bonds Optional Redemption” in this prospectus supplement.

Form and Settlement	Uruguay will issue the Bonds in the form of one or more fully registered global securities, without interest coupons. No Bonds will be issued in bearer form.

Denominations	Uruguay will issue the Bonds only in minimum denominations of Ps.1,000 and integral multiples of Ps.1.00 in excess thereof.

Withholding Tax and Additional Amounts	All payments by Uruguay in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Uruguay or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”) except as set forth in “Description of the Debt Securities—Additional Amounts” in the accompanying prospectus.

Use of Proceeds	The net proceeds to Uruguay from the sale of the Bonds will be approximately Ps. 52,949,020,267.56, after deduction of the underwriting discount and of certain expenses payable by Uruguay estimated at Ps. 56,119,105.57 in the aggregate. Uruguay intends to use the net proceeds of the sale of the Bonds for general purposes of the government, including financial investments and the refinancing, repurchase or retiring of domestic and external indebtedness, such as any of the securities targeted in the Global Tender Offer (as defined below) and/or the Local Tender Offer (as defined below) validly tendered and accepted in the Tender Offers (as defined below).

USD Offering	Concurrently with this offering, the Republic is also offering an additional U.S.$399,364,067 principal amount of its existing USD-denominated 5.442% Bonds due 2037 (the “USD-denominated bonds”). The USD- denominated bonds will be offered pursuant to separate prospectuses to be filed with the SEC.

Concurrent Tender Offers	Concurrently with this offering, the Republic has also announced a series of liability management transactions (the “Tender Offers”) consisting of (i) a tender offer to purchase for cash its 4.375% Global USD Bonds due 2027, 8.500% Global Ps. Bonds due 2028 and 4.375% Global UI Bonds due 2028 (the “Global Tender Offer”) and (ii) a tender offer to purchase for cash its certain Uruguay law-governed securities issued by Banco Central maturing in 2026 and 2027 and Uruguay law-governed treasury notes maturing in 2026, 2027 and 2029 (the “Local Tender Offer”), subject to the terms and conditions of each such offer. This prospectus supplement does not constitute a solicitation of an offer to sell any securities of the Republic in the Global Tender Offer or Local Tender Offer. Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc. are expected to act as dealer managers in the Global Tender Offer.

Further Issues	Uruguay may from time to time, without the consent of holders of the debt securities of any series, create and issue additional Bonds having the same terms and conditions as the previously outstanding 8.000% Global Bonds due 2035 in all respects, except for issue date, issue price and the first payment; provided, however, that any additional Bonds subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Bonds; (b) in a “qualified reopening” of the Bonds; or (c) less than a de minimis amount of original issue discount, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding 8.000% Global Bonds due 2035. Such additional Bonds will be consolidated with and will form a single series with the previously outstanding 8.000% Global Bonds due 2035.

Governing Law and Jurisdiction	State of New York.

Settlement Date	August 5, 2026.

Listing	Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurances can be given by Uruguay that such application will be approved or that such listing will be maintained.

Taxation	For a discussion of certain U.S. federal tax consequences associated with the Bonds, see “Taxation—United States Federal Income Tax Considerations” in this prospectus supplement and “Taxation” in the accompanying prospectus. For a discussion of Uruguayan tax consequences associated with the Bonds, see “Taxation—Uruguayan Income Tax Considerations” in this prospectus supplement and “Taxation” in the accompanying prospectus. You should consult your own tax advisors regarding the possible tax consequences under the laws of jurisdictions that apply to you and to your ownership and disposition of the Bonds.

Trustee, Registrar, Transfer Agent and Paying Agent	The Bank of New York Mellon.

Calculation Agent	The Bank of New York Mellon.

RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the Bonds involves a significant degree of risk. Investors are urged to read carefully the entirety of the accompanying prospectus together with this prospectus supplement and to note, in particular, the following considerations.

Risk Factors and Investment Considerations Relating to the Bonds

Enforcement of Civil Liabilities; Waiver of Sovereign Immunity.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for you or the trustee to obtain or enforce judgments of courts in the United States or elsewhere against Uruguay. See “Description of the Securities— Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment,” in the accompanying prospectus and “Enforcement of Civil Liabilities” in this prospectus supplement.

Market for the Bonds.

Uruguay has been advised by the underwriters that the underwriters may make a market in the Bonds but they are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given as to the liquidity of the trading market for the Bonds or that a market for the Bonds will be maintained. The price at which the Bonds will trade in the secondary market is uncertain. Even if the Bonds are listed, there is no assurance that the listing will be maintained. Prevailing interest rates, exchange rates, economic conditions in Uruguay and general market conditions could affect the price of the Bonds. This could cause the Bonds to trade at prices that may be lower than their principal amount or their offering price.

A depreciation in the value of the peso will adversely affect the value in U.S. dollars of the payments of principal of, and interest on, the Bonds and may reduce the market value and liquidity of the Bonds.

Uruguay will make payments of principal of and interest on the Bonds in U.S. dollars converted from Uruguayan pesos at the Average Transfer Exchange Rate. Currency exchange rates between the peso and the U.S. dollar, as in other emerging markets, can be volatile and unpredictable.

If the Uruguayan peso depreciates against the U.S. dollar (everything else constant), the effective yield on the Bonds, measured in U.S. dollars, will be less than the interest rate on the Bonds, and the amount payable on the Bonds at maturity may be less than your investment in U.S. dollar terms, resulting in a loss to you. Depreciation of the Uruguayan peso against the U.S. dollar could also adversely affect the market value and liquidity of the Bonds.

Risk Factors and Investment Considerations Relating to Uruguay

Uruguay remains vulnerable to regional and global shocks, which could arise from significant economic difficulties in its major trading partners (particularly Argentina, Brazil and China) or by more general “contagion” effects, including those precipitated by geopolitical conflicts such as the Russia-Ukraine conflict, or conflicts in the Middle-East. Such trade and financial external shocks and “contagion” effects could have a material adverse effect on Uruguay’s economic growth and funding conditions faced by the government in international capital markets.

Weak, flat or negative economic growth of any of Uruguay’s major trading partners, such as Brazil, Argentina and China has in the past, and could in the future, materially affect Uruguay’s exports to those markets and, in turn, adversely affect economic growth.

Uruguay’s economy may also be affected by conditions (including trade and Central Bank policies) in developed economies, which are significant trading partners of Uruguay or have influence over world economic cycles. For example, if interest rates increase significantly in developed economies, including the United States and Europe, Uruguay and its developing economy trading partners, such as Brazil and Argentina, could find it more difficult and expensive to borrow capital and refinance existing debt, which could adversely affect economic growth in those countries. Additionally, decreased growth on the part of Uruguay’s trading partners could have a material adverse effect on the markets for Uruguay’s exports and, in turn, adversely affect economic growth.

Furthermore, the Russia-Ukraine conflict and conflicts in the Middle-East have contributed to significant variations on global prices for certain commodities, including oil of which Uruguay is a net importer, and affected conditions in the international capital markets. While the full extent of the impact of these conflicts remains to be seen as of the date of this prospectus supplement, the effects of such conflicts could materially affect the performance of the Uruguayan economy, and, as a result, negatively affect Uruguay’s ability to raise funding in the external debt markets in the future and its ability to perform its obligations under the Bonds.

Uruguay’s economy may be affected by “contagion” effects, as international investors’ reactions to events occurring in one developing country sometimes appear to follow a cascading pattern, in which an entire region or investment class is disfavored by international investors.

Domestic factors could lead to a reduced growth and decrease of foreign investment in Uruguay.

Adverse domestic factors, such as domestic inflation, high domestic interest rates, exchange rate volatility and political uncertainty could lead to lower growth in Uruguay, declines in foreign direct and portfolio investment and potentially lower international reserves. In addition, any of these factors may adversely affect the liquidity of, and trading markets for, Uruguay’s bonds.

There can be no assurances that Uruguay’s credit ratings will improve or remain stable, or that they will not be downgraded, suspended or cancelled by the rating agencies.

Uruguay’s long-term foreign-currency debt is currently rated investment grade with a stable outlook by the three leading rating agencies, and it was recently upgraded by one of them.

Ratings address the creditworthiness of Uruguay and the likelihood of timely payment of Uruguay’s long-term bonds. Uruguay’s credit ratings may not improve and they may adversely affect the trading price of Uruguay’s debt securities (including the Bonds), which could potentially affect Uruguay’s cost of funds in the international capital markets and the liquidity of and demand for Uruguay’s debt securities.

The outbreak of pandemics, such as the pandemic caused by the coronavirus, could have an adverse effect on the Uruguayan economy.

The long-term effects on the global economy and the Uruguayan economy of pandemics and other public health crises, such as COVID-19, are difficult to assess or predict, and may include risks to citizens’ health and safety, as well as reduced economic activity.

In addition, epidemics and other health crisis may result in increased public sector expenditures, including but not limited to, expenditures to mitigate the deterioration of living conditions of the population. Additional public sector expenditures could in turn result in the incurrence of additional debt or deployment of sovereign fund savings or other financial assets in material amounts. We cannot predict the evolution of any epidemics and other public health crises in the world or Uruguay, nor any related restrictions that may be imposed as a result.

USE OF PROCEEDS

The net proceeds to Uruguay from the sale of the Bonds will be approximately Ps. 52,949,020,267.56, after deduction of the underwriting discount and of certain expenses payable by Uruguay estimated at Ps. 56,119,105.57 in the aggregate. Uruguay intends to use the net proceeds of the sale of the Bonds for general purposes of the government, including financial investments and the refinancing, repurchase or retiring of domestic and external indebtedness, such as any of the securities targeted in the Tender Offers.

DESCRIPTION OF THE BONDS

Uruguay is issuing the Bonds under the Indenture. The information contained in this section and in the accompanying prospectus summarizes some of the terms of the Bonds and the Indenture. You should read the information set forth below together with the section “Description of the Securities” in the accompanying prospectus, which summarizes the general terms of the Bonds and the Indenture. You should read the Indenture and the form of Bonds before making your investment decision. Uruguay has filed the form of Indenture and will file the form of the Bonds with the SEC and will also file copies of these documents at the offices of the trustee.

The accompanying prospectus sets forth the general terms of the Bonds. This prospectus supplement describes the terms of the Bonds in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

The Bonds will:

•

be issued in an aggregate principal amount of Ps. 52,177,088,971, and after giving effect to the offering, the total outstanding amount of Uruguay’s 8.000% Global Bonds due 2035 will be Ps. 106,195,366,891;

•	mature on October 29, 2035;

•

be represented by one or more global securities in fully registered form only, without coupons, as more fully described under “Registration and Book-Entry System” below only in minimum denominations of Ps.1,000 and integral multiples of Ps.1.00 in excess thereof;

•	be available in certificated form only under certain limited circumstances;

•	constitute direct, general, unconditional and unsubordinated foreign debt of Uruguay;

•

rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the Bonds ratably with payments being made under any other foreign debt. For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute or otherwise) by Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay;

•	pay principal at maturity. The nominal principal amount repaid at maturity will be converted to and paid in U.S. dollars;

•	will be redeemable at the option of Uruguay before maturity (see “—Bonds Optional Redemption”);

•

pay all amounts due in respect of principal or interest in U.S. dollars, calculated by the calculation agent by converting the Uruguayan peso amounts into U.S. dollars at the Average Transfer Exchange Rate on the applicable Rate Calculation Date; and

•

contain “collective action clauses” under which Uruguay may amend certain key terms of the Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the Bonds;

Interest on the Bonds will:

•	accrue at a rate of 8.000% per year, commencing on April 29, 2026 and ending on the maturity date;

•

be payable semi-annually in arrears on April 29 and October 29 of each year, commencing on October 29, 2026, to persons in whose names the Bonds in the form of global securities are registered at the close of business on April 28 and October 28, as the case may be, preceding each payment date; and

•	be calculated on the basis of a 360-day year of twelve 30-day months.

For purposes of all payments of interest, principal or other amounts contemplated herein:

•

“Average Transfer Exchange Rate” shall mean the average, for the period of twenty Business Days ending two Business Days prior to any principal or interest payment date (the “Rate Calculation Date”), of the bid-side interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central and which is available on Bloomberg by typing “USDUYU CBUY <CRNCY> HP <GO>”. If such exchange rate is not reported by Banco Central, then the Average Transfer Exchange Rate shall be determined by the calculation agent by calculating the average of the Alternative Rate for the twenty Business Days prior to any Rate Calculation Date.

•

“Alternative Rate” shall mean the rate at which Uruguayan pesos can be converted into U.S. dollars as determined by polling Banco BTG Pactual Uruguay (formerly HSBC Bank (Uruguay) S.A.), Banco Itau Uruguay S.A., and Banco Santander S.A., each located in Montevideo, Uruguay (collectively, the “Reference Banks”) at 16:00 Montevideo time, at the exchange rate for the professional market, by taking the arithmetic mean of the polled exchange rates. In the event that any of the Reference Banks cease to operate in the Republic, they shall be replaced by the Republic, for the purpose of determining the Alternative Rate, with subsidiaries or branches of other banks having similar characteristics.

•

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in the City of New York (or in the city where the relevant paying or transfer agent is located); provided, however, that solely for the purposes of determining the Average Transfer Exchange Rate, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in Montevideo, Uruguay.

Bonds Optional Redemption

On or after July 29, 2035 (three months prior to the maturity date of the Bonds), Uruguay may redeem the Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notice of any redemption will be given as described under “—Notices” at least 10 days but not more than 60 days before the redemption date to each holder of Bonds to be redeemed. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and Uruguay will not be obligated to redeem the Bonds.

In the event that fewer than all of the Bonds are to be redeemed at any time, selection of Bonds for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Bonds are listed or if such securities exchange has no requirement governing redemption or the Bonds are not then listed on a securities exchange, by lot (or, in the case of Bonds issued in global form, based on the applicable procedures of DTC). If Bonds are redeemed in part, the remaining outstanding amount of any Bond must be at least equal to Ps.1,000 and be an integral multiple of Ps.1.00.

Unless Uruguay defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Bonds called for redemption.

Payment of Principal and Interest

If any date for an interest or principal payment on a Bond is not a Business Day, Uruguay will make the payment on the next Business Day. No interest on the Bonds will accrue as a result of any such delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any Bonds is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay upon Uruguay’s written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Uruguay will hold the unclaimed money in trust for the relevant holders until four years from the date on which the payment first became due.

Global Bonds

Payments of principal, interest and additional amounts, if any, in respect of the Bonds will be made to DTC or its nominee, as the registered holder of those global securities. Uruguay expects that the holders will be paid in accordance with the procedures of DTC and its participants. Neither Uruguay nor the trustee, which will act as Uruguay’s principal paying agent, shall have any responsibility or liability for any aspect of the records of, or payments made by, DTC or its nominee, or any failure on the part of DTC in making payments to holders of the Bonds from the funds it receives.

Certificated Bonds

Uruguay will arrange for payments to be made on any Bonds in certificated form to the person in whose name the certificated Bonds are registered, by wire transfer or by check mailed to the holder’s registered address.

Additional Amounts

All payments by Uruguay in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Bonds in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•

imposed by reason of a holder or beneficial owner of a Bond having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the Bond or receiving payments of any nature on the Bond or enforcing its rights in respect of the Bond;

•

imposed by reason of the failure of a holder or beneficial owner of a Bond, or any other person through which the holder or beneficial owner holds a Bond, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

•

imposed by reason of a holder or beneficial owner of a Bond, or any other person through which the holder or beneficial owner holds a Bond, having presented the Bond for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the Bond for payment on the last date of such 30-day period.

As used in this paragraph, “relevant date” in respect of any Bond means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the Indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the Indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Bonds. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the Bonds following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus supplement to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Further Issues of Bonds

Uruguay may from time to time, without the consent of holders of the debt securities of any series, create and issue additional Bonds having the same terms and conditions as the previously outstanding 8.000% Global Bonds due 2035 in all respects, except for issue date, issue price and the first payment; provided, however, that any additional Bonds subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Bonds; (b) in a “qualified reopening” of the Bonds; or (c) less than a de minimis amount of original issue discount, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding 8.000% Global Bonds due 2035. Such additional Bonds will be consolidated with and will form a single series with the previously outstanding 8.000% Global Bonds due 2035.

Paying Agents and Transfer Agent

So long as any Bonds remain outstanding, Uruguay will maintain a paying agent, a transfer agent, a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five Business Days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

In addition, Uruguay will publish notices to holders of the Bonds by means of press releases published in an international news service.

So long as a clearing system, or its nominee or common custodian, is the registered holder of a Bond represented by a global security or securities, each person owning a beneficial interest in a global security must rely on the procedures of that clearing system to receive notices provided to it. Each person owning a beneficial interest in a global security who is not a participant in a clearing system must rely on the procedures of the participant through which the person owns its interest in the global security to receive notices provided to the clearing system.

Consent to Service

The Bonds will provide that Uruguay will appoint and maintain at all times a process agent in the city of New York. Uruguay has appointed as its process agent the Consul General of the Republic in New York, with an office on the date of this prospectus supplement at 633 Third Avenue, Suite 13G, New York, New York 10017, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the Bonds or the Indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. See “Description of the Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment.”

Registration and Book-Entry System

Global Bonds

The Bonds will be represented by interests in one or more permanent global securities in definitive fully registered form, without interest coupons attached, which will be registered in the name of a nominee for DTC and which will be deposited on or before the settlement date with a custodian for DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent the holders’ beneficial interests in the global security. These financial institutions will record the ownership and transfer of the holders’ beneficial interests through book-entry accounts, eliminating the need for physical movement of securities.

If holders wish to hold securities through the DTC system, holders must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. Euroclear and Clearstream participate in DTC through their New York depositaries. Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants.

If holders so choose, holders may hold their beneficial interests in the global security through Euroclear or Clearstream, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global security in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

In sum, holders may elect to hold their beneficial interests in a global security:

•	in the United States, through DTC;

•	outside the United States, through Euroclear or Clearstream; or

•	through organizations that participate in such systems.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global securities through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the Bonds. The ability of Euroclear or Clearstream to take actions as a holder under the Bonds or the Indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Owners of a beneficial interest in the global securities will generally not be considered holders of any Bonds under the Indenture for the Bonds.

The laws of some jurisdictions require that certain persons take physical delivery of securities in certificated form. Consequently, a holders’ ability to transfer beneficial interests in a global security may be limited.

Certificated Securities

Uruguay will issue securities in certificated form in exchange for interests in a global security only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the Bonds represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the Bonds and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any certificated security issued under these circumstances shall be in registered form.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee in New York City as specified in the Indenture, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of a premium or interest on the securities.

CLEARANCE AND SETTLEMENT

The information in this section concerning DTC, Euroclear and Clearstream, and their book-entry systems has been obtained from sources Uruguay believes to be reliable. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of its obligations under its rules and procedures, or for the performance by direct or indirect participants of its obligations under the rules and procedures of the clearing systems.

Arrangements have been made with each of DTC, Euroclear and Clearstream to facilitate initial issuance of the Bonds. Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold the Bonds through DTC and investors who hold or will hold the Bonds through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

The Clearing Systems

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Persons who have accounts with DTC (“DTC Participants”) include the Joint Bookrunners, the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers of ownership or other interests in Bonds in DTC may be made only through DTC participants. In addition, beneficial holders of Bonds in DTC will receive all distributions of principal of and interest on the Bonds from the trustee through such DTC participant.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with EuroClear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc., securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which are referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Bonds held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the depositary for Euroclear.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary.

Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including the Joint Bookrunners, other securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to Bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream.

Initial Settlement

Upon the issuance of the Bonds, DTC or its custodian will credit on its internal system the respective principal amounts of the individual beneficial interests represented by the Bonds to the accounts of DTC participants. Ownership of beneficial interests in the Bonds will be limited to persons who have accounts with DTC Participants, including the respective depositaries for Euroclear and Clearstream or indirect DTC Participants. Ownership of beneficial interests in the Bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of DTC Participants, and the records of DTC Participants, with respect to interests of indirect DTC Participants.

Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers’ securities accounts for Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important for holders to establish at the time of a secondary market trade the location of both the purchaser’s and holder’s accounts to ensure that settlement can be on the desired value date. Although DTC, Euroclear and Clearstream have agreed to the following procedures in order to facilitate transfers of interests in the Bonds among participants of Euroclear, Clearstream and DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Uruguay nor any paying agent or the registrar will have any responsibility for the performance by Euroclear, Clearstream or DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading Between DTC Accountholders

Secondary market trading of Bonds represented by the book-entry security between DTC accountholders will trade in DTC’s settlement system and will therefore settle in same-day funds.

Trading Between Euroclear and/or Clearstream Participants

Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser

When interests in the Bonds are to be transferred from the account of a DTC accountholder to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the beneficial interest against payment. Payment will include interest accrued on the beneficial interest in the Bonds from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the depositary to the DTC participant through which the seller holds its Bonds, which will make payment to the seller, and the Bonds will be credited to the depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the interest in the Bonds to the account of the participant through which the purchaser is acting. This interest in the Bonds will appear the next day, European time, after the settlement date, but will be back-valued to and the interest of the applicable Bonds will accrue from the value date, which will be the preceding day when settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will be valued instead as of the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of Bonds, will need to make funds available to Euroclear or Clearstream in order to pay for the Bonds on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

As an alternative, if Clearstream or Euroclear has extended a line of credit to a Clearstream or Euroclear participant, the participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing interests in the Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the beneficial interests in such Bonds were credited to their accounts. However, interest on the book-entry security would accrue from the value date. Therefore, in many cases the investment income on the beneficial interest in the Bonds earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC accountholders can employ their usual procedures for transferring Bonds to the respective depositaries of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC accountholders, a cross-market sale transaction will settle no differently from a trade between two DTC accountholders.

Finally, day traders that use Clearstream or Euroclear to purchase interests in the Bonds from DTC accountholders for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures,

•

borrowing the interests in the United States from a DTC accountholder no later than one day prior to settlement, which would give the interests sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade, or

•

staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC accountholder is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Trading Between Euroclear or Clearstream Seller and DTC Purchaser

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant, at least one business day prior to settlement. Clearstream or Euroclear will instruct its depositary to credit the interest in the Bonds to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. Payment will include interest accrued on the beneficial interest in the Bonds from and including the last interest payment date to and excluding the settlement date. The payment will then be credited to the account of the Clearstream participant or Euroclear participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date the receipt of the cash proceeds and securities debit would instead be valued as of the actual settlement date.

TAXATION

The following discussion summarizes certain Uruguayan and United States federal income tax considerations that may be relevant to you if you acquire the Bonds. This summary is based on laws and regulations in effect as of the date of this prospectus supplement, which may change. Any change could affect the continued validity of this summary. This discussion supplements, and to the extent that it differs, replaces the “Taxation” section contained in the accompanying prospectus. This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of holding Bonds, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Uruguayan Income Tax Considerations

The following discussion summarizes certain aspects of Uruguayan income taxation that may be relevant to you if you are a Non-Resident Holder of Bonds. For the purposes of this summary, you are a “Non-Resident Holder” if you are a holder of Bonds who is an individual that is a non-resident of Uruguay or a legal entity that is not organized in Uruguay. This summary may also be relevant to you if you are a Non-Resident Holder of Bonds in connection with the holding and disposition of the Bonds. The summary is based on Uruguayan laws, rules and regulations now in effect, all of which may change. This summary is not intended to constitute a complete analysis of the income tax consequences under Uruguayan law of the receipt, ownership or disposition of the Bonds, in each case if you are a non-resident of Uruguay, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Uruguay.

Under Uruguayan law, as currently in effect, if you are a Non-Resident Holder of Bonds and you do not, maintain a permanent establishment in Uruguay, interest and principal payments on the Bonds will not be subject to Uruguayan income or withholding tax. If you are a Non-Resident Holder and you obtain capital gains resulting from any trades of Bonds effected between or in respect of accounts maintained by or on behalf of you, you will not be subject to Uruguayan income or other Uruguayan taxes where you have no connection with Uruguay other than as a holder of an interest in Bonds nor a permanent establishment. If you are a Non-Resident Holder and you do not maintain a permanent establishment in Uruguay, payments of interest and principal on Bonds to you, and any gain realized upon the disposition of Bonds by you, will not be subject to Uruguayan taxes. Furthermore, if you are a Non-Resident Holder who maintains a permanent establishment in Uruguay, the tax exemptions above mentioned, may also be applicable.

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that may be relevant to a U.S. holder (as defined in the “Taxation” section contained in the accompanying prospectus). This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of Bonds that purchase the Bonds in this offering at the offering price listed on the front page of this prospectus supplement and hold the Bonds as capital assets. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Bonds as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities or arrangements taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, U.S. holders engaged in a trade or business in Uruguay or who maintain a permanent establishment in Uruguay, or persons that have a “functional currency” other than the U.S. dollar. Moreover, this discussion does not address all the U.S. federal income tax considerations that may be relevant to prospective purchasers of Bonds who also participate in the Tender Offers, and such prospective purchasers should consult their own tax advisors regarding the consequences to them of their sale of bonds in the Tender Offers and the acquisition, ownership and disposition of the Bonds in their particular circumstances.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign, U.S. federal estate, gift or other tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding Bonds under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

Qualified Reopening. It is expected that the Bonds offered by this prospectus supplement (the “additional Bonds”) will be issued pursuant to a “qualified reopening” of the Bonds issued on October 29, 2025 (the “original Bonds”) for United States federal income tax purposes. In such case, the additional Bonds will be deemed to have the same issue date and the same issue price as the original Bonds for U.S. federal income tax purposes. The original Bonds had an issue price equal to 100.00% of the stated principal amount. The remainder of this discussion assumes that the additional Bonds will be issued pursuant to a qualified reopening of the original Bonds for U.S. federal income tax purposes.

Pre-Reopening Accrued Interest. The initial offering price for the additional Bonds will include amounts attributable to unpaid stated interest accrued from April 29, 2026 through the closing date of this offering, which Uruguay calls “pre-reopening accrued interest.” Pre-reopening accrued interest will be included in the accrued interest to be paid on the Bonds on the first interest payment date after the issuance of the Bonds. In accordance with applicable U.S. Treasury regulations, for U.S. federal income tax purposes, Uruguay will treat the Bonds as having been purchased for a price that does not include any pre-reopening accrued interest. Uruguay intends to treat the portion of the first stated interest payment equal to the pre-reopening accrued interest as a nontaxable return of such pre-reopening accrued interest and, accordingly, it generally will not be includable in income. Pre-reopening accrued interest so treated and not included in income should not form part of any amortizable bond premium, as discussed below. A U.S. holder will recognize net foreign currency gain or loss, as the case may be, with respect to any pre- reopening accrued interest, to the extent that the difference between the amount received in U.S. dollars as a return of such pre-reopening accrued interest on the first interest payment date and the amount paid in U.S. dollars attributable to pre-reopening accrued interest at the time of purchase of the additional Bonds is attributable to fluctuations in the exchange rate for U.S. dollars into pesos. Such foreign currency gain or loss generally will be treated as U.S.-source ordinary income or loss. Prospective investors should consult their own tax advisors regarding the tax treatment of pre-reopening accrued interest.

Payments of Interest. Applicable U.S. Treasury Regulations provide rules for determining the “spot rate” used to convert foreign currency into U.S. dollars with respect to the purchase of foreign currency denominated debt instruments and payments received on, or with respect to the disposition of, foreign currency denominated debt instruments. The spot rate under these U.S. Treasury Regulations may differ from the actual rates used to convert Uruguayan pesos into U.S. dollars with respect to the purchase of, and payments on or with respect to, the additional Bonds. While not free from doubt, we believe that it would be reasonable to treat such actual rates as the relevant exchange rates (i.e., the “spot rates”) with respect to amounts paid or received by a U.S. holder with respect to the additional Bonds, and the remainder of this discussion assumes such treatment. Prospective investors should consult their own tax advisors as to the consequences of a different interpretation of the spot rate.

Subject to the foreign currency rules discussed below, payments of interest (including additional amounts, if any, but other than any pre-reopening accrued interest excluded from the purchase price of the additional Bonds, as discussed above) generally will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received in accordance with the U.S. holder’s method of tax accounting.

Because the additional Bonds are denominated in a single currency other than the U.S. dollar, a U.S. holder that uses an accrual method of accounting for tax purposes will accrue interest income on the additional Bonds in pesos and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the accrual method U.S. holder’s taxable year), or, at the accrual method U.S. holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. An accrual method U.S. holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). A U.S. holder that uses the accrual method of accounting for tax purposes will recognize net foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to an additional Bond (including upon the sale, exchange or other taxable disposition of an additional Bond, the receipt of proceeds which include amounts attributable to accrued interest previously included in income) if the amount of U.S. dollars received differs from the amount the U.S. holder accrued with respect to such payment. Foreign currency gain or loss generally will be treated as U.S.-source ordinary income or loss but generally will not be treated as an adjustment to interest income received on the additional Bond.

Bond Premium. A U.S. holder that purchases an additional Bond at a price (excluding pre-reopening accrued interest) greater than its stated principal amount will be considered to have purchased the additional Bond at a premium, and may elect to amortize such premium as an offset to interest income, using a constant-yield method, over the remaining term of the additional Bond. Such premium will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in pesos. On the date bond premium offsets interest income, the U.S. holder may recognize U.S.-source exchange gain or loss (taxable as ordinary income or loss) equal to the amount offset multiplied by the difference between the spot rate in effect on the date of the offset, and the spot rate in effect on the date the U.S. holder acquired the additional Bond. A U.S. holder that elects to amortize such premium must reduce its tax basis in the additional Bond by the amount of the premium amortized during its holding period. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis when the additional Bond matures or is disposed of by the holder. Therefore, if a U.S. holder does not elect to amortize such premium and holds the additional Bond to maturity, the holder generally will be required to treat the premium as capital loss when the additional Bond matures, except as discussed below under “Purchase, Sale and Retirement” with respect to foreign currency gain or loss.

Purchase, Sale and Retirement. Upon the sale, exchange, retirement or other disposition of the additional Bonds, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the transaction (less any amount attributable to accrued but unpaid interest, which will be taxable as such) and its tax basis in the additional Bond.

If a U.S. holder receives pesos or any other non-U.S. currency in respect of the sale, exchange, retirement or other disposition of an additional Bond, the amount realized will generally be the U.S. dollar value of the non-U.S. currency received calculated at the spot rate of exchange in effect on the date the instrument is disposed of. If the additional Bonds are traded on an established securities market, a cash method U.S. holder, and if it so elects, an accrual method U.S. holder will determine the U.S. dollar value of that amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. This election, if made, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

A U.S. holder’s tax basis in an additional Bond generally will be equal to the U.S. dollar amount that the U.S. holder paid for the additional Bond, excluding any amount attributable to pre-reopening accrued interest and reduced by any amortizable bond premium previously amortized. Except as discussed below with respect to foreign currency gain or loss, gain or loss recognized on a taxable disposition of an additional Bond will be capital gain or loss. If, at the time of the sale, exchange, retirement or other taxable disposition of an additional Bond, a U.S. holder has held the additional Bond for more than one year, the gain or loss will be long-term capital gain or loss. Otherwise, the gain or loss will be short-term capital gain or loss. Long-term capital gains realized by a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. holder will recognize net foreign currency gain or loss, as the case may be, with respect to principal on the additional Bonds (which, for this purpose, will be the U.S. holder’s peso-denominated purchase price), whether received at maturity or upon the sale, exchange or other taxable disposition of the additional Bonds, to the extent that the difference in the amount of principal received upon the maturity or other taxable disposition of the additional Bonds and the amount paid in U.S. dollars to purchase the additional Bonds is attributable to fluctuations in the spot exchange rate for U.S. dollars into pesos. Such foreign currency gain or loss generally will be treated as U.S.-source ordinary income or loss and will not be treated as an adjustment to interest income received on the additional Bonds.

The amount of foreign currency gain or loss recognized (with respect to both principal and interest) will, however, be limited to the amount of overall gain or loss realized on the disposition.

Information Reporting and Backup Withholding. Payments in respect of the additional Bonds that are paid within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting, unless the U.S. holder is an exempt recipient that establishes its exemption when required. Such payments to a non-exempt recipient that is a U.S. holder may also be subject to backup withholding, unless the U.S. holder provides an accurate taxpayer identification number and certifies that it has not lost its exemption from backup withholding. Non-U.S. holders (as defined in the “Taxation” section contained in the accompanying prospectus) are generally exempt from backup withholding, but may have to comply with certification procedures to prove their entitlement to this exemption. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Currency Bonds and Reportable Transactions. A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to an additional Bond as a reportable transaction if the loss equals or exceeds US$50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of an additional Bond constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on IRS Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of the additional Bonds.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 at the end of the taxable year, or US$75,000 at any time during the taxable year may be required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include additional Bonds issued in certificated form) that are held for investment and are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or in part.

Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the additional Bonds, including the application of the rules to their particular circumstances.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated as of July 28, 2026, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc. have severally agreed to purchase, and Uruguay has agreed to sell to the underwriters, Ps. 52,177,088,971 aggregate principal amount of the Bonds.

The underwriters have advised Uruguay that they propose to initially offer the Bonds to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed, severally and not jointly, to purchase, and Uruguay has agreed to sell to that underwriter, the principal amount of Bonds set forth opposite the underwriter’s name.

Underwriters	Principal Amount
Citigroup Global Markets Inc.	Ps. 17,392,362,990
Goldman Sachs & Co. LLC	Ps. 17,392,362,990
Itau BBA USA Securities, Inc.	Ps. 17,392,362,991

Total	Ps. 52,177,088,971

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the Bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the Bonds if they purchase any of the Bonds. The underwriters may offer and sell the Bonds through certain of their affiliates. Some of the Bonds will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

Uruguay has agreed to indemnify the underwriters and their controlling persons against certain liabilities, in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The following table indicates the underwriting discount that Uruguay is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Bonds):

Paid by Uruguay
Per Bond	0.096%

Uruguay estimates that its total expenses for this offering will be approximately US$150,000.

In connection with the offering, the underwriters may purchase and sell Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Bonds in excess of the principal amount of Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Bonds made for the purpose of preventing or retarding a decline in the market price of the Bonds while the offering is in progress.

Stabilizing transactions may also cause the price of the Bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Any stabilization may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Bonds is made and, if begun, may be ended at any time, but must end no later than the earlier of 30 calendar days after the issue date of the Bonds and 60 calendar days after the date of the allotment of the Bonds.

Neither Uruguay nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Bonds. In addition, neither Uruguay nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

Delivery of the Bonds is expected on or about August 5, 2026, which will be the sixth business day following the date of pricing of the Bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds prior to the business day before delivery will be required, by virtue of the fact that the Bonds initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds prior to the business day before delivery should consult their own advisor.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Uruguay. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Itau BBA USA Securities, Inc. are expected to act as dealer managers in the Tender Offers. Additionally, the underwriters or their affiliates may receive a portion of the proceeds from the Tender Offers to the extent that they own and tender notes pursuant to the Tender Offers.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in the EEA of Bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Bonds shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated

Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has been prepared on the basis that any offer of the Bonds in the UK will be made pursuant to an exception specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of the Bonds.

No disclosure document required by the DISC for offering, selling or distributing the Bonds or otherwise making them available to retail investors in the UK has been prepared.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the Bonds is responsible for undertaking its own target market assessment in respect of the Bonds and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

This prospectus supplement has not been approved by an authorized person for the purposes of section 21 of the FSMA. This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order; (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each dealer has represented and agreed, and each subsequent dealer appointed under this prospectus supplement will be required to represent and agree, severally and not jointly that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to Uruguay; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bonds in, from or otherwise involving the UK.

Notice to Prospective Investors in Switzerland

The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Bonds, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

This offer document is an Exempt Offer in accordance with the Market Rulebook of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rulebook. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Bonds to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). The prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Bonds to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of the prospectus supplement you should consult an authorized financial advisor.

This document is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The Bonds are not being offered or sold, in Hong Kong, by means of the prospectus supplement and any other documents or materials relating to the Offers other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public for the purposes of the Securities and Futures Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance. Neither the Republic nor the underwriters has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. This prospectus supplement and the accompanying prospectus or any other document or material in connection with the Offers may not be circulated or distributed in such a manner to cause such Bonds to be made the subject of an invitation for subscription or purchase whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Bonds under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, or Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Uruguay has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Bonds are “prescribed capital markets products” (as defined in the Securities and Futures Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The offer of the Bonds has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Bonds may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Bonds in Taiwan.

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Chile

Pursuant to Chilean Capital Markets Act and Norma de Carácter General (“General Rule”) No. 336, dated June 27, 2012, issued by the Chilean Financial Market Commission (“CMF”), the existing bonds may be privately offered in Chile to certain “qualified investors” identified as such by CMF General Rule No. 336 (which in turn are further described in CMF General Rule No. 216, dated June 12, 2008, and in CMF General Rule No. 410, dated July 27, 2016). General Rule No. 336 requires the following information to be provided to prospective investors in Chile:

1. Date of commencement of the offer: July 28, 2026. The offer of the Bonds is subject to General Rule No. 336, dated June 27, 2012, issued by the CMF;

2. The subject matter of this offer are securities not registered with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, and as such are not subject to the oversight of the CMF;

3. Since the Bonds are not registered in Chile there is no obligation by Uruguay to make publicly available information about the Bonds in Chile; and

4. The Bonds shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

Notice to Prospective Investors in Peru

The Bonds and the information contained in this prospectus supplement has not been, and will not be, registered with or approved by the Superintendency of the Securities Market (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Bonds cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru.

Notice to Prospective Investors in Argentina

The Bonds have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The Bonds may not be publicly distributed in Argentina. Neither Uruguay nor the underwriters will solicit the public in Argentina in connection with this prospectus supplement.

Notice to Prospective Investors in Brazil

The Bonds have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Bonds in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 160 of July 13, 2022, as amended. Documents relating to the offering of the Bonds may not be delivered in Brazil.

Notice to Prospective Investors in Uruguay

The Bonds are exempt from all registration requirements in Uruguay pursuant to Section 3 of Law N° 18.627.

Other

The underwriters have agreed that they have not offered, sold or delivered, and they will not offer, sell or deliver, any of the Bonds, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the Bonds, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on Uruguay except as set forth in the underwriting agreement.

Neither Uruguay nor the underwriters have represented that the Bonds may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assumes any responsibility for facilitating these sales.

FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus supplement may contain forward-looking statements:

•	this prospectus supplement;

•	the accompanying prospectus;

•	any amendment or supplement hereto; and

•	the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of these forward-looking statements in light of new information or future events, including changes in Uruguay’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. The information contained in this prospectus supplement identifies important factors that could cause such differences. Such factors include, but are not limited to:

•

adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•

adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•

other adverse factors, such as climatic or political events, international hostilities and the effects of pandemics or epidemics and any subsequent mandatory regulatory restrictions or containment measures.

GENERAL INFORMATION

Due Authorization

Uruguay has authorized the creation and issue of the Bonds pursuant to Decree No. 174, dated July 21, 2026, of the Executive Power of the Republic of Uruguay and the corresponding resolution of the Ministry of Economy and Finance.

Litigation

Except as disclosed in this prospectus supplement (and any document incorporated by reference), during the twelve months preceding the date of this prospectus supplement, neither Uruguay nor any Uruguayan governmental agency is or has been involved in any litigation or arbitration or administrative proceedings or governmental proceedings (including any such proceedings which are pending or threatened of which Uruguay is aware) which may have, or have had in the recent past, significant effects on Uruguay’s financial position.

Listing

Application will be made to list the Bonds on the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurances can be given by Uruguay that such application will be approved or that such listing will be maintained.

Validity of the Bonds

The validity of the Bonds will be passed upon for Uruguay by Counsel to the Ministry of Economy and Finance of Uruguay and by Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, special New York counsel to Uruguay.

The validity of the Bonds will be passed upon for the underwriters by Allen Overy Shearman Sterling US LLP, 599 Lexington Avenue, New York, New York 10022, United States counsel to the underwriters, and by Guyer & Regules, Plaza Independencia 811, 11100 Montevideo, Uruguayan counsel to the underwriters.

As to all matters of Uruguayan law, Cleary Gottlieb Steen & Hamilton LLP may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay, and Allen Overy Shearman Sterling US LLP may rely on the opinion of Guyer & Regules.

As to all matters of United States law, Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, and Guyer & Regules may rely on the opinion of Allen Overy Shearman Sterling US LLP. All statements with respect to matters of Uruguayan law in this prospectus supplement and the accompanying prospectus have been passed upon by Counsel to the Ministry of Economy and Finance of Uruguay and Guyer & Regules and are made upon their authority.

Significant Changes to Public Finance and Trading Position

Except as disclosed in this prospectus supplement (and any document incorporated by reference), since December 31, 2024, there have been no significant changes to the public finance and trade data of the Republic of Uruguay.

Where You Can Find More Information

Uruguay has filed the Registration Statements with the SEC. You may request copies of this document, including all amendments thereto, the accompanying prospectus, any documents incorporated by reference into the Registration Statements and the various exhibits to these documents, free of charge, by contacting the Office of the Representative of the Ministry of Economy and Finance of the Republic of Uruguay, 1913 I Street N.W., Lobby, Washington, D.C. 20006, United States.

Uruguay is not subject to the informational requirements of the Exchange Act. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the Registration Statements to which this prospectus supplement and the accompanying prospectus relate. When filed, these exhibits will be incorporated by reference into the Registration Statements. See “Incorporation by Reference” on page S-4 of this prospectus supplement. The annual reports, their amendments and the registration statements, including their various exhibits, are available to the public from the SEC’s website at http://www.sec.gov.

You may inspect copies of the Indenture and the forms of the Bonds during normal business hours on any weekday (except public holidays) at the offices of the trustee.

Clearing

The Bonds have been accepted for clearance through DTC, Euroclear and Clearstream. The codes are:

ISIN	CUSIP	Common Code
US760942BJ08	760942BJ0	322080506

PROSPECTUS

República Oriental del Uruguay

Debt Securities

and/or

Warrants to Purchase Debt Securities

Uruguay may from time to time offer and sell its securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. Uruguay may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Uruguay may offer securities having an aggregate principal amount of up to US$5,817,198,438.66 (or the equivalent in other currencies) in the United States. The securities will be direct, general and unconditional foreign debt of Uruguay and will rank equal in right of payment among themselves and with all other unsubordinated foreign debt of Uruguay.

Uruguay may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

The trust indenture described in this prospectus contains collective action clauses with provisions regarding future modifications to the terms of debt securities issued thereunder that are described herein beginning on page 10. Under these provisions, which differ from the terms of Uruguay’s public foreign debt issued prior to the date hereof, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2023.

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities Uruguay may offer under the “shelf” registration statement it has filed with the SEC. Each time Uruguay sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to Uruguay’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about Uruguay’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Uruguay undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. Uruguay cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

adverse external factors, such as changes in international prices, high international interest rates and recession or low economic growth in Uruguay’s trading partners. Changes in international prices and high international interest rates could increase Uruguay’s current account deficit and budgetary expenditures. Recession or low economic growth in Uruguay’s trading partners could decrease exports (including manufactured goods) from Uruguay, reduce tourism to Uruguay, induce a contraction of the Uruguayan economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•

adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility and a further deterioration in the health of the domestic banking system. These factors could lead to lower economic growth or a decrease in Uruguay’s international reserves; and

•

other adverse factors, such as climatic or political events, international hostilities and global or national health considerations, including the outbreak of a pandemic or contagious disease, such as the coronavirus (“COVID-19”) pandemic.

DATA DISSEMINATION

On February 18, 2004, Uruguay became the 56th subscriber to the IMF’s Special Data Dissemination Standard or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For Uruguay, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx?ctycode=URY. Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Uruguay will use the net proceeds from the sale of securities for the general purposes of the government of Uruguay, including but not limited to the refinancing, repurchase or retirement of domestic and external indebtedness of the government. Uruguay may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that Uruguay may offer. Each time Uruguay offers securities, Uruguay will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Uruguay will issue the debt securities under an indenture dated October 27, 2015 (as amended from time to time, the “indenture”) between Uruguay and The Bank of New York Mellon, as trustee. Uruguay has filed the indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•

if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow Uruguay to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which Uruguay will make payments;

•	the authorized denominations;

•	a description of any index Uruguay will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the indenture.

Uruguay may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

Uruguay may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Uruguay may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Uruguay will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

Uruguay is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated foreign debt (as defined below) of Uruguay for which the full faith and credit of Uruguay is pledged and will not have the benefit of any separate undertaking of other governmental entities (including Banco Central). The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated foreign debt of Uruguay. It is understood that this provision will not be construed so as to require Uruguay to make payments under the debt securities ratably with payments being made under any other foreign debt.

For this purpose, “foreign debt” means obligations of or guaranteed (whether by contract, statute, or otherwise) by Uruguay or Banco Central for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of Uruguay.

Payment of Principal and Interest

Uruguay will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Global Securities” below.

Uruguay will arrange for payments to be made on any certificated debt securities to the registered holders of the debt securities on the specified payment dates. Uruguay may make such payments by wire transfer or by check mailed to the holder’s registered address.

If any date for an interest or principal payment on a debt security is a day on which banking institutions in New York City (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed, Uruguay will make the payment on the next New York City (or city where the relevant paying or transfer agent is located) banking day. No interest on the debt securities will accrue as a result of this delay in payment.

If any money that Uruguay pays to the trustee or to any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Uruguay on Uruguay’s written request. Uruguay will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Uruguay’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the securities. See “— Limitation on Time for Claims” below.

Additional Amounts

All payments by Uruguay in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of Uruguay, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a “relevant tax”), Uruguay will pay such additional amounts (“additional amounts”), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

•

imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Uruguay other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

•

imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with Uruguay, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that Uruguay or Uruguay’s agent has provided the holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction;

•

imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on the last date of such 30-day period; or

•

in respect of any taxes, duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended as of the issue date (or any amended or successor version that is substantively comparable) (the “Code”) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation, rule or practice adopted pursuant to any such intergovernmental agreement or pursuant to any treaty or convention implementing such Sections of the Code.

As used in this paragraph, “relevant date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” under the indenture also refers to any additional amounts which may be payable under the indenture.

No additional amounts will be payable in respect of any security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Uruguay will pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the debt securities. Uruguay will also indemnify the holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of Uruguay under the debt securities following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal of or interest on the debt securities will include any additional amounts payable by Uruguay in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, Uruguay will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Uruguay or repayable before maturity at the option of the holder. Nevertheless, Uruguay may at any time repurchase the debt securities at any price in the open market or otherwise. Uruguay may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

Uruguay has agreed that as long as any of the debt securities remain outstanding or any amount payable by Uruguay under the indenture remains unpaid, Uruguay will not grant or allow any lien to be placed on its assets or revenues or the assets or revenues of Banco Central as security for any of its public foreign debt, unless it contemporaneously grants or allows a lien that provides security on the same terms for Uruguay’s obligations under the debt securities.

For this purpose:

•

“lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the indenture becomes effective or at any time thereafter; and

•

“public foreign debt” means any foreign debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

However, Uruguay may grant or agree to certain permitted types of liens, as described below:

•

any lien on property to secure public foreign debt arising in the ordinary course of business to finance export, import or other trade transactions, which matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which that public foreign debt was originally incurred;

•

any lien on property to secure public foreign debt that was incurred solely for the purpose of financing Uruguay’s acquisition of the property (or, in the case of public foreign debt guaranteed by Uruguay, acquisition by the relevant debtor);

•

any lien on property arising by operation of law in connection with public foreign debt, including any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions;

•	any lien existing on property at the time of acquisition;

•	any lien in existence as of the issue date of the relevant series of debt securities; and

•

any lien securing public foreign debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the holders of the public foreign debt agree to limit their recourse to the assets and revenues of project as the principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

Events of Default

Each of the following is an event of default under any series of debt securities:

1. Non-Payment: Uruguay’s failure for a period of 30 consecutive days to make a payment of principal or interest when due on any debt security of that series; or

2. Breach of Other Obligations: The failure for a period of 60 days following written notice to Uruguay by the trustee or holders representing 25% of the outstanding debt securities of that series to remedy the failure by Uruguay to observe or perform any of the covenants or agreements provided in the debt securities of that series or the indenture (other than a non-payment default); or

3. Cross Default:

•

Uruguay fails to make a payment when due or within the applicable grace period on public foreign debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies);

•

Any public foreign debt of Uruguay issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount greater than or equal to US$60,000,000 (or its equivalent in other currencies) is accelerated due to an event of default, unless the acceleration is rescinded or annulled; or

4. Moratorium: Uruguay or certain courts declare a general suspension of payments or a moratorium on payment of Uruguay’s public foreign debt issued, or amended as to payment terms, on or after April 10, 2003; or

5.	Validity:

•

The validity of the debt securities of that series is contested in certain formal proceedings by Uruguay or by any governmental entity of Uruguay that has the legal power to contest the validity of the securities;

•	Uruguay denies any of its obligations to the holders of that series under the debt securities or the indenture; or

•

A legislative or constitutional measure or a final decision by a court in Uruguay purports to render any material provision of the debt securities of that series invalid or to prevent or delay the performance of any of Uruguay’s material obligations under the securities; or

6. Failure of Authorizations: Any law, regulation or governmental authorization necessary for Uruguay to perform its material obligations under the debt securities of that series ceases to be in full force and effect or is modified in a manner that adversely affects the rights or claims of any of the holders; or

7. Judgments: Any of several special types of judgments is levied against all or any substantial part of the assets of Uruguay in connection with a monetary judgment exceeding US$60,000,000 (or its equivalent in other currencies) and Uruguay does not adequately satisfy, bond, contest in good faith, or receive a stay of execution in respect of, such judgment within 45 days; or

8. Illegality: Any applicable law, rule or regulation is adopted which would make it unlawful for Uruguay to comply with its obligations described in “Additional Amounts” above; or

9. IMF Membership: Uruguay ceases to be a member of the IMF.

If any of the above events of default occurs and is continuing with respect to debt securities of any series, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of that series to be due and payable immediately by giving written notice to Uruguay with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of Uruguay, unless Uruguay has remedied the event or events of default prior to receiving the notice.

Holders of debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•

following the declaration that the principal of the debt securities of that series has become due and payable immediately, Uruguay deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured, remedied or waived.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing, (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee, and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments, and Waivers—Collective Action

Uruguay may call a meeting of holders of debt securities of any series at any time regarding the indenture or the debt securities of the series. Uruguay will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Uruguay or the trustee will call a meeting of holders of debt securities of any series if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to Uruguay or the trustee (with a copy to Uruguay) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Uruguay will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. Uruguay will set the procedures governing the conduct of the meeting and if additional procedures are required, Uruguay, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. Uruguay will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Uruguay.

The holders of a series of debt securities may generally approve any proposal by Uruguay to modify or take action with respect to the indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by Uruguay that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the indenture);

•	change the currency or place of payment of any amount payable ;

•	modify Uruguay’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Uruguay or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without your consent as long as the change is approved, pursuant to one of the three following modification methods by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the indenture dated as of May 29, 2003 between Uruguay, as issuer, Banco Central del Uruguay, as financial agent and The Bank of New York Mellon (formerly, The Bank of New York), as trustee (the “2003 indenture”) (“2003 debt securities”) are outstanding, if Uruguay certifies to the trustee and to the trustee under the 2003 indenture that a cross-series modification is being sought simultaneously with a “2003 indenture reserve matter modification,” the 2003 debt securities affected by such 2003 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if Uruguay seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2003 debt securities affected by the 2003 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2003 debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as though those 2003 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2003 debt securities, shall be governed exclusively by the terms and conditions of those 2003 debt securities and by the 2003 indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2003 debt securities pursuant to the amendment and modification provisions of such 2003 debt securities.

Uruguay may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2003 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2003 debt securities, pursuant to the 2003 indenture.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Uruguay will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Uruguay’s economic and financial circumstances that are in Uruguay’s opinion, relevant to the request for the proposed modification, a description of Uruguay’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Uruguay shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Uruguay’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Uruguay is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities has approved any amendment, modification or change to, or waiver of, debt securities or the indenture, or whether the required percentage of holders of debt securities of any series has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Uruguay or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality, except that (x) debt securities held by Uruguay or any public sector instrumentality of Uruguay or by a corporation, trust or other legal entity that is controlled by Uruguay or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Uruguay or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the central government of Uruguay, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Uruguay and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture (as it refers to such series) or such debt securities for the purpose of:

•	adding to Uruguay’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of Uruguay’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Uruguay and the trustee may determine and that does not materially adversely affect the interest of any holders of the debt securities of that series;

•	correcting a manifest error of a formal, minor or technical nature; or

•	conforming the provisions of the debt securities of that series to the description of such debt securities in the related prospectus or prospectus supplement.

Further Issues of Debt Securities

Uruguay may from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with less than a de minimis amount of original issue discount, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

If Uruguay issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Uruguay will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Uruguay may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Uruguay and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions Uruguay may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and will not constitute indebtedness of Uruguay.

Global Securities

The Depository Trust Company, or DTC, Euroclear Bank SA/NV, or Euroclear, and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Uruguay nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Uruguay nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Uruguay may issue warrants or debt securities of a series in whole or in part in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Uruguay refers to the intangible securities represented by a global security as “book-entry” securities.

Uruguay will deposit any global security it issues with a clearing system or its nominee. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Uruguay and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once Uruguay arranges for payments to be made to the registered holder, Uruguay will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Uruguay to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Uruguay.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

The Clearing Systems

The following description reflects Uruguay’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. Uruguay has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and Uruguay takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Unless otherwise specified in a prospectus supplement, Uruguay will issue securities in certificated form only if:

•

the depositary notifies Uruguay that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Uruguay does not appoint a successor depositary or clearing agency within 90 days;

•	Uruguay decides it no longer wishes to have all or part of the securities represented by global securities; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

Any Certificated Securities issued under these circumstances shall be in registered form.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Uruguay may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Uruguay and to the trustee an indemnity under which it will agree to pay Uruguay, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Uruguay and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If Uruguay issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Uruguay will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Uruguay may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Uruguay or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agents; Transfer Agents; Registrar

Uruguay may appoint paying agents, transfer agents and a registrar with respect to each series of securities, which will be listed at the back of the relevant prospectus supplement. Uruguay may at any time appoint new paying agents, transfer agents and registrars with respect to a series. Uruguay, however, will at all times maintain a principal paying agent, a transfer agent and a registrar in New York City. Uruguay will give prompt notice to all holders of securities of any future appointment or any resignation or removal of any paying agent, transfer agent or registrar or of any change by any paying agent, transfer agent or registrar in any of its specified offices.

Notices

Uruguay will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. Uruguay will consider any mailed notice to have been given five business days after it has been sent. Uruguay will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

Uruguay will also publish notices to the holders (a) in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, Uruguay will publish such notices in a leading English language daily newspaper with general circulation in Europe. Uruguay will consider any published notice to be given on the date of its first publication.

Limitation on Time for Claims

Claims against Uruguay for the payment of principal or interest on the securities (including additional amounts) must be made within four years after the date on which such payment first became due, or a shorter period if provided by law.

Governing Law

The securities and the indenture are governed by, and will be interpreted according to, the law of the State of New York unless otherwise specified in any series of securities, except that all matters related to the consent of holders and any modifications to the indenture or the securities will always be governed by and construed in accordance with the law of the State of New York.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The securities and the indenture provide that Uruguay will appoint and maintain at all times as its process agent CT Corporation System, with an office on the date of this Prospectus at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America. Process may be served upon Uruguay’s process agent in any judicial action or proceeding commenced by the trustee or any holder arising out of or relating to the securities and the indenture in a New York state or federal court sitting in New York City, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City.

The process agent will receive on behalf of Uruguay and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except such actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. This service may be made by mailing or delivering a copy of this process to Uruguay at the address specified above for the process agent. Uruguay authorizes and directs the process agent to accept such service on its behalf.

Uruguay also will consent (as an alternative) to the service of process in any actions or proceedings, except such actions arising out of U.S. federal or state securities laws, in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in the indenture.

In addition, the trustee or, in actions permitted to be taken by the holders, the holders of securities may serve legal process in any other manner permitted by law and bring any action or proceeding against Uruguay or its property in the competent courts of other proper jurisdictions pursuant to applicable law.

Uruguay is a foreign sovereign state. Consequently, it may be difficult for the trustee or the holders of securities to obtain judgments from courts in the United States or elsewhere against Uruguay. Furthermore, it may be difficult for the trustee or holders to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Uruguay.

In connection with any legal action relating to the securities, Uruguay will:

•

submit to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the securities; and

•

agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of Uruguay.

To the extent that Uruguay has or may acquire or have attributed to it any immunity under any law (including, to the fullest extent permitted, under Uruguayan law), Uruguay will waive that immunity in respect of any claims or actions regarding its obligations under the securities, except that Uruguay will not waive immunity from attachment prior to judgment and attachment in aid of execution under Uruguayan law. Uruguay agrees that this waiver shall be to the fullest extent permitted under the United States Foreign Sovereign Immunities Act of 1976 and is intended to be irrevocable for purposes of that law.

Uruguay reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to actions brought against it under United States federal securities laws or any state securities laws, and Uruguay’s appointment of the process agent will not extend to such actions. Without a waiver of immunity by Uruguay with respect to such actions, it would be impossible to obtain a United States judgment in an action against Uruguay unless a court were to determine that Uruguay is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to that action. However, even if a United States judgment could be obtained in an action under the Foreign Sovereign Immunities Act, it may not be possible to enforce in Uruguay a judgment based on that United States judgment.

Uruguay will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the securities, the posting of any security or the furnishing, directly or indirectly, of any other security.

A judgment obtained against Uruguay in a foreign court can be enforced in the courts of Uruguay, if such judgment is ratified by the Uruguayan Supreme Court. Based on existing law, the Uruguayan Supreme Court will ratify such a judgment:

(a) if there exists a treaty with the country where such judgment was issued (no such treaty exists at the present time between Uruguay and the United States); or

(b) if such judgment:

•	complies with all formalities required for the enforceability thereof under the laws of the country where it was issued;

•	has been translated into Spanish, together with related documents, and satisfies the authentication requirements of Uruguayan law;

•	was issued by a competent court after valid service of process upon the parties to the action;

•	was issued after an opportunity was given to the defendant to present its defense;

•	is not subject to further appeal; and

•	is not against Uruguayan public policy.

Indemnification for Foreign Exchange Rate Fluctuations

Uruguay’s obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Uruguay agrees to pay the difference. The holder, however, agrees to reimburse Uruguay for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Uruguay is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Uruguay for any excess.

TAXATION

The following discussion provides a general summary of certain Uruguayan and U.S. federal income tax considerations that may be relevant to you if you purchase, own or sell the debt securities. This summary is based on tax laws, regulations, rulings and decisions in effect on the date of this prospectus. All of these laws and authorities are subject to change, and any change could be effective retroactively. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein. Additional information may be included in the prospectus supplement with respect to a series of the securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.

Uruguayan Taxation

Under existing laws and regulations of Uruguay, if you are not a resident of Uruguay for tax purposes, the principal and interest payments that you receive on the debt securities will be exempt from taxation in Uruguay.

Uruguay will make all principal and interest payments on the debt securities without withholding or deducting any Uruguayan taxes. If the law requires Uruguay to withhold or deduct taxes, Uruguay will pay you any additional amounts necessary to ensure that you receive the same amount as you would have received without the withholding or deduction. For more information, see “Description of the Securities—Additional Amounts.”

United States Federal Taxation

The following is a summary of certain U.S. federal tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed regulations, or Treasury Regulations, promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus and all of which are subject to change or to different interpretations, possibly with retroactive effect. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of investors, such as brokers or dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities classified as partnerships or partners therein, individuals present in the U.S. for more than 182 days in a taxable year, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special timing rules prescribed under section 451(b) of the Code or other aspects of United States federal, state or local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

U.S. Holders

In general, a U.S. holder who holds the debt securities or owns a beneficial interest in the debt securities will be subject to U.S. federal income taxation. You are a “U.S. holder” if you are a beneficial owner of debt securities that is, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities. If you are a U.S. holder, interest on the debt securities will be considered ordinary interest income at the time such payments are accrued or are received (in accordance with the method of accounting you use for tax purposes). It is expected, and this discussion assumes, that debt securities will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In the event the debt securities are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, on a constant-yield basis over the life of the debt securities before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

If you are a U.S. holder, when you sell, exchange or otherwise dispose of debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (except any amounts attributable to accrued but unpaid interest, which will be subject to tax as such) and your tax basis in the debt securities. You will generally recognize gain or loss on principal payments on a pro rata basis as principal payments are made. Your tax basis in a debt security generally will equal the cost of the debt security to you, reduced by amounts attributable to payments of principal previously received in respect of such debt security. If you are an individual and the debt security being sold, exchanged or otherwise disposed of is held for more than one year, you may be eligible for reduced rates of taxation on any capital gain realized. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders

Under current U.S. federal income tax law, if you are a beneficial owner of debt securities that is an individual, corporation, estate or trust that is not a U.S. holder (a “non-U.S. holder”), the interest that you receive on the debt securities generally will be exempt from U.S. federal income tax, including withholding tax, and any gain you realize on a sale or exchange of the debt securities generally will be exempt from U.S. federal income tax, including withholding tax. A debt security held by an individual holder who at the time of death is a non-resident alien will not be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns may also be required to be filed with the IRS in connection with payments made on the debt securities. If you are a United States person (as defined in the Code), you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number and certify that you are not subject to backup withholding. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certain certification procedures.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

Uruguay will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to Uruguay from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Uruguay may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from Uruguay for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Uruguay in the ordinary course of business.

Method of Sale

Uruguay may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If Uruguay uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Uruguay may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

Uruguay may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions Uruguay may pay those agents.

In compliance with applicable guidelines of the Financial Industry Regulatory Authority or “FINRA,” the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to the applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of the applicable prospectus supplement.

Uruguay may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, Uruguay may offer the securities to holders of other securities issued or guaranteed by Uruguay as consideration for Uruguay’s purchase or exchange of the other securities, including as part of a reprofiling of Uruguay’s public debt. Uruguay may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

Uruguay will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Uruguay cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Uruguay offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of, or supplied by, Uruguay or one of Uruguay’s agencies or instrumentalities relies on the authority of such publication as a public official document of Uruguay. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that Uruguay has filed with the SEC (of which this prospectus is a part) is included as an official public statement made on the authority of Ms. Azucena Arbeleche, the Minister of Economy and Finance of Uruguay.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

For Uruguay:

•	as to all matters of Uruguayan law, Counsel to the Ministry of Economy and Finance of Uruguay; and

•	as to all matters of U.S. law, Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to Uruguay or any other counsel to Uruguay named in the applicable prospectus supplement.

For the underwriters, if any:

•	as to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement; and

•	as to all matters of Uruguayan law, any Uruguayan counsel to the underwriters named in the applicable prospectus supplement.

As to all matters of Uruguayan law:

•

Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement, may rely on the opinion of Counsel to the Ministry of Economy and Finance of Uruguay; and

•	Any U.S. counsel to the underwriters may rely on the opinions of Counsel to the Ministry of Economy and Finance of Uruguay and any Uruguayan counsel to the underwriters.

As to all matters of U.S. law:

•

Counsel to the Ministry of Economy and Finance of Uruguay may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to Uruguay named in the applicable prospectus supplement; and

•	Any Uruguayan counsel to the underwriters may rely on the opinion of any U.S. counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Uruguay in the United States is Andrés Augusto Durán Hareau, the Uruguayan Chargé d’affaires ad interim in the United States of America, whose address is 1913 I Street N.W., Lobby, Washington, D.C. 20006.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that Uruguay filed with the U.S. Securities and Exchange Commission. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

Uruguay is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. Uruguay commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2004. These reports include certain financial, statistical and other information concerning Uruguay. Uruguay may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Any filings that Uruguay makes electronically are available to the public over the Internet at the SEC’s website (www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows Uruguay to incorporate by reference some information that Uruguay files with the SEC. Incorporated documents are considered part of this prospectus. Uruguay can disclose important information to you by referring you to those documents. The following documents, which Uruguay has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	Uruguay’s annual report on Form 18-K for the year ended December 31, 2022 filed with the SEC on June 15, 2023 (File No. 333-07128) (the “2022 Annual Report”);

•	Amendment No. 1 on Form 18-K/A to the 2022 Annual Report, filed with the SEC on July 5, 2023 (File No. 333-07128); and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that Uruguay files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

República Oriental del Uruguay

c/o Debt Management Unit

Colonia 1089—Third Floor

11100 Montevideo

República Oriental del Uruguay

Fax No.: +598-2-1712-2688

Telephone No.:+598-2-1712-2785

Attention: Debt Management Unit

Website*: www.gub.uy/

*

Neither the government nor any dealers, agents or underwriters acting on behalf of Uruguay in connection with the offer and sale of securities as contemplated in this prospectus accept any responsibility for information included on this website, and its contents are not intended to be incorporated by reference into this prospectus.

THE ISSUER

República Oriental del Uruguay

c/o Ministry of Economy and Finance

Colonia 1089—Third Floor

11100 Montevideo

Uruguay

TRUSTEE, REGISTRAR,

TRANSFER AGENT AND

PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

LEGAL ADVISORS

To Uruguay as to U.S. law:	To Uruguay as to Uruguayan law:
Cleary Gottlieb Steen & Hamilton LLP	Dra. Luciana Velázquez
One Liberty Plaza	Counsel to the Ministry of Economy and
New York, New York 10006	Finance of the Republic of Uruguay
United States	Colonia 1089
11100 Montevideo
Uruguay

To the underwriters	To the underwriters
as to U.S. law:	as to Uruguayan law:
Allen Overy Shearman Sterling US LLP	Guyer & Regules
599 Lexington Avenue	Plaza Independencia 811
New York, New York 10022	11100 Montevideo
United States	Uruguay

República Oriental del Uruguay

Pricing Term Sheet

República Oriental del Uruguay

Ps. 52,177,088,971 8.000% Global Bonds due 2035 (the “Securities”)

Final Terms and Conditions

As of July 28, 2026

Issuer	República Oriental del Uruguay.

Title	8.000% Ps. Global Bonds due 2035.

Principal Amount	Ps. 52,177,088,971

Reopening of Existing Notes	The Securities constitute a further issuance of, and will form a single series with, the Ps. 54,018,277,920 8.000% Global Bonds due 2035 issued on October 29, 2025.

Maturity Date	October 29, 2035.

Pricing Date	July 28, 2026

Settlement Date	August 5, 2026 (T+6).

Reopening Yield to Maturity	7.750%

Public Offering Price	101.587% of the principal amount, plus accrued interest from April 29, 2026 to, but not including, August 5, 2026, totaling Ps. 21.33 per Ps.1,000 principal amount. The Public Offering Price will be payable in U.S. dollars based on an exchange rate of 40.194 Uruguayan pesos per $1.00 U.S. dollar.

Interest	8.000% per annum, payable semi-annually in arrears in U.S. dollars.

Payment of Interest	Amounts due in respect of interest will be paid semi-annually in arrears on April 29 and October 29 of each year, commencing on October 29, 2026, with a final interest payment on the maturity date, which will be October 29, 2035. Interest on the Securities will be calculated on the basis of a 360-day year of twelve 30-day months.

Interest Payment Dates	April 29 and October 29 of each year, commencing on October 29, 2026.

Payments of Principal	Principal will be repaid in full at maturity.

Conversion of Payment Amounts	All amounts due in respect of principal or interest will be paid in U.S. dollars, calculated by the calculation agent by exchanging the Uruguayan peso amounts into U.S. dollars at the Average Transfer Exchange Rate (see definition below) on the applicable Rate Calculation Date (see definition below).

Average Transfer Exchange Rate	The average, for the period of twenty business days ending two business days prior to any interest or principal payment date (“Rate Calculation Date”), of the bid-side interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central and which is available on Bloomberg by typing “USDUYU CBUY <CRNCY> HP <GO>”.

Optional Redemption	On or after July 29, 2035 (three months prior to the maturity date of the Securities), Uruguay may redeem the Securities, in whole or in part, at the Issuer’s option, at any time and from time to time, on not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but, excluding, the date of redemption date.

Denominations	Ps.1,000 and integral multiples of Ps. 1.0 in excess thereof.

Distribution	SEC Registered.

CUSIP/ISIN	760942 BJ0 / US760942BJ08

Governing Law	State of New York.

Listing	Application will be made to admit the Securities to the Luxembourg Stock Exchange and to have the Securities admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Joint Bookrunners	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Itau BBA USA Securities, Inc.

Calculation Agent	The Bank of New York Mellon.

The following additional information of Uruguay and regarding the securities is available from the SEC’s website and also accompanies this free-writing prospectus:

https://www.sec.gov/Archives/edgar/data/102385/000119312526316955/d68061d18k.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312526318915/d112460d424b3.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312523182065/d511752dsba.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312526317988/d78271dsb.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling Citigroup Global Markets Inc. at +1 (800) 831-9146, Goldman Sachs & Co. LLC at +1 (212) 357-8631, and Itau BBA USA Securities, Inc. collect at +1 (212) 710-6749.

Delivery of the Securities is expected on or about August 5, 2026, which will be the sixth business day following the date of pricing of the Securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities prior to one business day before the Settlement Date will be required, by virtue of the fact that the Securities initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to trade Securities prior to one business day before the Settlement Date should consult their own advisor.

This pricing term sheet has been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. Accordingly, any person making or intending to make an offer in the EEA of Securities which are the subject of the offers contemplated in the Prospectus Supplement may only do so to legal entities which are qualified investors as defined in the EEA, provided that no such offer of Securities shall require the Republic or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the Republic nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither the Republic nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2017/1129 (as amended, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in the Prospectus Supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Republic that it and any person on whose behalf it acquires Securities is not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither the Republic nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

The pricing term sheet has been prepared on the basis that any offer of the Securities in the UK will be made pursuant to an exception specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) from the requirement to publish a prospectus for offers of the Securities.

No disclosure document required by the DISC for offering, selling or distributing the Securities or otherwise making them available to retail investors in the UK has been prepared.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

This pricing term sheet is for distribution only to: (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) of the Order (“high net worth companies, unincorporated associations etc.”) of the Order; (iii) are outside the United Kingdom; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, the Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Securities will be engaged in only with, Relevant Persons.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX B-1

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REPÚBLICA ORIENTAL DEL URUGUAY

REGISTERED GLOBAL SECURITY

representing

U.S.$399,364,067

5.442% U.S.$ Bonds Due 2037

No. 6

CUSIP: 760942BH4

ISIN: US760942BH42

Common Code: 295420677

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

República Oriental del Uruguay (the “Republic”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof of the principal sum of THREE HUNDRED NINETY-NINE MILLION THREE HUNDRED SIXTY-FOUR THOUSAND SIXTY-SEVEN UNITED STATES DOLLARS (U.S.$399,364,067) or such amount as shall be the outstanding principal amount hereof in three nominally equal installments on February 14, 2035, February 14, 2036 and February 14, 2037, together with interest accrued from February 14, 2026, to, but excluding, the final maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

The Republic further unconditionally promises to pay interest semi-annually in arrears on February 14 and August 14 of each year (each, an “Interest Payment Date”), commencing August 14, 2026, on any outstanding portion of the unpaid principal amount hereof at 5.442% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from February 14, 2026 until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of February 13 and August 13 of each year (each, a “Record Date”), provided that if any of the Bonds are held as Certificated Securities (as defined in Paragraph 1(iv) below) then the Record Date shall be 15 calendar days prior to each Interest Payment Date. This is a Global Security (as that term is defined in the Indenture referred to below) deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the United States as at the time of payment shall be legal tender for payment of public and private debts. The Republic, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Security.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Security and by acceptance hereof each Holder of this Global Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Security is issued in respect of an issue of U.S.$399,364,067 principal amount of 5.442% Bonds due 2037 of the Republic (the “Securities”) to be consolidated, form a single series and be fully fungible with the Republic’s outstanding 5.442% Bonds due 2037 issued on February 14, 2025 and October 29, 2025, and is governed by (i) the Indenture dated as of October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Securities set forth on the reverse of this Global Security (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities (as defined in the Indenture) of the same Series issued under the Indenture and the Terms.

Upon any exchange of all or a portion of this Global Security for Certificated Securities in accordance with the Indenture, or any increase or decrease in the principal amount of this Global Security, such increase or decrease shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been manually executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

[Remainder of the page intentionally left in blank]

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IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated: August 5, 2026

REPÚBLICA ORIENTAL DEL URUGUAY

By:
Name:	Gabriel Oddone
Title:	Minister of Economy and Financ

By:
Name:	Adriana Arosteguiberry
Title:	Accountant General of the Republic

[Signature Page – Global Bond]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated: August 5, 2026

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name: Glenn McKeever
Title: Vice President

[Signature Page – Global Bond]

Schedule A

Date of Increase or Decrease	Increase of Principal Amount of this Global Security	Decrease of Principal Amount of this Global Security	Remaining Principal Amount of this Global Security	Notation Made By

REVERSE OF SECURITIES

TERMS AND CONDITIONS OF THE SECURITIES

1. General. i) This Security is one of a duly authorized Series of debt securities of the República Oriental del Uruguay (the “Republic”), designated as its 5.442% U.S.$ Bonds due 2037 (each Security of this Series a “Security” and collectively, the “Securities”), and issued or to be issued in one or more Series pursuant to an Indenture dated as of October 27, 2015, between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended, modified and/or supplemented from time to time (the “Indenture”). The Holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the Indenture.

ii) The Securities constitute and will constitute direct, general, unconditional and unsubordinated Foreign Debt of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other Foreign Debt.

iii) The Securities were authorized and issued under Decree No.174/026 dated July 21, 2026, of the Executive Power of the Republic, as such Decree may be supplemented or amended from time to time and the corresponding Resolution of the Ministry of Economy and Finance dated July 23, 2026.

iv) The Securities are in fully registered form, without coupons only in denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof. The Securities may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Securities, exchanges and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture and the Authorization. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

v) For the purposes of this paragraph 1 and paragraphs 5 and 6 below, the following term shall have the meaning specified below:

“Foreign Debt” means obligations (other than the Securities) of, or guaranteed (whether by contract, statute or otherwise) by, the Republic or Banco Central del Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the Holder thereof may be payable, in a currency other than the local currency of the Republic.

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2. Payments. (a) The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts) on, the Securities and any other payments to be made by the Republic under the Securities and the Indenture, at the place or places, at the respective times and in the manner provided in the Securities and the Indenture. Principal of the Securities will be payable against surrender of such Securities at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the Holder with, a bank located in New York City. Payment of interest or principal (including Additional Amounts (as defined below)) on Securities will be made to the persons in whose name such Securities are registered at the close of business on the applicable Record Date, whether or not such day is a Business Day, notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Republic shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Securities are registered as of a subsequent record date established by the Republic by notice, as provided in paragraph 12 of these Terms, by or on behalf of the Republic to the Holders of the Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Notwithstanding the immediately preceding sentence, in the case where such interest, principal or premium, if any, (including Additional Amounts as defined below) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by the Republic. Payment of interest on Certificated Securities will be made (i) by a U.S. dollar check drawn on a bank in New York City mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least U.S.$1,000,000 in principal amount of Certificated Securities to the Trustee not later than the relevant Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Holder with a bank in New York City. Payment of interest on a Global Security will be made (i) by a U.S. dollar check drawn on a bank in New York City delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City. “Business Day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks in New York City (or in the city where the relevant paying or transfer agent is located) are required or authorized by law to close.

(b) In any case where the date of payment of the principal, interest or premium, if any, (including Additional Amounts) on, the Securities shall not be a Business Day, then payment of principal, interest or premium, if any, (including Additional Amounts) will be made on the next succeeding Business Day. Such payments will be deemed to have been made on the due date, and no interest on the Securities will accrue as a result of the delay in payment.

(c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal, interest or premium, if any, (including Additional Amounts) on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, interest or premium, if any, shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such paying agent, upon the written request of the Republic and, to the extent permitted by law, the Holder of such Security shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. The Republic shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Security until such time as the claims against the Republic for payment of such amounts shall have prescribed pursuant to paragraph 14 of these Terms.

(e) If the Republic at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Securities, the Republic will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of 5.442% per annum, together with Additional Amounts, if applicable.

3. Optional Redemption. (a) Prior to November 14, 2036 (three months prior to the maturity date of the Securities) (the “Par Call Date”), the Republic may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places and calculated by the Republic) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date and taking into account the interest rate applicable on the Securities on the redemption date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(b) At any time on or after the Par Call Date, the Republic may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(c) For the purposes of this paragraph 3 the following terms shall have the meanings specified below:

•	“Treasury Rate” means, with respect to any redemption date, the yield determined by the Republic in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Republic after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading).

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In determining the Treasury Rate, the Republic shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period (the “Remaining Life”) from the redemption date to the date that reflects the remaining weighted average life of the Security (assuming the last amortization payment on the Securities is made on the Par Call Date) (the “WAL Date”) ; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the WAL Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Republic shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the WAL Date, as applicable. If there is no United States Treasury security maturing on the WAL Date but there are two or more United States Treasury securities with a maturity date equally distant from the WAL Date, one with a maturity date preceding the WAL Date and one with a maturity date following the WAL Date, the Republic shall select the United States Treasury security with a maturity date preceding the WAL Date. If there are two or more United States Treasury securities maturing on the WAL Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Republic shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this and the preceding paragraphs, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(d) The Republic’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

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(e) Notice of any redemption will be given as described in paragraph 13 at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Republic will not be obligated to redeem the Securities.

(f) In the event that fewer than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, by lot (or, in the case of Securities issued in global form, based on the applicable procedures of DTC). If Securities are redeemed in part, the remaining outstanding amount of any Security must be at least equal to U.S.$1.00 and be an integral multiple of U.S.$1.00.

(g) Unless the Republic defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities called for redemption

4. Additional Amounts. (a) All payments by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the Republic, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), the Republic shall pay such additional amounts (“Additional Amounts”), as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Security having some present or former connection with the Republic other than merely being a Holder or beneficial owner of the Security or receiving payments of any nature on the Security or enforcing its rights in respect of the Security;

(ii) imposed by reason of the failure of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with the Republic, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that the Republic or the Republic’s agent has provided the Holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

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(iii) imposed by reason of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, having presented the Security for payment (where such presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Security for payment on the last day of such 30-day period.

As used in this paragraph 4(a), “Relevant Date” in respect of any Security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 12 below that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder or in the Indenture shall be deemed to include any Additional Amounts which may be payable hereunder.

(b) No Additional Amounts shall be payable in respect of any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

(c) The Republic shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Relevant Taxes in respect of which the Republic has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the paying agents, as applicable, upon request therefor.

(d) The Republic shall pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Securities. The Republic shall also indemnify the Holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of the Republic under the Securities following the occurrence of any Event of Default.

(e) Unless the context otherwise requires, any reference in the Securities to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable as described in paragraph 4(a) above.

5. Negative Pledge Covenant of Republic. So long as any Security shall remain Outstanding or any amount payable by the Republic under the Indenture shall remain unpaid, the Republic agrees that the Republic will not create, incur, assume or suffer to exist any Lien (as defined below) (other than a Permitted Lien (as defined below)) on the assets or revenues of the Republic or Banco Central del Uruguay to secure Public Foreign Debt, unless the Republic causes such Lien to secure equally and ratably the obligations of the Republic with respect to the Securities.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the Indenture becomes effective or at any time thereafter.

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“Permitted Liens” means: (i) any Lien on property to secure Public Foreign Debt arising in the ordinary course of business to finance export, import or other trade transactions, which Public Foreign Debt matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which such Public Foreign Debt was originally incurred; (ii) any Lien on property to secure Public Foreign Debt incurred solely for the purpose of financing any acquisition by the Republic (or, in the case of Public Foreign Debt guaranteed by the Republic, the obligor in respect of such debt) of such property, and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original financing without any increase in the amount thereof; (iii) any Lien on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with Public Foreign Debt, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities); (iv) any Lien existing on property at the time of acquisition and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the financing secured by such Lien at the time of such acquisition without increase in the amount thereof; (v) any Lien on property created pursuant to the Collateral Pledge Agreement dated as of February 19, 1991 made by Banco Central del Uruguay in favor of the Federal Reserve Bank of New York, as collateral agent, to secure the Series A and Series B Collateralized Rate Fixed Rate Notes due 2021; (vi) any Lien in existence as of February 14, 2025; and (vii) any Lien securing Public Foreign Debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the Holders of such Public Foreign Debt agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public Foreign Debt and (b) the property over which such Lien is granted consists solely of such assets and revenues.

“ Public Foreign Debt” means any Foreign Debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

6. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of or interest or Additional Amounts on any of the Securities as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and continuance of such default for 30 days; or

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(b) failure on the part of the Republic duly to observe or perform any of the covenants or agreements provided herein or in the Indenture (in each case, other than those referred to in (a) above) for a period of 60 days after the date on which written notice thereof requiring the Republic to remedy the same shall have been given to the Republic by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

(c) (i) the Republic shall fail to make any payment in respect of Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) when and as the same shall become due and payable, if such failure shall continue for more than the period of grace, if any, originally applicable thereto or (ii) Public Foreign Debt of the Republic issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) shall become due and payable due to acceleration upon an event of default and such acceleration shall not have been rescinded or annulled; or

(d) the Republic or a court of proper jurisdiction shall declare a general suspension of payments or a moratorium on payment of the Republic’s Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003; or

(e) the validity of the Securities shall be contested in a formal administrative, legislative or judicial proceeding by the Republic or any legislative, executive or judicial body or official of the Republic which is authorized in each case by law to do so and, acting alone or together with another such body or official, has the legal power and authority to declare the Securities invalid or unenforceable, or the Republic shall deny any of its obligations thereunder to any of the Holders, or any constitutional provision, treaty, convention, law, regulation, official communique, decree, ordinance or policy of the Republic, or any final decision by any court in the Republic having jurisdiction, shall purport to render any material provision of the Securities invalid or unenforceable or shall purport to prevent or delay the performance or observance by the Republic of any of their respective material obligations hereunder to any of the Holders; or

(f) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable the Republic to make or perform its respective material obligations under the Securities, or the validity or enforceability thereof, shall expire, be withheld, revoked, terminated or otherwise cease to remain in full force and effect, or shall be modified in a manner which adversely affects any rights or claims of any of the Holders; or

(g) any writ, execution, attachment or similar process shall be levied against all or any substantial part of the assets of the Republic in connection with any judgment for the payment of money exceeding U.S.$60,000,000 (or its equivalent in other currencies) and shall remain unsatisfied, undischarged and in effect for a period of 45 consecutive days without a stay of execution, unless such judgment is adequately bonded or is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against such assets; or

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(h) the adoption of any applicable law, rule or regulation or any change therein which shall make it unlawful for the Republic to comply with paragraph 4(a) hereof; or

(i) the Republic shall cease to be a member of the International Monetary Fund; then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Securities to the Republic with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to such date all Events of Default in respect of all the Securities shall have been cured; provided that if, at any time after the principal of the Securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Securities, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Security at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the reasonable compensation to the Demanding Holders, the Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders and the Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Securities then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 6 need not be taken at a meeting pursuant to paragraph 7 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 6 are subject to Article Four of the Indenture.

7. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Securities and actions taken by written consent of the Holders of Securities.

8. Replacement, Exchange and Transfer of the Securities. (a) Upon the terms and subject to the conditions set forth in the Indenture, in case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Republic in its discretion may execute, and upon the request of the Republic, the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Republic and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Republic or the Trustee

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harmless and, in every case of destruction, loss, theft or evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security or Securities may be exchanged for an equal aggregate principal amount of Certificated Securities in different authorized denominations and a beneficial interest in a Global Security may be exchanged for an equal aggregate principal amount of Certificated Securities in authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Security by the Holder or Holders surrendering the Security or Securities for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Securities will only be issued in exchange for interests in a Global Security pursuant to Section 2.5(e) of the Indenture. The exchange of the Securities will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Security for transfer at the Corporate Trust Office, at the office of any paying agent or at any other office acceptable to the Trustee, accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Securities will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 8 will be borne by the Republic, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Security. Registration of the transfer of a Security by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Security during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Securities.

9. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

10. Paying Agents; Transfer Agents; Registrar. The Republic has initially appointed the Trustee as its paying agent, transfer agent and registrar. The Republic may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Securities are Outstanding the Republic will maintain in The City of New York (i) a paying agent,

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(ii) an office or agency where the Securities may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 12 hereof.

11. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Securities of any Series shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities, or for any other remedy hereunder or under the Securities, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Securities of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Securities of a Series with every other Holder of Securities of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such Series. For the protection and enforcement of this paragraph 11, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

12. Notices. The Republic, or the Trustee, as the case may be, will mail any notices to the Holders of the Certificated Securities at their registered addresses as reflected in the Register maintained by the registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the Holders of a Global Security in accordance with the procedures and practices of the Depositary and such notices shall be deemed given upon actual receipt thereof by the Depositary. In addition, the Republic will publish notices to Holders of the Securities by means of press releases published in an international news service. If and so long as the Securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, the Republic will publish notices to Holders in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

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13. Further Issues of Securities. The Republic may from time to time, without the consent of Holders of the Securities, create and issue additional Securities having the same Terms as the Securities in all respects, except for issue date, issue price and the first payment on the Securities; provided, however, that any additional Securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Securities, (b) in a “qualified reopening” of the Securities; or (c) with no greater amount of original issue discount than the previously Outstanding Securities as of the date of the issue of such additional Securities, unless such additional Securities have a separate CUSIP, ISIN or other identifying number from the previously Outstanding Securities. Such Additional Securities will be consolidated with and will form a single Series with the previously Outstanding Securities.

14. Prescription. All claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on, the Securities (including Additional Amounts) will become void unless made within four years of the date on which that payment first became due, or a shorter period of time if provided by law.

15. Authentication. This Security shall not become valid or obligatory until the certificate of authentication hereon shall have been manually signed by the Trustee or its agent.

16. Governing Law. (a) The Indenture will be governed by and construed in accordance with the laws of the State of New York. This Security will be governed by and construed in accordance with the laws of the State of New York.

(b) The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Securities, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints Consul General of the Republic in New York (the “Authorized Agent”), with an office on the date hereof at 633 Third Avenue, Suite 13G, New York, New York, 10017 United States of America, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Republic, in care of the Authorized Agent at the address specified above for the Authorized Agent, and the Republic hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 9.4 of the Indenture. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(c) Nothing in this paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(d) To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under the Securities. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under the Securities. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this paragraph 16(d) shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States (the “Immunities Act”) and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and the Republic’s appointment of the Authorized Agent does not extend to such actions.

(e) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice that requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the Securities, the posting of any bond or the furnishing, directly or indirectly, of any other security.

17. Indemnification for Foreign Exchange Fluctuations. The obligation of the Republic to any Holder under the Securities that has obtained a court judgment affecting the Securities shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Security is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, the Republic agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount

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of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Republic such excess, provided that such Holder shall not have any obligation to pay any such excess as long as a default by the Republic in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

18. Warranty of the Republic. Subject to paragraph 15, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

19. Descriptive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

20. Modifications. (a) Any Modification to the Securities or the Indenture insofar as it affects the Securities shall be made in accordance with Article Ten and Article Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 20 will be conclusive and binding on all Holders of the Securities, and on all future Holders of the Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Security.

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ANNEX B-2

REPÚBLICA ORIENTAL DEL URUGUAY

REGISTERED GLOBAL SECURITY

representing

Ps. 20,092,000,000

8.000% Global Bonds Due 2035

No. 4

CUSIP: 760942BJ0

ISIN: US760942BJ08

Common Code: 322080506

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

República Oriental del Uruguay (the “Republic”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof of the principal sum of TWENTY BILLION NINETY-TWO MILLION URUGUAYAN PESOS (Ps. 20,092,000,000) or such amount as shall be the outstanding principal amount hereof on October 29, 2035 (the “Principal Payment Date”), together with interest accrued from April 29, 2026, to, but excluding, the final maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

The Republic further unconditionally promises to pay interest semi-annually in arrears on April 29 and October 29 of each year (each, an “Interest Payment Date” and, together with the Principal Payment Date, a “Payment Date”), commencing October 29, 2026 on any outstanding portion of the unpaid principal amount hereof at a rate of 8.000% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from April 29, 2026 until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of April 28 and October 28 of each year (each, a “Record Date”); provided that if any of the Securities are held as Certificated Securities (as defined in Paragraph 1(d) in the reverse of this Global Security) then the “Record Date” shall be the date that is fifteen days prior to the Interest Payment Date. All amounts due in respect of principal or interest will be paid in U.S. dollars, calculated by The Bank of New York Mellon, as calculation agent, by converting the applicable Uruguayan peso amounts into U.S. dollars using the Average Transfer Exchange Rate (as defined in the Terms) on the applicable Rate Calculation Date (as defined in the Terms). This is a Global Security (as that term is defined in the Indenture referred to below) deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the United States as at the time of payment shall be legal tender for payment of public and private debts. The Republic, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Security.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Security and by acceptance hereof each Holder of this Global Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Security is issued in respect of an issue of Ps. 52,177,088,971 principal amount of 8.000% Global Bonds due 2035 of the Republic (the “Securities”) to be consolidated, form a single series and be fully fungible with the Republic’s outstanding 8.000% Global Bonds due 2035 issued on October 29, 2025, and is governed by (i) the Indenture dated as of October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Securities set forth on the reverse of this Global Security (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities (as defined in the Indenture) of the same Series issued under the Indenture and the Terms.

Upon any exchange of all or a portion of this Global Security for Certificated Securities in accordance with the Indenture, or any increase or decrease in the principal amount of this Global Security, such increase or decrease shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been manually executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

[Remainder of the page intentionally left in blank]

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IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated: August 5, 2026

REPÚBLICA ORIENTAL DEL URUGUAY

By:
Name:	Gabriel Oddone
Title:	Minister of Economy and Finance, República Oriental del Uruguay

By:
Name:	Adriana Arosteguiberry
Title:	Accountant General of the Republic

[Signature Page – Global Bond]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated: August 5, 2026

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name: Glenn G. McKeever
Title: Vice President

[Signature Page – Global Bond]

Schedule A

Date of Increase or Decrease	Increase of Principal Amount of this Global Security	Decrease of Principal Amount of this Global Security	Remaining Principal Amount of this Global Security	Notation Made By

REVERSE OF SECURITIES

TERMS AND CONDITIONS OF THE SECURITIES

1. General. (a) This Security is one of a duly authorized Series of debt securities of the República Oriental del Uruguay (the “Republic”), designated as its 8.000% Ps. Global Bonds due 2035 (each Security of this Series a “Security” and collectively, the “Securities”), and issued or to be issued in one or more Series pursuant to an Indenture dated as of October 27, 2015, between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended, modified and/or supplemented from time to time (the “Indenture”). The Holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the Indenture.

(b) The Securities constitute and will constitute direct, general, unconditional and unsubordinated Foreign Debt of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other Foreign Debt.

(c) The Securities were authorized and issued under Decree No. 174/026 dated July 21, 2026, of the Executive Power of the Republic, as such Decree may be supplemented or amended from time to time and the corresponding Resolution of the Ministry of Economy and Finance dated July 23, 2026.

(d) The Securities are in fully registered form, without coupons only in denominations of Ps.1,000 and integral multiples of Ps.1.00 in excess thereof. The Securities may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Securities, exchanges and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture and the Authorization. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

(e) For purposes of all payments of interest, principal or other amounts contemplated herein:

“Average Transfer Exchange Rate” means the average, for the period of twenty Business Days ending two Business Days prior to any Payment Date (the “Rate Calculation Date”), of the bid-side interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central del Uruguay and which is available on Bloomberg by typing “USDUYU CBUY <CURNCY> HP <GO>”. If such exchange rate is not reported by Banco Central del Uruguay, then the Average Transfer Exchange Rate shall be determined by the calculation agent by calculating the average of the Alternative Rate for the twenty Business Days prior to any Rate Calculation Date.

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The “ Alternative Rate” shall mean the rate at which Uruguayan pesos can be converted into U.S. dollars as determined by polling HSBC Bank (Uruguay) S.A., Banco Itau Uruguay S.A., and Banco Santander (Uruguay) S.A., each located in Montevideo, Uruguay (collectively, the “Reference Banks”) at 16:00 Montevideo time, at the exchange rate for the professional market, by taking the arithmetic mean of the polled exchange rates. In the event that any of the Reference Banks cease to operate in the Republic, they shall be replaced by the Republic, for the purpose of determining the Alternative Rate, with subsidiaries or branches of other banks having similar characteristics.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in the City of New York (or in the city where the relevant paying or transfer agent is located); provided, however, that solely for the purposes of determining the Average Transfer Exchange Rate, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in Montevideo, Uruguay.

(f) For the purposes of this paragraph 1 and paragraphs 5 and 6 below, the following term shall have the meaning specified below:

“Foreign Debt” means obligations (other than the Securities) of, or guaranteed (whether by contract, statute or otherwise) by, the Republic or Banco Central del Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the Holder thereof may be payable, in a currency other than the local currency of the Republic.

2. Payments. (a) The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts) on, the Securities and any other payments to be made by the Republic under the Securities and the Indenture, at the place or places, at the respective times and in the manner provided in the Securities and the Indenture. Principal of the Securities will be payable against surrender of such Securities at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the Holder with, a bank located in New York City. Payment of interest or principal (including Additional Amounts (as defined below)) on Securities will be made to the persons in whose name such Securities are registered at the close of business on the applicable Record Date, whether or not such day is a Business Day, notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Republic shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Securities are registered as of a subsequent record date established by the Republic by notice, as provided in paragraph 12 of these Terms, by or on behalf of the Republic to the Holders of the Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted

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interest. Notwithstanding the immediately preceding sentence, in the case where such interest, principal or premium, if any, (including Additional Amounts as defined below) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by the Republic. Payment of interest on Certificated Securities will be made (i) by a U.S. dollar check drawn on a bank in New York City mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least Ps. 30,000,000 in principal amount of Certificated Securities to the Trustee not later than the relevant Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Holder with a bank in New York City. Payment of interest on a Global Security will be made (i) by a U.S. dollar check drawn on a bank in New York City delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City.

(b) In any case where the date of payment of the principal, interest or premium, if any, (including Additional Amounts) on, the Securities shall not be a Business Day, then payment of principal, interest or premium, if any, (including Additional Amounts) will be made on the next succeeding Business Day. Such payments will be deemed to have been made on the due date, and no interest on the Securities will accrue as a result of the delay in payment.

(c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal, interest or premium, if any, (including Additional Amounts) on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, interest or premium, if any, shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such paying agent, upon the written request of the Republic and, to the extent permitted by law, the Holder of such Security shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. The Republic shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Security until such time as the claims against the Republic for payment of such amounts shall have prescribed pursuant to paragraph 14 of these Terms.

(e) If the Republic at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Securities, the Republic will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of 8.000% per annum, together with Additional Amounts, if applicable.

3. Optional Redemption. (a) At any time on or after July 29, 2035 (three months prior to the maturity date of the Securities), the Republic may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but, excluding, the redemption date.

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(b) The Republic, at its own expense, shall give or cause the Trustee to give notice of any redemption, in the manner provided in paragraph 12 at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If the Republic itself gives the notice, it shall also deliver a copy to the Trustee. If the Republic elects to have the Trustee give notice of redemption, then the Republic shall deliver to the Trustee, at least five (5) days prior to the date the notice of redemption is to be delivered to the Holders (unless the Trustee is satisfied with a shorter period), an Officer’s Certificate requesting that the Trustee give notice of redemption and attaching the form of redemption notice. If the Republic elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Republic and at the Republic’s expense. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Republic will not be obligated to redeem the Securities.

(c) In the event that fewer than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, by lot or, in the case of Securities issued in global form, based on the applicable procedures of the Depositary. If Securities are redeemed in part, the remaining outstanding amount of any Security must be at least equal to Ps.1,000 and be an integral multiple of Ps.1.00.

(d) The Republic shall deposit with the Trustee or with a paying agent in New York an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Securities being redeemed in accordance with Section 3.4 of the Indenture.

(e) Unless the Republic defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities called for redemption.

4. Additional Amounts. (a) All payments by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the Republic, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), the Republic shall pay such additional amounts (“Additional Amounts”), as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Security having some present or former connection with the Republic other than merely being a Holder or beneficial owner of the Security or receiving payments of any nature on the Security or enforcing its rights in respect of the Security;

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(ii) imposed by reason of the failure of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with the Republic, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that the Republic or the Republic’s agent has provided the Holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

(iii) imposed by reason of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, having presented the Security for payment (where such presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Security for payment on the last day of such 30-day period.

As used in this paragraph 4(a), “Relevant Date” in respect of any Security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 12 below that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder or in the Indenture shall be deemed to include any Additional Amounts which may be payable hereunder.

(b) No Additional Amounts shall be payable in respect of any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

(c) The Republic shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Relevant Taxes in respect of which the Republic has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the paying agents, as applicable, upon request therefor.

(d) The Republic shall pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Securities. The Republic shall also indemnify the Holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of the Republic under the Securities following the occurrence of any Event of Default.

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(e) Unless the context otherwise requires, any reference in the Securities to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable as described in paragraph 4(a) above.

5. Negative Pledge Covenant of Republic. So long as any Security shall remain Outstanding or any amount payable by the Republic under the Indenture shall remain unpaid, the Republic agrees that the Republic will not create, incur, assume or suffer to exist any Lien (as defined below) (other than a Permitted Lien (as defined below)) on the assets or revenues of the Republic or Banco Central del Uruguay to secure Public Foreign Debt, unless the Republic causes such Lien to secure equally and ratably the obligations of the Republic with respect to the Securities.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the Indenture becomes effective or at any time thereafter.

“Permitted Liens” means: (i) any Lien on property to secure Public Foreign Debt arising in the ordinary course of business to finance export, import or other trade transactions, which Public Foreign Debt matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which such Public Foreign Debt was originally incurred; (ii) any Lien on property to secure Public Foreign Debt incurred solely for the purpose of financing any acquisition by the Republic (or, in the case of Public Foreign Debt guaranteed by the Republic, the obligor in respect of such debt) of such property, and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original financing without any increase in the amount thereof; (iii) any Lien on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with Public Foreign Debt, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities); (iv) any Lien existing on property at the time of acquisition and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the financing secured by such Lien at the time of such acquisition without increase in the amount thereof; (v) any Lien on property created pursuant to the Collateral Pledge Agreement dated as of February 19, 1991 made by Banco Central del Uruguay in favor of the Federal Reserve Bank of New York, as collateral agent, to secure the Series A and Series B Collateralized Rate Fixed Rate Notes due 2021; (vi) any Lien in existence as of October 29, 2025; and (vii) any Lien securing Public Foreign Debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the Holders of such Public Foreign Debt agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public Foreign Debt and (b) the property over which such Lien is granted consists solely of such assets and revenues.

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“ Public Foreign Debt” means any Foreign Debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

6. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of or interest or Additional Amounts on any of the Securities as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and continuance of such default for 30 days; or

(b) failure on the part of the Republic duly to observe or perform any of the covenants or agreements provided herein or in the Indenture (in each case, other than those referred to in (a) above) for a period of 60 days after the date on which written notice thereof requiring the Republic to remedy the same shall have been given to the Republic by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

(c) (i) the Republic shall fail to make any payment in respect of Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) when and as the same shall become due and payable, if such failure shall continue for more than the period of grace, if any, originally applicable thereto or (ii) Public Foreign Debt of the Republic issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) shall become due and payable due to acceleration upon an event of default and such acceleration shall not have been rescinded or annulled; or

(d) the Republic or a court of proper jurisdiction shall declare a general suspension of payments or a moratorium on payment of the Republic’s Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003; or

(e) the validity of the Securities shall be contested in a formal administrative, legislative or judicial proceeding by the Republic or any legislative, executive or judicial body or official of the Republic which is authorized in each case by law to do so and, acting alone or together with another such body or official, has the legal power and authority to declare the Securities invalid or unenforceable, or the Republic shall deny any of its obligations thereunder to any of the Holders, or any constitutional provision, treaty, convention, law, regulation, official communique, decree, ordinance or policy of the Republic, or any final decision by any court in the Republic having jurisdiction, shall purport to render any material provision of the Securities invalid or unenforceable or shall purport to prevent or delay the performance or observance by the Republic of any of their respective material obligations hereunder to any of the Holders; or

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(f) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable the Republic to make or perform its respective material obligations under the Securities, or the validity or enforceability thereof, shall expire, be withheld, revoked, terminated or otherwise cease to remain in full force and effect, or shall be modified in a manner which adversely affects any rights or claims of any of the Holders; or

(g) any writ, execution, attachment or similar process shall be levied against all or any substantial part of the assets of the Republic in connection with any judgment for the payment of money exceeding U.S.$60,000,000 (or its equivalent in other currencies) and shall remain unsatisfied, undischarged and in effect for a period of 45 consecutive days without a stay of execution, unless such judgment is adequately bonded or is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against such assets; or

(h) the adoption of any applicable law, rule or regulation or any change therein which shall make it unlawful for the Republic to comply with paragraph 4(a) hereof; or

(i) the Republic shall cease to be a member of the International Monetary Fund; then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Securities to the Republic with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to such date all Events of Default in respect of all the Securities shall have been cured; provided that if, at any time after the principal of the Securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Securities, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Security at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the reasonable compensation to the Demanding Holders, the Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders and the Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Securities then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 6 need not be taken at a meeting pursuant to paragraph 7 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 6 are subject to Article Four of the Indenture.

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7. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Securities and actions taken by written consent of the Holders of Securities.

8. Replacement, Exchange and Transfer of the Securities. (a)Upon the terms and subject to the conditions set forth in the Indenture, in case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Republic in its discretion may execute, and upon the request of the Republic, the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Republic and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Republic or the Trustee harmless and, in every case of destruction, loss, theft or evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security or Securities may be exchanged for an equal aggregate principal amount of Certificated Securities in different authorized denominations and a beneficial interest in a Global Security may be exchanged for an equal aggregate principal amount of Certificated Securities in authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Security by the Holder or Holders surrendering the Security or Securities for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Securities will only be issued in exchange for interests in a Global Security pursuant to Section 2.5(e) of the Indenture. The exchange of the Securities will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Security for transfer at the Corporate Trust Office, at the office of any paying agent or at any other office acceptable to the Trustee, accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Securities will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 8 will be borne by the Republic, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Security. Registration of the transfer of a Security by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

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(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Security during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Securities.

9. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

10. Paying Agents; Transfer Agents; Registrar. The Republic has initially appointed the Trustee as its paying agent, transfer agent and registrar. The Republic may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Securities are Outstanding the Republic will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Securities may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 12 hereof.

11. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Securities of any Series shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities, or for any other remedy hereunder or under the Securities, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Securities of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Securities of a Series with every other Holder of Securities of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such Series. For the protection and enforcement of this paragraph 11, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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12. Notices. The Republic, or the Trustee, as the case may be, will mail any notices to the Holders of the Certificated Securities at their registered addresses as reflected in the Register maintained by the registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the Holders of a Global Security in accordance with the procedures and practices of the Depositary and such notices shall be deemed given upon actual receipt thereof by the Depositary. In addition, the Republic will publish notices to Holders of the Securities by means of press releases published in an international news service. If and so long as the Securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, the Republic will publish notices to Holders in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

13. Further Issues of Securities. The Republic may from time to time, without the consent of Holders of the Securities, create and issue additional Securities having the same Terms as the Securities in all respects, except for issue date, issue price and the first payment on the Securities; provided, however, that any additional Securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Securities, (b) in a “qualified reopening” of the Securities; or (c) with no greater amount of original issue discount than the previously Outstanding Securities as of the date of the issue of such additional Securities, unless such additional Securities have a separate CUSIP, ISIN or other identifying number from the previously Outstanding Securities. Such Additional Securities will be consolidated with and will form a single Series with the previously Outstanding Securities.

14. Prescription. All claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on, the Securities (including Additional Amounts) will become void unless made within four years of the date on which that payment first became due, or a shorter period of time if provided by law.

15. Authentication. This Security shall not become valid or obligatory until the certificate of authentication hereon shall have been manually signed by the Trustee or its agent.

16. Governing Law. (a) The Indenture will be governed by and construed in accordance with the laws of the State of New York. This Security will be governed by and construed in accordance with the laws of the State of New York.

(b) The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Securities, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of

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such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints Consul General of the Republic in New York (the “Authorized Agent”), with an office on the date hereof at 633 Third Avenue, Suite 13G, New York, New York, 10017 United States of America, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Republic, in care of the Authorized Agent at the address specified above for the Authorized Agent, and the Republic hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 9.4 of the Indenture. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing in this paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(d) To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under the Securities. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under the Securities. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this paragraph 16(d) shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States (the “Immunities Act”) and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and the Republic’s appointment of the Authorized Agent does not extend to such actions.

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(e) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice that requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the Securities, the posting of any bond or the furnishing, directly or indirectly, of any other security.

17. Indemnification for Foreign Exchange Fluctuations. The obligation of Republic to any Holder under the Securities that has obtained a court judgment affecting the Securities shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Security is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, the Republic agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Republic such excess, provided that such Holder shall not have any obligation to pay any such excess as long as a default by the Republic in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

18. Warranty of the Republic. Subject to paragraph 15, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

19. Descriptive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

20. Modifications. (a) Any Modification to the Securities or the Indenture insofar as it affects the Securities shall be made in accordance with Article Ten and Article Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 20 will be conclusive and binding on all Holders of the Securities, and on all future Holders of the Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Security.

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ANNEX B-3

REPÚBLICA ORIENTAL DEL URUGUAY

REGISTERED GLOBAL SECURITY

representing

Ps. 20,092,000,000

8.000% Global Bonds Due 2035

No. 5

CUSIP: 760942BJ0

ISIN: US760942BJ08

Common Code: 322080506

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

República Oriental del Uruguay (the “Republic”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof of the principal sum of TWENTY BILLION NINETY-TWO MILLION URUGUAYAN PESOS (Ps. 20,092,000,000) or such amount as shall be the outstanding principal amount hereof on October 29, 2035 (the “Principal Payment Date”), together with interest accrued from April 29, 2026, to, but excluding, the final maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

The Republic further unconditionally promises to pay interest semi-annually in arrears on April 29 and October 29 of each year (each, an “Interest Payment Date” and, together with the Principal Payment Date, a “Payment Date”), commencing October 29, 2026 on any outstanding portion of the unpaid principal amount hereof at a rate of 8.000% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from April 29, 2026 until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of April 28 and October 28 of each year (each, a “Record Date”); provided that if any of the Securities are held as Certificated Securities (as defined in Paragraph 1(d) in the reverse of this Global Security) then the “Record Date” shall be the date that is fifteen days prior to the Interest Payment Date. All amounts due in respect of principal or interest will be paid in U.S. dollars, calculated by The Bank of New York Mellon, as calculation agent, by converting the applicable Uruguayan peso amounts into U.S. dollars using the Average Transfer Exchange Rate (as defined in the Terms) on the applicable Rate Calculation Date (as defined in the Terms). This is a Global Security (as that term is defined in the Indenture referred to below) deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the United States as at the time of payment shall be legal tender for payment of public and private debts. The Republic, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Security.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Security and by acceptance hereof each Holder of this Global Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Security is issued in respect of an issue of Ps. 52,177,088,971 principal amount of 8.000% Global Bonds due 2035 of the Republic (the “Securities”) to be consolidated, form a single series and be fully fungible with the Republic’s outstanding 8.000% Global Bonds due 2035 issued on October 29, 2025, and is governed by (i) the Indenture dated as of October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Securities set forth on the reverse of this Global Security (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities (as defined in the Indenture) of the same Series issued under the Indenture and the Terms.

Upon any exchange of all or a portion of this Global Security for Certificated Securities in accordance with the Indenture, or any increase or decrease in the principal amount of this Global Security, such increase or decrease shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been manually executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

[Remainder of the page intentionally left in blank]

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IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated: August 5, 2026

REPÚBLICA ORIENTAL DEL URUGUAY

By:
Name: Gabriel Oddone
Title: Minister of Economy and Finance, República Oriental del Uruguay

By:
Name: Adriana Arosteguiberry
Title: Accountant General of the Republic

[Signature Page – Global Bond]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated: August 5, 2026

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name: Glenn G. McKeever
Title: Vice President

[Signature Page – Global Bond]

Schedule A

Date of Increase or Decrease	Increase of Principal Amount of this Global Security	Decrease of Principal Amount of this Global Security	Remaining Principal Amount of this Global Security	Notation Made By

REVERSE OF SECURITIES

TERMS AND CONDITIONS OF THE SECURITIES

1. General. (a) This Security is one of a duly authorized Series of debt securities of the República Oriental del Uruguay (the “Republic”), designated as its 8.000% Ps. Global Bonds due 2035 (each Security of this Series a “Security” and collectively, the “Securities”), and issued or to be issued in one or more Series pursuant to an Indenture dated as of October 27, 2015, between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended, modified and/or supplemented from time to time (the “Indenture”). The Holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the Indenture.

(b) The Securities constitute and will constitute direct, general, unconditional and unsubordinated Foreign Debt of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other Foreign Debt.

(c) The Securities were authorized and issued under Decree No. 174/026 dated July 21, 2026, of the Executive Power of the Republic, as such Decree may be supplemented or amended from time to time and the corresponding Resolution of the Ministry of Economy and Finance dated July 23, 2026.

(d) The Securities are in fully registered form, without coupons only in denominations of Ps.1,000 and integral multiples of Ps.1.00 in excess thereof. The Securities may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Securities, exchanges and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture and the Authorization. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

(e) For purposes of all payments of interest, principal or other amounts contemplated herein:

“Average Transfer Exchange Rate” means the average, for the period of twenty Business Days ending two Business Days prior to any Payment Date (the “Rate Calculation Date”), of the bid-side interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central del Uruguay and which is available on Bloomberg by typing “USDUYU CBUY <CURNCY> HP <GO>”. If such exchange rate is not reported by Banco Central del Uruguay, then the Average Transfer Exchange Rate shall be determined by the calculation agent by calculating the average of the Alternative Rate for the twenty Business Days prior to any Rate Calculation Date.

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The “ Alternative Rate” shall mean the rate at which Uruguayan pesos can be converted into U.S. dollars as determined by polling HSBC Bank (Uruguay) S.A., Banco Itau Uruguay S.A., and Banco Santander (Uruguay) S.A., each located in Montevideo, Uruguay (collectively, the “Reference Banks”) at 16:00 Montevideo time, at the exchange rate for the professional market, by taking the arithmetic mean of the polled exchange rates. In the event that any of the Reference Banks cease to operate in the Republic, they shall be replaced by the Republic, for the purpose of determining the Alternative Rate, with subsidiaries or branches of other banks having similar characteristics.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in the City of New York (or in the city where the relevant paying or transfer agent is located); provided, however, that solely for the purposes of determining the Average Transfer Exchange Rate, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in Montevideo, Uruguay.

(f) For the purposes of this paragraph 1 and paragraphs 5 and 6 below, the following term shall have the meaning specified below:

“Foreign Debt” means obligations (other than the Securities) of, or guaranteed (whether by contract, statute or otherwise) by, the Republic or Banco Central del Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the Holder thereof may be payable, in a currency other than the local currency of the Republic.

2. Payments. (a) The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts) on, the Securities and any other payments to be made by the Republic under the Securities and the Indenture, at the place or places, at the respective times and in the manner provided in the Securities and the Indenture. Principal of the Securities will be payable against surrender of such Securities at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the Holder with, a bank located in New York City. Payment of interest or principal (including Additional Amounts (as defined below)) on Securities will be made to the persons in whose name such Securities are registered at the close of business on the applicable Record Date, whether or not such day is a Business Day, notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Republic shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Securities are registered as of a subsequent record date established by the Republic by notice, as provided in paragraph 12 of these Terms, by or on behalf of the Republic to the Holders of the Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted

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interest. Notwithstanding the immediately preceding sentence, in the case where such interest, principal or premium, if any, (including Additional Amounts as defined below) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by the Republic. Payment of interest on Certificated Securities will be made (i) by a U.S. dollar check drawn on a bank in New York City mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least Ps. 30,000,000 in principal amount of Certificated Securities to the Trustee not later than the relevant Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Holder with a bank in New York City. Payment of interest on a Global Security will be made (i) by a U.S. dollar check drawn on a bank in New York City delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City.

(b) In any case where the date of payment of the principal, interest or premium, if any, (including Additional Amounts) on, the Securities shall not be a Business Day, then payment of principal, interest or premium, if any, (including Additional Amounts) will be made on the next succeeding Business Day. Such payments will be deemed to have been made on the due date, and no interest on the Securities will accrue as a result of the delay in payment.

(c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal, interest or premium, if any, (including Additional Amounts) on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, interest or premium, if any, shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such paying agent, upon the written request of the Republic and, to the extent permitted by law, the Holder of such Security shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. The Republic shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Security until such time as the claims against the Republic for payment of such amounts shall have prescribed pursuant to paragraph 14 of these Terms.

(e) If the Republic at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Securities, the Republic will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of 8.000% per annum, together with Additional Amounts, if applicable.

3. Optional Redemption. (a) At any time on or after July 29, 2035 (three months prior to the maturity date of the Securities), the Republic may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but, excluding, the redemption date.

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(b) The Republic, at its own expense, shall give or cause the Trustee to give notice of any redemption, in the manner provided in paragraph 12 at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If the Republic itself gives the notice, it shall also deliver a copy to the Trustee. If the Republic elects to have the Trustee give notice of redemption, then the Republic shall deliver to the Trustee, at least five (5) days prior to the date the notice of redemption is to be delivered to the Holders (unless the Trustee is satisfied with a shorter period), an Officer’s Certificate requesting that the Trustee give notice of redemption and attaching the form of redemption notice. If the Republic elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Republic and at the Republic’s expense. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Republic will not be obligated to redeem the Securities.

(c) In the event that fewer than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, by lot or, in the case of Securities issued in global form, based on the applicable procedures of the Depositary. If Securities are redeemed in part, the remaining outstanding amount of any Security must be at least equal to Ps.1,000 and be an integral multiple of Ps.1.00.

(d) The Republic shall deposit with the Trustee or with a paying agent in New York an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Securities being redeemed in accordance with Section 3.4 of the Indenture.

(e) Unless the Republic defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities called for redemption.

4. Additional Amounts. (a) All payments by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the Republic, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), the Republic shall pay such additional amounts (“Additional Amounts”), as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Security having some present or former connection with the Republic other than merely being a Holder or beneficial owner of the Security or receiving payments of any nature on the Security or enforcing its rights in respect of the Security;

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(ii) imposed by reason of the failure of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with the Republic, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that the Republic or the Republic’s agent has provided the Holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

(iii) imposed by reason of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, having presented the Security for payment (where such presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Security for payment on the last day of such 30-day period.

As used in this paragraph 4(a), “Relevant Date” in respect of any Security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 12 below that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder or in the Indenture shall be deemed to include any Additional Amounts which may be payable hereunder.

(b) No Additional Amounts shall be payable in respect of any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

(c) The Republic shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Relevant Taxes in respect of which the Republic has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the paying agents, as applicable, upon request therefor.

(d) The Republic shall pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Securities. The Republic shall also indemnify the Holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of the Republic under the Securities following the occurrence of any Event of Default.

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(e) Unless the context otherwise requires, any reference in the Securities to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable as described in paragraph 4(a) above.

5. Negative Pledge Covenant of Republic. So long as any Security shall remain Outstanding or any amount payable by the Republic under the Indenture shall remain unpaid, the Republic agrees that the Republic will not create, incur, assume or suffer to exist any Lien (as defined below) (other than a Permitted Lien (as defined below)) on the assets or revenues of the Republic or Banco Central del Uruguay to secure Public Foreign Debt, unless the Republic causes such Lien to secure equally and ratably the obligations of the Republic with respect to the Securities.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the Indenture becomes effective or at any time thereafter.

“Permitted Liens” means: (i) any Lien on property to secure Public Foreign Debt arising in the ordinary course of business to finance export, import or other trade transactions, which Public Foreign Debt matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which such Public Foreign Debt was originally incurred; (ii) any Lien on property to secure Public Foreign Debt incurred solely for the purpose of financing any acquisition by the Republic (or, in the case of Public Foreign Debt guaranteed by the Republic, the obligor in respect of such debt) of such property, and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original financing without any increase in the amount thereof; (iii) any Lien on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with Public Foreign Debt, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities); (iv) any Lien existing on property at the time of acquisition and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the financing secured by such Lien at the time of such acquisition without increase in the amount thereof; (v) any Lien on property created pursuant to the Collateral Pledge Agreement dated as of February 19, 1991 made by Banco Central del Uruguay in favor of the Federal Reserve Bank of New York, as collateral agent, to secure the Series A and Series B Collateralized Rate Fixed Rate Notes due 2021; (vi) any Lien in existence as of October 29, 2025; and (vii) any Lien securing Public Foreign Debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the Holders of such Public Foreign Debt agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public Foreign Debt and (b) the property over which such Lien is granted consists solely of such assets and revenues.

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“ Public Foreign Debt” means any Foreign Debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

6. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of or interest or Additional Amounts on any of the Securities as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and continuance of such default for 30 days; or

(b) failure on the part of the Republic duly to observe or perform any of the covenants or agreements provided herein or in the Indenture (in each case, other than those referred to in (a) above) for a period of 60 days after the date on which written notice thereof requiring the Republic to remedy the same shall have been given to the Republic by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

(c) (i) the Republic shall fail to make any payment in respect of Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) when and as the same shall become due and payable, if such failure shall continue for more than the period of grace, if any, originally applicable thereto or (ii) Public Foreign Debt of the Republic issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) shall become due and payable due to acceleration upon an event of default and such acceleration shall not have been rescinded or annulled; or

(d) the Republic or a court of proper jurisdiction shall declare a general suspension of payments or a moratorium on payment of the Republic’s Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003; or

(e) the validity of the Securities shall be contested in a formal administrative, legislative or judicial proceeding by the Republic or any legislative, executive or judicial body or official of the Republic which is authorized in each case by law to do so and, acting alone or together with another such body or official, has the legal power and authority to declare the Securities invalid or unenforceable, or the Republic shall deny any of its obligations thereunder to any of the Holders, or any constitutional provision, treaty, convention, law, regulation, official communique, decree, ordinance or policy of the Republic, or any final decision by any court in the Republic having jurisdiction, shall purport to render any material provision of the Securities invalid or unenforceable or shall purport to prevent or delay the performance or observance by the Republic of any of their respective material obligations hereunder to any of the Holders; or

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(f) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable the Republic to make or perform its respective material obligations under the Securities, or the validity or enforceability thereof, shall expire, be withheld, revoked, terminated or otherwise cease to remain in full force and effect, or shall be modified in a manner which adversely affects any rights or claims of any of the Holders; or

(g) any writ, execution, attachment or similar process shall be levied against all or any substantial part of the assets of the Republic in connection with any judgment for the payment of money exceeding U.S.$60,000,000 (or its equivalent in other currencies) and shall remain unsatisfied, undischarged and in effect for a period of 45 consecutive days without a stay of execution, unless such judgment is adequately bonded or is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against such assets; or

(h) the adoption of any applicable law, rule or regulation or any change therein which shall make it unlawful for the Republic to comply with paragraph 4(a) hereof; or

(i) the Republic shall cease to be a member of the International Monetary Fund; then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Securities to the Republic with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to such date all Events of Default in respect of all the Securities shall have been cured; provided that if, at any time after the principal of the Securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Securities, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Security at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the reasonable compensation to the Demanding Holders, the Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders and the Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Securities then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 6 need not be taken at a meeting pursuant to paragraph 7 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 6 are subject to Article Four of the Indenture.

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7. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Securities and actions taken by written consent of the Holders of Securities.

8. Replacement, Exchange and Transfer of the Securities. (a)Upon the terms and subject to the conditions set forth in the Indenture, in case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Republic in its discretion may execute, and upon the request of the Republic, the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Republic and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Republic or the Trustee harmless and, in every case of destruction, loss, theft or evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security or Securities may be exchanged for an equal aggregate principal amount of Certificated Securities in different authorized denominations and a beneficial interest in a Global Security may be exchanged for an equal aggregate principal amount of Certificated Securities in authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Security by the Holder or Holders surrendering the Security or Securities for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Securities will only be issued in exchange for interests in a Global Security pursuant to Section 2.5(e) of the Indenture. The exchange of the Securities will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Security for transfer at the Corporate Trust Office, at the office of any paying agent or at any other office acceptable to the Trustee, accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Securities will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 8 will be borne by the Republic, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Security. Registration of the transfer of a Security by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

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(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Security during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Securities.

9. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

10. Paying Agents; Transfer Agents; Registrar. The Republic has initially appointed the Trustee as its paying agent, transfer agent and registrar. The Republic may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Securities are Outstanding the Republic will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Securities may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 12 hereof.

11. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Securities of any Series shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities, or for any other remedy hereunder or under the Securities, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Securities of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Securities of a Series with every other Holder of Securities of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such Series. For the protection and enforcement of this paragraph 11, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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12. Notices. The Republic, or the Trustee, as the case may be, will mail any notices to the Holders of the Certificated Securities at their registered addresses as reflected in the Register maintained by the registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the Holders of a Global Security in accordance with the procedures and practices of the Depositary and such notices shall be deemed given upon actual receipt thereof by the Depositary. In addition, the Republic will publish notices to Holders of the Securities by means of press releases published in an international news service. If and so long as the Securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, the Republic will publish notices to Holders in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

13. Further Issues of Securities. The Republic may from time to time, without the consent of Holders of the Securities, create and issue additional Securities having the same Terms as the Securities in all respects, except for issue date, issue price and the first payment on the Securities; provided, however, that any additional Securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Securities, (b) in a “qualified reopening” of the Securities; or (c) with no greater amount of original issue discount than the previously Outstanding Securities as of the date of the issue of such additional Securities, unless such additional Securities have a separate CUSIP, ISIN or other identifying number from the previously Outstanding Securities. Such Additional Securities will be consolidated with and will form a single Series with the previously Outstanding Securities.

14. Prescription. All claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on, the Securities (including Additional Amounts) will become void unless made within four years of the date on which that payment first became due, or a shorter period of time if provided by law.

15. Authentication. This Security shall not become valid or obligatory until the certificate of authentication hereon shall have been manually signed by the Trustee or its agent.

16. Governing Law. (a) The Indenture will be governed by and construed in accordance with the laws of the State of New York. This Security will be governed by and construed in accordance with the laws of the State of New York.

(b) The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Securities, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of

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such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints Consul General of the Republic in New York (the “Authorized Agent”), with an office on the date hereof at 633 Third Avenue, Suite 13G, New York, New York, 10017 United States of America, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Republic, in care of the Authorized Agent at the address specified above for the Authorized Agent, and the Republic hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 9.4 of the Indenture. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing in this paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(d) To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under the Securities. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under the Securities. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this paragraph 16(d) shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States (the “Immunities Act”) and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and the Republic’s appointment of the Authorized Agent does not extend to such actions.

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(e) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice that requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the Securities, the posting of any bond or the furnishing, directly or indirectly, of any other security.

17. Indemnification for Foreign Exchange Fluctuations. The obligation of Republic to any Holder under the Securities that has obtained a court judgment affecting the Securities shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Security is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, the Republic agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Republic such excess, provided that such Holder shall not have any obligation to pay any such excess as long as a default by the Republic in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

18. Warranty of the Republic. Subject to paragraph 15, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

19. Descriptive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

20. Modifications. (a) Any Modification to the Securities or the Indenture insofar as it affects the Securities shall be made in accordance with Article Ten and Article Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 20 will be conclusive and binding on all Holders of the Securities, and on all future Holders of the Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Security.

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ANNEX B-4

REPÚBLICA ORIENTAL DEL URUGUAY

REGISTERED GLOBAL SECURITY

representing

Ps. 11,993,088,971

8.000% Global Bonds Due 2035

No. 6

CUSIP: 760942BJ0

ISIN: US760942BJ08

Common Code: 322080506

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

República Oriental del Uruguay (the “Republic”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof of the principal sum of ELEVEN BILLION NINE HUNDRED NINETY-THREE MILLION EIGHTY-EIGHT THOUSAND NINE HUNDRED SEVENTY-ONE URUGUAYAN PESOS (Ps. 11,993,088,971) or such amount as shall be the outstanding principal amount hereof on October 29, 2035 (the “Principal Payment Date”), together with interest accrued from April 29, 2026, to, but excluding, the final maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

The Republic further unconditionally promises to pay interest semi-annually in arrears on April 29 and October 29 of each year (each, an “Interest Payment Date ” and, together with the Principal Payment Date, a “Payment Date”), commencing October 29, 2026 on any outstanding portion of the unpaid principal amount hereof at a rate of 8.000% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from April 29, 2026 until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of April 28 and October 28 of each year (each, a “Record Date”); provided that if any of the Securities are held as Certificated Securities (as defined in Paragraph 1(d) in the reverse of this Global Security) then the “Record Date” shall be the date that is fifteen days prior to the Interest Payment Date. All amounts due in respect of principal or interest will be paid in U.S. dollars, calculated by The Bank of New York Mellon, as calculation agent, by converting the applicable Uruguayan peso amounts into U.S. dollars using the Average Transfer Exchange Rate (as defined in the Terms) on the applicable Rate Calculation Date (as defined in the Terms). This is a Global Security (as that term is defined in the Indenture referred to below) deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Security, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the United States as at the time of payment shall be legal tender for payment of public and private debts. The Republic, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Security.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Security and by acceptance hereof each Holder of this Global Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Security is issued in respect of an issue of Ps. 52,177,088,971 principal amount of 8.000% Global Bonds due 2035 of the Republic (the “Securities”) to be consolidated, form a single series and be fully fungible with the Republic’s outstanding 8.000% Global Bonds due 2035 issued on October 29, 2025, and is governed by (i) the Indenture dated as of October 27, 2015 (as amended, modified and/or supplemented from time to time, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Securities set forth on the reverse of this Global Security (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities (as defined in the Indenture) of the same Series issued under the Indenture and the Terms.

Upon any exchange of all or a portion of this Global Security for Certificated Securities in accordance with the Indenture, or any increase or decrease in the principal amount of this Global Security, such increase or decrease shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been manually executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

[Remainder of the page intentionally left in blank]

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IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated: August 5, 2026

REPÚBLICA ORIENTAL DEL URUGUAY

By:
Name:	Gabriel Oddone
Title:	Minister of Economy and Finance,
República Oriental del Uruguay

By:
Name:	Adriana Arosteguiberry
Title:	Accountant General of the Republic

[Signature Page – Global Bond]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated: August 5, 2026

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trustee

By:
Name: Glenn G. McKeever
Title: Vice President

[Signature Page – Global Bond]

Schedule A

Date of Increase or Decrease	Increase of Principal Amount of this Global Security	Decrease of Principal Amount of this Global Security	Remaining Principal Amount of this Global Security	Notation Made By

REVERSE OF SECURITIES

TERMS AND CONDITIONS OF THE SECURITIES

1. General. (a) This Security is one of a duly authorized Series of debt securities of the República Oriental del Uruguay (the “Republic”), designated as its 8.000% Ps. Global Bonds due 2035 (each Security of this Series a “Security” and collectively, the “Securities ”), and issued or to be issued in one or more Series pursuant to an Indenture dated as of October 27, 2015, between the Republic and The Bank of New York Mellon, as trustee (the “Trustee ”), as amended, modified and/or supplemented from time to time (the “Indenture”). The Holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the Indenture.

(b) The Securities constitute and will constitute direct, general, unconditional and unsubordinated Foreign Debt of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other Foreign Debt.

(c) The Securities were authorized and issued under Decree No. 174/026 dated July 21, 2026, of the Executive Power of the Republic, as such Decree may be supplemented or amended from time to time and the corresponding Resolution of the Ministry of Economy and Finance dated July 23, 2026.

(d) The Securities are in fully registered form, without coupons only in denominations of Ps.1,000 and integral multiples of Ps.1.00 in excess thereof. The Securities may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Securities, exchanges and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture and the Authorization. Any person in whose name a Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

(e) For purposes of all payments of interest, principal or other amounts contemplated herein:

“Average Transfer Exchange Rate” means the average, for the period of twenty Business Days ending two Business Days prior to any Payment Date (the “Rate Calculation Date”), of the bid-side interbank exchange rate for the conversion of Uruguayan pesos into U.S. dollars as published by Banco Central del Uruguay and which is available on Bloomberg by typing “USDUYU CBUY <CURNCY> HP <GO>”. If such exchange rate is not reported by Banco Central del Uruguay, then the Average Transfer Exchange Rate shall be determined by the calculation agent by calculating the average of the Alternative Rate for the twenty Business Days prior to any Rate Calculation Date.

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The “ Alternative Rate” shall mean the rate at which Uruguayan pesos can be converted into U.S. dollars as determined by polling HSBC Bank (Uruguay) S.A., Banco Itau Uruguay S.A., and Banco Santander (Uruguay) S.A., each located in Montevideo, Uruguay (collectively, the “Reference Banks”) at 16:00 Montevideo time, at the exchange rate for the professional market, by taking the arithmetic mean of the polled exchange rates. In the event that any of the Reference Banks cease to operate in the Republic, they shall be replaced by the Republic, for the purpose of determining the Alternative Rate, with subsidiaries or branches of other banks having similar characteristics.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in the City of New York (or in the city where the relevant paying or transfer agent is located); provided, however, that solely for the purposes of determining the Average Transfer Exchange Rate, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in Montevideo, Uruguay.

(f) For the purposes of this paragraph 1 and paragraphs 5 and 6 below, the following term shall have the meaning specified below:

“Foreign Debt” means obligations (other than the Securities) of, or guaranteed (whether by contract, statute or otherwise) by, the Republic or Banco Central del Uruguay for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the Holder thereof may be payable, in a currency other than the local currency of the Republic.

2. Payments. (a) The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts) on, the Securities and any other payments to be made by the Republic under the Securities and the Indenture, at the place or places, at the respective times and in the manner provided in the Securities and the Indenture. Principal of the Securities will be payable against surrender of such Securities at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by U.S. dollar check drawn on, or by transfer to a U.S. dollar account maintained by the Holder with, a bank located in New York City. Payment of interest or principal (including Additional Amounts (as defined below)) on Securities will be made to the persons in whose name such Securities are registered at the close of business on the applicable Record Date, whether or not such day is a Business Day, notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Republic shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Securities are registered as of a subsequent record date established by the Republic by notice, as provided in paragraph 12 of these Terms, by or on behalf of the Republic to the Holders of the Securities not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted

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interest. Notwithstanding the immediately preceding sentence, in the case where such interest, principal or premium, if any, (including Additional Amounts as defined below) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by the Republic. Payment of interest on Certificated Securities will be made (i) by a U.S. dollar check drawn on a bank in New York City mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least Ps. 30,000,000 in principal amount of Certificated Securities to the Trustee not later than the relevant Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Holder with a bank in New York City. Payment of interest on a Global Security will be made (i) by a U.S. dollar check drawn on a bank in New York City delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in New York City.

(b) In any case where the date of payment of the principal, interest or premium, if any, (including Additional Amounts) on, the Securities shall not be a Business Day, then payment of principal, interest or premium, if any, (including Additional Amounts) will be made on the next succeeding Business Day. Such payments will be deemed to have been made on the due date, and no interest on the Securities will accrue as a result of the delay in payment.

(c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal, interest or premium, if any, (including Additional Amounts) on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, interest or premium, if any, shall have become due and payable shall be repaid to or for the account of the Republic by the Trustee or such paying agent, upon the written request of the Republic and, to the extent permitted by law, the Holder of such Security shall thereafter look only to the Republic for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. The Republic shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Security until such time as the claims against the Republic for payment of such amounts shall have prescribed pursuant to paragraph 14 of these Terms.

(e) If the Republic at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Securities, the Republic will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of 8.000% per annum, together with Additional Amounts, if applicable.

3. Optional Redemption. (a) At any time on or after July 29, 2035 (three months prior to the maturity date of the Securities), the Republic may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but, excluding, the redemption date.

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(b) The Republic, at its own expense, shall give or cause the Trustee to give notice of any redemption, in the manner provided in paragraph 12 at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If the Republic itself gives the notice, it shall also deliver a copy to the Trustee. If the Republic elects to have the Trustee give notice of redemption, then the Republic shall deliver to the Trustee, at least five (5) days prior to the date the notice of redemption is to be delivered to the Holders (unless the Trustee is satisfied with a shorter period), an Officer’s Certificate requesting that the Trustee give notice of redemption and attaching the form of redemption notice. If the Republic elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Republic and at the Republic’s expense. A notice of redemption will specify the redemption date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Republic will not be obligated to redeem the Securities.

(c) In the event that fewer than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Securities are listed or if such securities exchange has no requirement governing redemption or the Securities are not then listed on a securities exchange, by lot or, in the case of Securities issued in global form, based on the applicable procedures of the Depositary. If Securities are redeemed in part, the remaining outstanding amount of any Security must be at least equal to Ps.1,000 and be an integral multiple of Ps.1.00.

(d) The Republic shall deposit with the Trustee or with a paying agent in New York an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Securities being redeemed in accordance with Section 3.4 of the Indenture.

(e) Unless the Republic defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities called for redemption.

4. Additional Amounts. (a) All payments by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction is required by law. If any such withholding or deduction is imposed or levied by or on behalf of the Republic, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), the Republic shall pay such additional amounts (“Additional Amounts”), as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Security having some present or former connection with the Republic other than merely being a Holder or beneficial owner of the Security or receiving payments of any nature on the Security or enforcing its rights in respect of the Security;

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(ii) imposed by reason of the failure of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, to comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence or identity or its connection with the Republic, or any political subdivision or taxing authority thereof or therein, if compliance with such requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that the Republic or the Republic’s agent has provided the Holders with written notice of such requirement at least 60 days’ prior to the date compliance with such requirement is necessary to obtain exemption from all or any portion of such withholding or deduction; or

(iii) imposed by reason of a Holder or beneficial owner of a Security, or any other person through which the Holder or beneficial owner holds a Security, having presented the Security for payment (where such presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Security for payment on the last day of such 30-day period.

As used in this paragraph 4(a), “Relevant Date ” in respect of any Security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 12 below that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder or in the Indenture shall be deemed to include any Additional Amounts which may be payable hereunder.

(b) No Additional Amounts shall be payable in respect of any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

(c) The Republic shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Relevant Taxes in respect of which the Republic has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the paying agents, as applicable, upon request therefor.

(d) The Republic shall pay any administrative, excise or similar taxes that arise under Uruguayan law and are related to the Securities. The Republic shall also indemnify the Holders against any administrative, excise or similar taxes resulting from the enforcement of the obligations of the Republic under the Securities following the occurrence of any Event of Default.

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(e) Unless the context otherwise requires, any reference in the Securities to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable as described in paragraph 4(a) above.

5. Negative Pledge Covenant of Republic. So long as any Security shall remain Outstanding or any amount payable by the Republic under the Indenture shall remain unpaid, the Republic agrees that the Republic will not create, incur, assume or suffer to exist any Lien (as defined below) (other than a Permitted Lien (as defined below)) on the assets or revenues of the Republic or Banco Central del Uruguay to secure Public Foreign Debt, unless the Republic causes such Lien to secure equally and ratably the obligations of the Republic with respect to the Securities.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the Indenture becomes effective or at any time thereafter.

“Permitted Liens” means: (i) any Lien on property to secure Public Foreign Debt arising in the ordinary course of business to finance export, import or other trade transactions, which Public Foreign Debt matures (after giving effect to all renewals and refinancings thereof) not more than one year after the date on which such Public Foreign Debt was originally incurred; (ii) any Lien on property to secure Public Foreign Debt incurred solely for the purpose of financing any acquisition by the Republic (or, in the case of Public Foreign Debt guaranteed by the Republic, the obligor in respect of such debt) of such property, and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original financing without any increase in the amount thereof; (iii) any Lien on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with Public Foreign Debt, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities); (iv) any Lien existing on property at the time of acquisition and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the financing secured by such Lien at the time of such acquisition without increase in the amount thereof; (v) any Lien on property created pursuant to the Collateral Pledge Agreement dated as of February 19, 1991 made by Banco Central del Uruguay in favor of the Federal Reserve Bank of New York, as collateral agent, to secure the Series A and Series B Collateralized Rate Fixed Rate Notes due 2021; (vi) any Lien in existence as of October 29, 2025; and (vii) any Lien securing Public Foreign Debt incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the Holders of such Public Foreign Debt agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public Foreign Debt and (b) the property over which such Lien is granted consists solely of such assets and revenues.

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“ Public Foreign Debt” means any Foreign Debt that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

6. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of or interest or Additional Amounts on any of the Securities as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and continuance of such default for 30 days; or

(b) failure on the part of the Republic duly to observe or perform any of the covenants or agreements provided herein or in the Indenture (in each case, other than those referred to in (a) above) for a period of 60 days after the date on which written notice thereof requiring the Republic to remedy the same shall have been given to the Republic by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

(c) (i) the Republic shall fail to make any payment in respect of Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) when and as the same shall become due and payable, if such failure shall continue for more than the period of grace, if any, originally applicable thereto or (ii) Public Foreign Debt of the Republic issued, or amended as to payment terms, on or after April 10, 2003 having an aggregate principal amount of not less than U.S.$60,000,000 (or its equivalent in other currencies) shall become due and payable due to acceleration upon an event of default and such acceleration shall not have been rescinded or annulled; or

(d) the Republic or a court of proper jurisdiction shall declare a general suspension of payments or a moratorium on payment of the Republic’s Public Foreign Debt issued, or amended as to payment terms, on or after April 10, 2003; or

(e) the validity of the Securities shall be contested in a formal administrative, legislative or judicial proceeding by the Republic or any legislative, executive or judicial body or official of the Republic which is authorized in each case by law to do so and, acting alone or together with another such body or official, has the legal power and authority to declare the Securities invalid or unenforceable, or the Republic shall deny any of its obligations thereunder to any of the Holders, or any constitutional provision, treaty, convention, law, regulation, official communique, decree, ordinance or policy of the Republic, or any final decision by any court in the Republic having jurisdiction, shall purport to render any material provision of the Securities invalid or unenforceable or shall purport to prevent or delay the performance or observance by the Republic of any of their respective material obligations hereunder to any of the Holders; or

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(f) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable the Republic to make or perform its respective material obligations under the Securities, or the validity or enforceability thereof, shall expire, be withheld, revoked, terminated or otherwise cease to remain in full force and effect, or shall be modified in a manner which adversely affects any rights or claims of any of the Holders; or

(g) any writ, execution, attachment or similar process shall be levied against all or any substantial part of the assets of the Republic in connection with any judgment for the payment of money exceeding U.S.$60,000,000 (or its equivalent in other currencies) and shall remain unsatisfied, undischarged and in effect for a period of 45 consecutive days without a stay of execution, unless such judgment is adequately bonded or is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against such assets; or

(h) the adoption of any applicable law, rule or regulation or any change therein which shall make it unlawful for the Republic to comply with paragraph 4(a) hereof; or

(i) the Republic shall cease to be a member of the International Monetary Fund; then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Securities to the Republic with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to such date all Events of Default in respect of all the Securities shall have been cured; provided that if, at any time after the principal of the Securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Securities, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Security at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the reasonable compensation to the Demanding Holders, the Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders and the Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Securities then Outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 6 need not be taken at a meeting pursuant to paragraph 7 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 6 are subject to Article Four of the Indenture.

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7. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Securities and actions taken by written consent of the Holders of Securities.

8. Replacement, Exchange and Transfer of the Securities. (a)Upon the terms and subject to the conditions set forth in the Indenture, in case any Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Republic in its discretion may execute, and upon the request of the Republic, the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Security. In every case, the applicant for a substitute Security shall furnish to the Republic and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Republic or the Trustee harmless and, in every case of destruction, loss, theft or evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substitute Security, the Holder of such Security, if so requested by the Republic, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Security.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security or Securities may be exchanged for an equal aggregate principal amount of Certificated Securities in different authorized denominations and a beneficial interest in a Global Security may be exchanged for an equal aggregate principal amount of Certificated Securities in authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Security by the Holder or Holders surrendering the Security or Securities for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Securities will only be issued in exchange for interests in a Global Security pursuant to Section 2.5(e) of the Indenture. The exchange of the Securities will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 8(e) hereof, a Certificated Security may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Security for transfer at the Corporate Trust Office, at the office of any paying agent or at any other office acceptable to the Trustee, accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Securities will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 8 will be borne by the Republic, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Security. Registration of the transfer of a Security by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Republic.

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(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Security during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Securities.

9. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

10. Paying Agents; Transfer Agents; Registrar. The Republic has initially appointed the Trustee as its paying agent, transfer agent and registrar. The Republic may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Securities are Outstanding the Republic will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Securities may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 12 hereof.

11. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Securities of any Series shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Securities, or for any other remedy hereunder or under the Securities, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Securities of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Securities of a Series with every other Holder of Securities of such Series and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such Series. For the protection and enforcement of this paragraph 11, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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12. Notices. The Republic, or the Trustee, as the case may be, will mail any notices to the Holders of the Certificated Securities at their registered addresses as reflected in the Register maintained by the registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the Holders of a Global Security in accordance with the procedures and practices of the Depositary and such notices shall be deemed given upon actual receipt thereof by the Depositary. In addition, the Republic will publish notices to Holders of the Securities by means of press releases published in an international news service. If and so long as the Securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, the Republic will publish notices to Holders in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) or on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

13. Further Issues of Securities. The Republic may from time to time, without the consent of Holders of the Securities, create and issue additional Securities having the same Terms as the Securities in all respects, except for issue date, issue price and the first payment on the Securities; provided, however, that any additional Securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the Securities, (b) in a “qualified reopening” of the Securities; or (c) with no greater amount of original issue discount than the previously Outstanding Securities as of the date of the issue of such additional Securities, unless such additional Securities have a separate CUSIP, ISIN or other identifying number from the previously Outstanding Securities. Such Additional Securities will be consolidated with and will form a single Series with the previously Outstanding Securities.

14. Prescription. All claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on, the Securities (including Additional Amounts) will become void unless made within four years of the date on which that payment first became due, or a shorter period of time if provided by law.

15. Authentication. This Security shall not become valid or obligatory until the certificate of authentication hereon shall have been manually signed by the Trustee or its agent.

16. Governing Law. (a) The Indenture will be governed by and construed in accordance with the laws of the State of New York. This Security will be governed by and construed in accordance with the laws of the State of New York.

(b) The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Securities, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of

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such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints Consul General of the Republic in New York (the “Authorized Agent”), with an office on the date hereof at 633 Third Avenue, Suite 13G, New York, New York, 10017 United States of America, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Republic, in care of the Authorized Agent at the address specified above for the Authorized Agent, and the Republic hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 9.4 of the Indenture. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing in this paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(d) To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under the Securities. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under the Securities. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this paragraph 16(d) shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States (the “Immunities Act”) and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the United States federal securities laws or any state securities laws, and the Republic’s appointment of the Authorized Agent does not extend to such actions.

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(e) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice that requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the Securities, the posting of any bond or the furnishing, directly or indirectly, of any other security.

17. Indemnification for Foreign Exchange Fluctuations. The obligation of Republic to any Holder under the Securities that has obtained a court judgment affecting the Securities shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Security is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, the Republic agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Republic such excess, provided that such Holder shall not have any obligation to pay any such excess as long as a default by the Republic in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

18. Warranty of the Republic. Subject to paragraph 15, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

19. Descriptive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

20. Modifications. (a) Any Modification to the Securities or the Indenture insofar as it affects the Securities shall be made in accordance with Article Ten and Article Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 20 will be conclusive and binding on all Holders of the Securities, and on all future Holders of the Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Security.

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